Exhibit 10.2

Participation Agreement, dated as of August 1, 2003, among the Company, Wachovia Development Corporation, as the Borrower and the Lessor, the Lenders and Wachovia Bank, National Association, as Agent for the Lenders and Secured Parties.

PARTICIPATION AGREEMENT

Dated as of August 1, 2003

among

THE PEP BOYS - MANNY, MOE & JACK
THE PEP BOYS MANNY MOE & JACK OF CALIFORNIA
PEP BOYS - MANNY, MOE & JACK OF DELAWARE, INC.

as the Lessee,

THE VARIOUS PARTIES HERETO FROM TIME TO TIME, as the Guarantors


WACHOVIA DEVELOPMENT CORPORATION,
as the Borrower and as the Lessor


THE VARIOUS BANKS AND OTHER LENDING INSTITUTIONS WHICH ARE PARTIES HERETO FROM TIME TO TIME, as the Lenders,

and


WACHOVIA BANK, NATIONAL ASSOCIATION,
as the Agent for the Lenders
and respecting the Security Documents,
as the Agent for the Secured Parties







TABLE OF CONTENTS

Page

SECTION 1.  THE FINANCING.                                                    1
SECTION 2.  CONTINUATION OF LEASE FACILITY.                                   2
SECTION 3.  SUMMARY OF TRANSACTIONS.                                          2
3.1.    Operative Agreements.                                                 2
3.2.    Lease of Property; Refinance of Indebtedness.                         2
SECTION 4.  THE CLOSINGS.                                                     3
SECTION 5.  CLOSING CONDITIONS.                                               3
5.1.    General.                                                              3
5.2.    Procedures for Funding.                                               3
5.3.    Conditions Precedent for the Lessor, the Agent and the Lenders
         Relating to the Loans and Lessor Advance on the Closing Date.        4
5.4.    [Intentionally Reserved].                                             7
5.5.    [Intentionally Reserved].                                             7
5.6.    [Intentionally Reserved].                                             7
5.7.    [Intentionally Reserved].                                             7
5.8.    Payments.                                                             8
SECTION 5B.  LESSOR ADVANCE                                                   8
5B.1.   Procedure for Lessor Advance.                                         8
5B.2.   Lessor Yield.                                                         8
5B.3.   Scheduled Return of Lessor Advance.                                   9
5B.4.   Early Return of Lessor Advance.                                       9
5B.5.   Computation of Yield.                                                 9
5B.6.   Conversion and Continuation Options.                                 10
SECTION 6.  REPRESENTATIONS AND WARRANTIES.                                  10
6.1.    Representations and Warranties of the Borrower.                      10
6.2.    Representations and Warranties of Each Credit Party.                 12
SECTION 6B.  GUARANTY                                                        15
6B.1.   Guaranty of Payment and Performance.                                 15
6B.2.   Obligations Unconditional.                                           16
6B.3.   Modifications.                                                       17
6B.4.   Waiver of Rights.                                                    17
6B.5.   Reinstatement.                                                       18
6B.6.   Remedies.                                                            18
6B.7.   Limitation of Guaranty.                                              18
SECTION 7.  PAYMENT OF CERTAIN EXPENSES.                                     19
7.1.    Transaction Expenses.                                                19
7.2.    Brokers' Fees.                                                       19
7.3.    Certain Fees and Expenses.                                           19
7.4.    [Intentionally Reserved].                                            20
7.5.    Administrative and Up Front Fees.                                    20
SECTION 8.  OTHER COVENANTS AND AGREEMENTS.                                  20
8.1.    Cooperation with Lessee.                                             20
8.2.    Covenants of the Lessor.                                             21
8.3.    Credit Party Covenants, Consent and Acknowledgment.                  23
8.4.    Sharing of Certain Payments.                                         25
8.5.    Grant of Easements, etc.                                             26
8.6.    Appointment by the Agent, the Lenders and the Lessor.                26
8.7.    Collection and Allocation of Payments and Other Amounts.             27
8.8.    Release of Properties, etc.                                          30
8.9.    Lessee.                                                              30
8.10.   Distribution of Proceeds from the Properties.                        30
8.11.   Limitation of Lessor's Obligations.                                  31
8.12.   No Representations or Warranties as to the Property or
         Operative Agreements.                                               32
8.13.   Reliance; Advice of Counsel.                                         32
8.14.   Delayed Recordation of Certain Memoranda of the
         Lease and Certain Lease Supplements.                                33
SECTION 9.  CREDIT AGREEMENT AND TRUST AGREEMENT.                            33
9.1.    The Lessee's Credit Agreement Rights.                                33
9.2.    [Intentionally Reserved].                                            33
SECTION 10.  TRANSFER OF INTEREST.                                           33
10.1.   Restrictions on Transfer.                                            33
10.2.   Effect of Transfer.                                                  36
SECTION 11.  INDEMNIFICATION.                                                36
11.1.   General Indemnity.                                                   36
11.2.   General Tax Indemnity.                                               39
11.3.   Increased Costs, Illegality, etc.                                    43
11.4.   Funding/Contribution Indemnity.                                      45
11.5.   EXPRESS INDEMNIFICATION FOR ORDINARY NEGLIGENCE, STRICT LIABILITY,
         ETC.                                                                46
SECTION 12.  MISCELLANEOUS.                                                  46
12.1.   Survival of Agreements.                                              46
12.2.   Notices.                                                             47
12.3.   Counterparts.                                                        48
12.4.   Terminations, Amendments, Waivers, Etc.; Unanimous Vote Matters.     49
12.5.   Headings, etc.                                                       49
12.6.   Parties in Interest.                                                 49
12.7.   GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL;
         VENUE.                                                              49
12.8.   Severability.                                                        50
12.9.   Liability Limited.                                                   50
12.10.  Rights of the Credit Parties.                                        51
12.11.  Further Assurances.                                                  51
12.12.  Calculations under Operative Agreements.                             52
12.13.  Confidentiality.                                                     52
12.14.  Financial Reporting/Tax Characterization.                            53
12.15.  Set-off.                                                             53
12.16.  Approval of Exhibits.                                                54
12.17.  Filing of Security Documents.                                        54


SCHEDULE 1      -       Repayment of Tranche B Loans

EXHIBITS

A - Form of Requisition - Sections 4.2, 5.2, 5.3 and 5.4

B - Form of Outside Counsel Opinion for the Lessee - Section 5.3(j)

C - [Intentionally Reserved]

D- Form of Secretary's Certificate - Section 5.3(x)

E - Form of Officer's Certificate - Section 5.3(z)

F - Form of Secretary's Certificate - Section 5.3(aa)

G - Form of Outside Counsel Opinion for the Lessor - Section 5.3(bb)

H - Form of Outside Counsel Opinion for the Lessee - Section 5.3(cc)

I - [Intentionally Reserved]

J - [Intentionally Reserved]

K - Description of Material Litigation - Section 6.2(d)

L - State of Incorporation/Formation and Principal Place of Business of Each
     Guarantor - Section 6.3(i)

M - Property Cost Certificate

N - Intercreditor Agreement

Appendix A - Rules of Usage and Definitions

PARTICIPATION AGREEMENT


        THIS PARTICIPATION AGREEMENT dated as of August 1, 2003 (as amended, modified, extended, supplemented, restated and/or replaced from time to time, this "Agreement") is by and among THE PEP BOYS - MANNY, MOE & JACK a Pennsylvania corporation, THE PEP BOYS MANNY MOE & JACK OF CALIFORNIA, a California corporation and PEP BOYS - MANNY, MOE & JACK OF DELAWARE, INC., a Delaware corporation (jointly and severally, the "Lessee"); THE PEP BOYS - MANNY, MOE & JACK and the various parties hereto from time to time as guarantors (subject to the definition of Guarantors in Appendix A hereto, individually, a "Guarantor" and collectively, the "Guarantors"); WACHOVIA DEVELOPMENT CORPORATION, a North Carolina corporation, (the "Borrower" or the "Lessor"); the various banks and other lending institutions which are parties hereto from time to time as lenders (subject to the definition of Lenders in Appendix A hereto, individually, a "Lender" and collectively, the "Lenders"); and WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, as the agent for the Lessor and the Lenders and respecting the Security Documents, as the agent for the Secured Parties (in such capacity, the "Agent"). Capitalized terms used but not otherwise defined in this Agreement shall have the meanings set forth in Appendix A hereto.

        In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:


SECTION 1.  THE FINANCING.

        Subject to the terms and conditions of this Agreement and the other Operative Agreements and in reliance on the representations and warranties of each of the parties hereto contained herein or made pursuant hereto, the Financing Parties have agreed to (i) make the Lessor Advance (in the case of the Lessor) and (ii) refinance the Existing Notes (in the case of the Lenders) on the Closing Date pursuant to the terms of this Agreement, the Credit Agreement, and the other Operative Agreements in an aggregate principal amount of up to the aggregate amount of the Commitments in order for the Lessor to acquire (through an assumption of the obligations under the Existing Notes and an assignment of the Existing Holders Certificates, a payoff of a portion of the loans evidenced by the Existing Notes, a termination of the Trust, an assignment to Lessor of all of the Trust's right, title and interest in and to the Property and an assumption of the Trust's obligations under the other Existing Operative Agreements) title to the Property, and pay certain Transaction Expenses in connection therewith and in consideration of the refinancing of the loans evidenced by the Existing Notes, the Lessor will issue the Notes. The obligations of the Lessee to the Lessor and the obligations of the Borrower to the Lenders under the Operative Agreements shall be secured by the Property.


SECTION 2.  CONTINUATION OF LEASE FACILITY.

        Each party hereto agrees that the Operative Agreements amend, restate and replace the Existing Operative Agreements. Each of the parties hereto agrees that (a) the proceeds from the Lessor Advance shall be used by the Lessor to purchase and receive an assignment of the holder certificates outstanding pursuant to the Existing Operative Agreements (the "Existing Holder Certificates") and to prepay a portion of the notes outstanding pursuant to the Existing Operative Agreements (the "Existing Notes"), (b) the Lenders will purchase and receive an assignment of the Existing Notes and shall refinance the loans evidenced thereby pursuant to the terms of the Credit Agreement and the other Operative Agreements, (c) the obligations owing to the Lessor with respect to the Lessor Advance shall be evidenced by Section 5B of this Agreement and pursuant to the terms and conditions of the Operative Agreements and (d) the Operative Agreements shall amend and restate the Existing Operative Agreements. In accordance with the Operative Agreements, the parties to this Agreement agree that the Lessor is permitted to (i) acquire the beneficial interest in the Trust through an assumption of the obligations under the Existing Notes and an assignment of the Existing Holder Certificates and an assumption of the Trust's obligations under the other Existing Operative Agreements, (ii) take all necessary action to evidence the Lessor's ownership of the Property, including terminating the Trust and (iii) enter into and perform its obligations pursuant to the Assignment and Recharacterization Agreement.


SECTION 3.  SUMMARY OF TRANSACTIONS.

3.1.    Operative Agreements.

        On the Closing Date, each of the respective parties hereto and thereto shall execute and deliver this Agreement, the Lease, the Credit Agreement, the Notes, the Security Agreement, each applicable Mortgage Instrument and such other documents, instruments, certificates and opinions of counsel as agreed to by the parties hereto.

3.2.    Lease of Property; Refinance of Indebtedness.

        On the Closing Date and subject to the terms and conditions of this Agreement (a) the Lenders will refinance the Existing Notes in accordance with
Section 5 of this Agreement and the terms and provisions of the Credit Agreement, (b) the Lessor will make a Lessor Advance in accordance with Sections 5 and 5B of this Agreement, (c) the Lessor shall acquire, through an assumption of the obligations under the Existing Notes and an assignment of the Existing Holder Certificates, a termination of the Trust, and an assumption of the Trust's obligations under the Existing Operative Agreements, title to each applicable Property, identified by the Lessee, in each case pursuant to a Bill of Sale and Deed and grant the Agent (on behalf of the Secured Parties) a lien on the Property by execution of the required Security Documents, (d) the Agent, the Lessee and the Lessor shall execute and deliver an amended and restated Lease Supplement relating to the Property acquired as of the Closing Date and
(e) the Term shall commence with respect to the Property.


SECTION 4.  THE CLOSINGS.


        All documents and instruments required to be delivered on the Closing Date shall be delivered at the offices of Moore & Van Allen PLLC, Charlotte, North Carolina, or at such other location as may be determined by the Lessor, the Agent and the Lessee.

        Lessee shall deliver to the Agent an irrevocable requisition (a "Requisition") in accordance with Section 5.2, in the form attached hereto as EXHIBIT A or in such other form as is satisfactory to the Agent, in its reasonable discretion, in connection with (a) the Transaction Expenses and (b) the Loans and the Lessor Advances to be extended on the Closing Date.

SECTION 5.  CLOSING CONDITIONS.

5.1.    General.

To the extent funds have been made available to or by the Lessor pursuant to this Section 5, the Lessor will use such funds in accordance with the terms and conditions of this Agreement and the other Operative Agreements (i) at the direction of Lessee to acquire title to the Property in accordance with the terms of this Agreement and the other Operative Agreements, and (ii) to pay Transaction Expenses, fees, expenses and other disbursements payable by the Lessor under Section 7.

5.2.    Procedures for Funding.

                (a) Lessee shall deliver to the Agent, prior to 12:00 Noon Charlotte, North Carolina time at least three (3) Business Days prior to the Closing Date, a Requisition as described in Section 4 hereof and Agent shall promptly provide copies thereof to Lenders.

                (b) Subject to the satisfaction of the conditions precedent set forth in Section 5.3 on the Closing Date (i) the Lenders shall refinance the Loans based on their respective Lender Commitments to the Lessor in an aggregate amount equal to ninety?five percent (95%) of the Requested Funds specified in the Requisition (ratably between the Tranche A Lenders and the Tranche B Lenders with the Tranche A Lenders funding seventy?five percent (75%) of the Requested Funds and the Tranche B Lenders funding twenty percent (20%) of the Requested Funds), up to an aggregate principal amount equal to the aggregate of the Lender Commitments; (ii) the Lessor shall make a Lessor Advance based on its Lessor Commitment in an aggregate amount equal to five percent (5%) of the amounts requested in the Requisition, up to the aggregate advanced amount equal to the aggregate of the Lessor Commitment; and (iii) the total amount of such Loans assumed and the Lessor Advance made on the Closing Date shall be used by the Lessor to acquire title to the Property, prepay a portion of the loans evidenced by the Existing Notes and to pay the Transaction Expenses related thereto.

                (c)     [Intentionally Reserved]

                (d) All Operative Agreements which are to be delivered to the Lessor, the Agent or the Lenders shall be delivered to the Agent, on behalf of the Lessor, the Agent or the Lenders, and such items (except for the Notes, with respect to which there shall be only one original) shall be delivered with originals sufficient for the Lessor, the Agent and each Lender. All other items which are to be delivered to the Lessor, the Agent or the Lenders shall be delivered to the Agent, on behalf of the Lessor, the Agent or the Lenders, and such other items shall be held by the Agent. To the extent any such other items are requested in writing from time to time by the Lessor or any Lender, the Agent shall provide a copy of such item to the party requesting it.

5.3.    Conditions Precedent for the Lessor, the Agent and the Lenders Relating

        to the Loans and Lessor Advance on the Closing Date.

The obligations on the Closing Date, of the Lessor, the Agent and the Lenders to enter into the transactions contemplated by this Agreement, including without limitation the obligation to execute and deliver the applicable Operative Agreements to which each is a party are subject to the satisfaction or waiver of the following conditions precedent on or prior to the Closing Date, as the case may be:

                (a) the correctness of the representations and warranties of the parties to this Agreement contained herein, in each of the other Operative Agreements and each certificate delivered pursuant to any Operative Agreement (including without limitation the Incorporated Representations and Warranties);

                (b) the performance by the parties to this Agreement of their respective agreements contained herein and in the other Operative Agreements to be performed by them on or prior to the Closing Date;

                (c) the Agent shall have received a fully executed counterpart copy of the Requisition, appropriately completed;

                (d) title to each such Property shall conform to the representations and warranties set forth in Section 6.2(l) hereof;

                (e) the relevant Lessee shall have delivered to the Agent a good standing certificate for Lessee in the state where each Property is located.

                (f) there shall not have occurred and be continuing any Default or Event of Default under any of the Operative Agreements and no Default or Event of Default under any of the Operative Agreements will have occurred after giving effect to the Advance requested by the Requisition;

                (g) Lessee shall have delivered to the Agent title insurance commitments to issue policies respecting each such Property, with such endorsements as the Agent deems reasonably necessary, in favor of the Lessor and the Agent from a title insurance company reasonably acceptable to the Agent, but only with such title exceptions thereto as are acceptable to the Agent;

                (h) Lessee shall have delivered to the Agent an environmental insurance policy providing coverage for each such Property, in form and substance reasonably acceptable to the Agent;

                (i) Lessee shall have delivered to the Agent a survey (with a flood hazard certification) respecting each Property prepared by (i) an independent recognized professional acceptable to the Agent and (ii) in a manner and including such information as is required by the Agent;

                (j) Lessee shall have caused to be delivered to the Agent a legal opinion in the form attached hereto as EXHIBIT B or in such other form as is acceptable to the Agent with respect to local law real property issues respecting the state in which each such Property is located addressed to the Lessor, the Agent and the Lenders, from counsel located in the state where each such Property is located, prepared by counsel acceptable to the Agent and a separate flood hazard certificate respecting the Property prepared by an independent recognized professional acceptable to the Agent;

                (k) Each of the parties hereto shall agree to the Loan Property Cost, the Lessor Property Cost and the Property Cost for each Property and such amounts for each Property shall be contained on Exhibit M attached hereto.

                (l) Lessee shall have delivered to the Agent invoices for, or other reasonably satisfactory evidence of, the various Transaction Expenses and other fees, expenses and disbursements referenced in Section 7.1 of this Agreement, as appropriate;

                (m) Lessee shall have caused to be delivered to the Agent Mortgage Instruments (in such form as is acceptable to the Agent, with revisions as necessary to conform to applicable state law), Lessor Financing Statements and Lender Financing Statements respecting each such Property, all fully executed and in recordable form;

                (n) Lessee shall have delivered to the Agent with respect to each such Property a Lease Supplement and a memorandum (or short form lease) regarding the Lease and such Lease Supplement (such memorandum or short form lease to be in the form attached to the Lease as EXHIBIT B or in such other form as is acceptable to the Agent, with modifications as necessary to conform to applicable state law, and in form suitable for recording);

                (o) Lessee shall have caused all of the conditions precedent to the initial loans under the Lessee Credit Agreement to be satisfied or waived in writing;

                (p)     [Intentionally Reserved];

                (q) Lessee shall have provided evidence to the Agent proof of insurance with respect to the Property as provided in the Lease;

                (r) Lessee shall have caused an Appraisal regarding the Property to be provided to the Agent from an appraiser selected by the Agent and the other Financing Parties and the aggregate amount of such Appraisal shall be acceptable to the Agent;

                (s) Lessee shall cause (i) Uniform Commercial Code lien searches, tax lien searches and judgment lien searches regarding the Lessee to be conducted (and copies thereof to be delivered to the Agent) in such jurisdictions as determined by the Agent by a nationally recognized search company acceptable to the Agent and (ii) the liens referenced in such lien searches which are objectionable to the Agent to be either removed or otherwise handled in a manner reasonably satisfactory to the Agent;

                (t) all taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of the Operative Agreements and/or documents related thereto shall have been paid or provisions for such payment shall have been made to the reasonable satisfaction of the Agent;

                (u)     [Intentionally Reserved];

                (v) since the date of the most recent audited financial statements (as delivered pursuant to the requirements of the Lessee Credit Agreement) of the Credit Parties (on a consolidated basis), there shall not have occurred any event, condition or state of facts which shall have or could reasonably be expected to have a Material Adverse Effect, other than as specifically contemplated by the Operative Agreements;

                (w)     [Intentionally Reserved];

                (x) the Agent shall have received (i) a certificate of the Secretary or an Assistant Secretary of each Credit Party, dated as of the Closing Date, in the form attached hereto as EXHIBIT D or in such other form as is acceptable to the Agent attaching and certifying as to (1) the resolutions of the Board of Directors of such Credit Party duly authorizing the execution, delivery and performance by such Credit Party of each of the Operative Agreements to which it is or will be a party, (2) the articles of incorporation of such Credit Party certified as of a recent date by the Secretary of State of its state of incorporation and its by-laws and (3) the incumbency and signature of persons authorized to execute and deliver on behalf of such Credit Party the Operative Agreements to which it is or will be a party and (ii) a good standing certificate (or local equivalent) from the respective states where such Credit Party is incorporated and where the principal place of business of such Credit Party is located as to its good standing in each such state. To the extent any Credit Party is a partnership, a limited liability company or is otherwise organized, such Person shall deliver to the Agent (in form and substance satisfactory to the Agent) as of the Closing Date (A) a certificate regarding such Person and any corporate general partners covering the matters described in EXHIBIT D and (B) a good standing certificate, a certificate of limited partnership or a local equivalent of either the foregoing as applicable;

                (y)     [Intentionally Reserved];

                (z) the Agent shall have received an Officer's Certificate of the Lessor dated as of the Closing Date in the form attached hereto as EXHIBIT E or in such other form as is reasonably acceptable to the Agent, stating that (i) each and every representation and warranty of the Lessor contained in the Operative Agreements to which it is a party is true and correct on and as of the Closing Date, (ii) each Operative Agreement to which the Lessor is a party is in full force and effect with respect to it and (iii) the Lessor has duly performed and complied in all material respects with all covenants, agreements and conditions contained herein or in any Operative Agreement required to be performed or complied with by it on or prior to the Closing Date;

                (aa) the Agent shall have received (i) a certificate of the Secretary or Assistant Secretary of the Lessor in the form attached hereto as EXHIBIT F or in such other form as is acceptable to the Agent, attaching and certifying as to (A) the signing resolutions duly authorizing the execution, delivery and performance by the Lessor of each of the Operative Agreements to which it is or will be a party, (B) its articles of incorporation, certified as of a recent date by the Secretary of State of North Carolina, and its by-laws and (C) the incumbency and signature of persons authorized to execute and deliver on its behalf the Operative Agreements to which it is a party and (ii) a good standing certificate from the Secretary of State of North Carolina;

                (bb) counsel for the Lessor acceptable to the Agent shall have issued to the Lessee, the Lenders and the Agent its opinion in the form attached hereto as EXHIBIT G or in such other form as is reasonably acceptable to the Agent;

                (cc) Lessee shall have caused to be delivered to the Agent a legal opinion in the form attached hereto as EXHIBIT H or in such other form as is reasonably acceptable to the Agent, addressed to the Lessor, the Agent and the Lenders, from counsel acceptable to the Agent; and

                (dd) no Casualty and no Condemnation respecting the Property shall have occurred and no action shall be pending or threatened by a Governmental Authority to initiate a Condemnation with respect to the Property.

5.4.    [Intentionally Reserved].

5.5.    [Intentionally Reserved].

5.6.    [Intentionally Reserved].

5.7.    [Intentionally Reserved].

5.8.    Payments.

        All payments of principal, interest, Lessor Advances, Lessor Yield and other amounts to be paid by Lessee under this Agreement or the Lease (including, without limitation, Rent, damages, payments in respect of the Termination Value and other amounts) or any other Operative Agreements (excluding Excepted Payments which shall be paid directly to the party to whom such payments are owed) shall be paid by or on behalf of Lessee to the Agent at the office designated by the Agent from time to time in Dollars and in immediately available funds, without setoff, deduction, or counterclaim. Subject to the definition of "Interest Period" in Appendix A attached hereto, whenever any payment under this Agreement or any other Operative Agreements shall be stated to be due on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time in such case shall be included in the computation of interest, Lessor Yield and fees payable pursuant to the Operative Agreements, as applicable and as the case may be.

SECTION 5B.  LESSOR ADVANCE

5B.1.   Procedure for Lessor Advance.

(a) Upon receipt from Lessee by the Agent of the Requisition, and subject to the terms and conditions of the Participation Agreement, the Agent shall request from Lessor the Lessor Advance and Lessor shall make such Lessor Advance under its Lessor Commitment, on the Closing Date, pursuant to Section 5 hereof.

(b) Upon receipt of any such notice delivered pursuant to Section 5B.1(a), Lessor shall make the amount of its Lessor Advance available to the Agent at the office of the Agent referred to in Section 12.2 of the Participation Agreement (or at such other address as may be identified by the Agent from time to time) on the Closing Date in funds immediately available.

5B.2.   Lessor Yield.

(a) Lessor Advances shall bear yield calculated at the rate of Lessor Yield applicable from time to time. Payment of Lessor Yield shall be made in arrears on each Scheduled Interest Payment Date occurring after the Closing Date or as otherwise provided herein or in Section 2.6 of the Credit Agreement or Section
8.7 of the Participation Agreement.

(b) If (i) an Event of Default has occurred and is continuing or (ii) all or a portion of Lessor Yield shall not be received by the Lessor when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount and the Lessor Advance shall, without limiting the rights of the Lessor hereunder or under any Operative Agreement, bear interest at the Lessor Overdue Rate, in each case from the date of nonpayment until all such overdue amounts are paid in full and no Event of Default is continuing (whether after or before judgment) and all such amounts shall be paid upon demand.

5B.3.   Scheduled Return of Lessor Advance.

        The outstanding amount of the Lessor Advance shall be due in full on the Maturity Date. On the Expiration Date, subject to the terms of the Participation Agreement, the Lessor (or the Agent on behalf of the Lessor) shall receive from the Lessee as Basic Rent under the Lease, the outstanding amount of the Lessor Advance then due, together with all accrued but unpaid Lessor Yield and all other amounts due to Lessor under the Operative Agreements.

5B.4.   Early Return of Lessor Advance.

        (a) Subject to Sections 11.2(e), 11.3 and 11.4 of the Participation Agreement, the Lessor Advance may be prepaid by the Lessee as a payment of Supplemental Rent, in whole or in part, without premium or penalty, upon at least three (3) Business Days' irrevocable notice to the Agent, specifying the date and amount of prepayment. Upon receipt of such notice, the Agent shall promptly notify the Lessor thereof. If such notice is given, the amount specified in such notice shall be due and payable on the date specified therein. Amounts prepaid shall not be re-advanced.

        (b) If on any date the Agent or the Lessor shall receive any payment in respect of (i) any Casualty, Condemnation or Environmental Violation pursuant to Sections 15.1(a) or 15.1(g) or Article XVI of the Lease (excluding any payments in respect thereof which are payable to Lessee in accordance with the Lease), or (ii) the Termination Value of any Property in connection with the delivery of a Termination Notice pursuant to Article XVI of the Lease, or
(iii) the Termination Value of any Property or such other applicable amount in connection with the exercise of a Purchase Option under Article XX of the Lease or the exercise of the option of the Lessor to transfer the Properties to the Lessee pursuant to Section 20.3 of the Lease then in each case, the Lessor shall receive proceeds in accordance with Section 8.7(b) hereof.

        (c)     Each prepayment of the Lessor Advance pursuant to Section 5B.4
(a) shall be allocated to reduce the respective Lessor Property Costs of all Properties pro rata. Each prepayment of the Lessor Advance pursuant to Section 5B.4(b) shall be allocated to reduce the Lessor Property Cost of the Property or Properties subject to the respective Casualty, Condemnation, Environmental Violation, termination, purchase, transfer or other circumstance giving rise to such prepayment. Any amounts applied to reduce the Lessor Property Cost of any Property pursuant to this paragraph (c) shall also be applied to reduce the Loan Property Cost of such Property until such Loan Property Cost has been reduced to zero (0).

5B.5.   Computation of Yield.

        (a) Lessor Yield shall be calculated on the basis of a year of three hundred sixty (360) days for the actual days elapsed. Any change in the Lessor Yield resulting from a change in the ABR or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective.

        (b) Pursuant to Section 12.12 of the Participation Agreement, the calculation of Lessor Yield under this Section 5B.5 shall be made by the Agent. Each determination of a Lessor Yield rate by the Agent shall be conclusive and binding on the Lessor in the absence of manifest error and unless otherwise specified, such determination shall be effective as of the first day of the month.

        (c) If the Eurodollar Rate cannot be determined by the Agent in the manner specified in the definition of the term "Eurodollar Rate", the Agent shall give or cause to be given telecopy or telephonic notice thereof to the Lessor as soon as practicable. Commencing on the Scheduled Interest Payment Date next occurring after the delivery of such notice and continuing until such time as the Eurodollar Rate can be determined by the Agent in the manner specified in the definition of such term, all outstanding Lessor Advances shall bear a yield at the ABR plus the Applicable Percentage. Until such time as the Eurodollar Rate can be determined by the Agent in the manner specified in the definition of such term, no further Eurodollar Lessor Advances shall be made or shall be continued as such at the end of the then current Interest Period nor shall the Lessor have the right to convert ABR Lessor Advances to Eurodollar Lessor Advances.

5B.6.   Conversion and Continuation Options.

        (a) Subject to the restrictions set forth in Section 5B.1, any Eurodollar Lessor Advance shall be continued as such upon the expiration of the then current Interest Period, provided, that no Eurodollar Lessor Advance may be continued as such after the date that is one (1) month prior to the Maturity Date, provided, further, no Eurodollar Lessor Advance may be continued as such if an Event of Default has occurred and is continuing as of the last day of the Interest Period for such Eurodollar Lessor Advance, and provided, further, if such continuation is not permitted pursuant to the preceding proviso or otherwise, the Lessor Advance shall automatically be converted to an ABR Lessor Advance on the last day of such then expiring Interest Period.

SECTION 6.  REPRESENTATIONS AND WARRANTIES.

6.1.    Representations and Warranties of the Borrower.

        The Borrower represents and warrants to each of the other parties hereto that as of the date hereof (except to the extent any such representation or warranty relates to an earlier date):

(a) It is a corporation duly organized and validly existing and in good standing under the laws of the State of North Carolina, is qualified to do business in each jurisdiction necessary to permit the Borrower to own and lease the Property and perform its obligations under each of the Operative Agreements and has the power and authority to enter into and perform its obligations under each of the Operative Agreements to which it is or will be a party and each other agreement, instrument and document to be executed and delivered by it on or before such Closing Date in connection with or as contemplated by each such Operative Agreement to which the Borrower is or will be a party. Lessor is a multi-purpose Wachovia Wholly-Owned Entity;

(b) The execution, delivery and performance of each Operative Agreement to which it is or will be a party has been duly authorized by all necessary action on its part and neither the execution and delivery thereof, nor the consummation of the transactions contemplated thereby, nor compliance by it with any of the terms and provisions thereof (i) does or will require any approval or consent of any trustee or holders of any of its indebtedness or obligations or any other consent or approval that has not previously been obtained, (ii) does or will contravene any Legal Requirement, (iii) does or will contravene or result in any breach of or constitute any default under, or result in the creation of any Lien upon any of its property under, (A) its charter or by-laws, or (B) any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement or other agreement or instrument to which it is a party or by which it or its properties may be bound or affected, which contravention, breach, default or Lien under clause (B) could reasonably be expected to materially and adversely affect its ability to perform its obligations under the Operative Agreements to which it is a party or would question the validity or enforceability of any of the Operative Agreements to which it is or will become a party or (iv) does or will require any Governmental Action by any Governmental Authority;

(c) Each Operative Agreement to which the Borrower is or will be a party have been, or on or before such Closing Date will be, duly executed and delivered by the Borrower, and each Operative Agreement to which the Borrower is a party constitutes, or upon execution and delivery will constitute, a legal, valid and binding obligation enforceable against the Borrower in accordance with the terms thereof;

(d) There is no action or proceeding pending or, to its knowledge, threatened to which it is or will be a party before any Governmental Authority that, if adversely determined, would materially and adversely affect its ability to perform its obligations under the Operative Agreements to which it is a party or would question the validity or enforceability of any of the Operative Agreements to which it is or will become a party;

(e) The Borrower has not assigned or transferred any of its right, title or interest in or under the Lease or its interest in the Property or any portion thereof, except in accordance with the Operative Agreements;

(f) No Default or Event of Default under the Operative Agreements attributable to it has occurred and is continuing;

(g) Except as otherwise contemplated in the Operative Agreements, the proceeds of the Loans and the Lessor Advance shall not be applied by the Borrower for any purpose other than the purchase and/or lease of the Property or to pay Transaction Expenses, payable by the Lessor under Section 7.1 of this Agreement;

(h) Neither the Borrower nor any Person authorized by the Borrower to act on its behalf has offered or sold any interest in the Borrower's Interest or the Notes, or in any similar security relating to the Property, or in any security the offering of which for the purposes of the Securities Act would be deemed to be part of the same offering as the offering of the aforementioned securities to, or solicited any offer to acquire any of the same from, any Person other than, in the case of the Notes, the Agent, the Lenders and twenty-six (26) other institutional investors and neither the Borrower nor any Person authorized by the Borrower to act on its behalf will take any action which would subject, as a direct result of such action alone, the issuance or sale of any interest in the Borrower's Interest or the Notes to the provisions of
Section 5 of the Securities Act or require the qualification of any Operative Agreement under the Trust Indenture Act of 1939, as amended;

(i) The location of the Borrower for purposes of the UCC is North Carolina. The Borrower's principal place of business, chief executive office and office where the documents, accounts and records relating to the transactions contemplated by this Agreement and each other Operative Agreement are kept are located at One Wachovia Center, 301 South College Street, Charlotte, North Carolina 28288;

(j)     The Borrower is not engaged principally in, and does not have as one
(1) of its important activities, the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulation U), and no part of the proceeds from the Loans or the Lessor Advance will be used by it to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any purpose that violates, or is inconsistent with, the provisions of Regulations T, U, or X;

(k) The Borrower is not an "investment company" or a company controlled by an "investment company" within the meaning of the Investment Company Act;

(l) The Property is free and clear of all Lessor Liens attributable to the Lessor;

(m) The Borrower's true legal name as registered in the jurisdiction of its organization is "Wachovia Development Corporation" and its Federal Employer Identification Number is 56?1610288. During the five (5) year period immediately prior to the Closing Date, the true legal name of the Borrower has not been other than "Wachovia Development Corporation" or "First Union Development Corporation". The Borrower does not use, or transact and has not used, or transacted within the five (5) years immediately prior to the Closing Date any business under, any trade name other than its current or prior legal name referenced in the preceding sentence;

(n) The Borrower has filed all tax returns and all other material reports that are required under applicable Law to be filed by them and has paid all taxes or other charges of any Governmental Authority due pursuant to such returns or other reports, except for any taxes or other charges that are being diligently contested in good faith by appropriate proceedings and for which adequate reserves have been set aside on the books and records of the Borrower;

6.2.    Representations and Warranties of Each Credit Party.

        Each Credit Party represents and warrants to each of the other parties hereto that as of the date hereof and with respect to specific paragraphs, as of the dates referenced therein:

                (a) The Incorporated Representations and Warranties are true and correct (unless such relate solely to an earlier point in time) and the Lessee has delivered to the Agent the financial statements and other reports referred to in Section 9.6 of the Lessee Credit Agreement;

        (b) (i) Each Lessee is a corporation duly organized and validly existing and in good standing under the laws of the State set forth after its name: The Pep Boys - Manny, Moe & Jack, a Pennsylvania corporation, The Pep Boys Manny Moe & Jack of California, a California corporation and Pep Boys - Manny, Moe & Jack of Delaware, Inc., a Delaware corporation and each Guarantor, except The Pep Boys - Manny, Moe & Jack, is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware and each Credit Party has the power and authority to enter into and perform its obligations under the Operative Agreements to which it is a party and has the corporate power and authority to act as the Lessee or the Guarantor, as the case may be, and to enter into and perform the obligations under each of the other Operative Agreements to which it is a party or will be a party and each other agreement, instrument and document to be executed and delivered by it on or before such date in connection with or as contemplated by each such Operative Agreement to which it is a party or will be a party;

        (ii) The execution and delivery by each Credit Party of this Agreement and the other applicable Operative Agreements as of the Closing Date and the performance by each Credit Party of its respective obligations under this Agreement and the other applicable Operative Agreements are within the corporate, partnership or limited liability company (as the case may be) powers of each Credit Party, have been duly authorized by all necessary corporate, partnership or limited liability company (as the case may be) action on the part of each Credit Party (including without limitation any necessary shareholder action), have been duly executed and delivered, have received all necessary governmental approval, and do not and will not (A) violate any Legal Requirement which is binding on any Credit Party or any of its Subsidiaries,
(B) contravene or conflict with, or result in a breach of, any provision of the Articles of Incorporation, By-Laws or other organizational documents of any Credit Party or any of its Subsidiaries or of any agreement, indenture, instrument or other document which is binding on any Credit Party or any of its Subsidiaries or (C) result in, or require, the creation or imposition of any Lien (other than pursuant to the terms of the Operative Agreements) on any asset of any Credit Party or any of its Subsidiaries;

                (c) This Agreement and the other applicable Operative Agreements, executed prior to and as of such date by any Credit Party, constitute the legal, valid and binding obligation of such Credit Party, as applicable, enforceable against such Credit Party, as applicable, in accordance with their terms. Each Credit Party has executed the various Operative Agreements required to be executed by such Credit Party as of such date;

                (d) There are no material actions, suits or proceedings pending or, to our knowledge, threatened against any Credit Party in any court or before any Governmental Authority (nor shall any order, judgment or decree have been issued or proposed to be issued by any Governmental Authority to set aside, restrain, enjoin or prevent the full performance of any Operative Agreement or any transaction contemplated thereby) that have or could reasonably be expected to have a Material Adverse Effect; provided, for purposes of disclosure, the Credit Parties have described the litigation set forth on EXHIBIT K;

                (e) No Governmental Action by any Governmental Authority or other authorization, registration, consent, approval, waiver, notice or other action by, to or of any other Person pursuant to any Legal Requirement, contract, indenture, instrument or agreement or for any other reason is required to authorize or is required in connection with (i) the execution, delivery or performance of any Operative Agreement, (ii) the legality, validity, binding effect or enforceability of any Operative Agreement, (iii) the acquisition, ownership, completion, occupancy, operation, leasing or subleasing of any Property or (iv) any Advance, in each case, except those which have been obtained and are in full force and effect;

                (f) Upon the execution and delivery of each Lease Supplement to the Lease, (i) the Lessee will have unconditionally accepted the Property subject to the Lease Supplement and will have a valid and subsisting leasehold interest in such Property, subject only to the Permitted Liens, and (ii) no offset will exist with respect to any Rent or other sums payable under the Lease;

                (g) Each Credit Party has duly performed and complied with all covenants, agreements and conditions contained in this Agreement or in any other Operative Agreement required to be performed or complied with by it on or prior to the date of this Agreement;

                (h) All information heretofore or contemporaneously herewith furnished by each Credit Party or its Subsidiaries to the Agent, any Lender or the Lessor for purposes of or in connection with this Agreement and the transactions contemplated hereby is, and all information hereafter furnished by or on behalf of each Credit Party or its Subsidiaries to the Agent, any Lender or the Lessor pursuant hereto or in connection herewith will be, true and accurate in every material respect on the date as of which such information is dated or certified, and such information, taken as a whole, does not and will not omit to state any material fact necessary to make such information, taken as a whole, not misleading;

                (i) The principal place of business, chief executive office, location for purposes of the UCC and office of the Lessee where the documents, accounts and records relating to the transactions contemplated by this Agreement and each other Operative Agreement are kept are located at 3111
W. Allegheny Ave., Philadelphia, PA 19132 and the states of formation, location for purposes of the UCC and the chief executive offices and principal places of business of each other Credit Party are located at the places set forth in EXHIBIT L;

                (j) The representations and warranties of each Credit Party set forth in any of the Operative Agreements are true and correct in all material respects on and as of each such date as if made on and as of such date. Each Credit Party is in all material respects in compliance with its obligations under the Operative Agreements and there exists no Default or Event of Default under any of the Operative Agreements which is continuing and which has not been cured within any cure period expressly granted under the terms of the applicable Operative Agreement or otherwise waived in accordance with the applicable Operative Agreement. No Default or Event of Default will occur under any of the Operative Agreements as a result of, or after giving effect to, the Loans or the Lessor Advance requested by the Requisition on the date of such Loans and Lessor Advance;

                (k)     [Intentionally Reserved];

                (l) The Lessor has good and marketable fee simple title to the Property subject only to (i) such Liens referenced in the title exceptions on the title commitment (issued in connection with Section 5.3(g)) and reasonably acceptable to the Agent on the Closing Date and (ii) subject to
Section 5.7, Permitted Liens after the Closing Date;

                (m) No portion of any Property is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, or if any such Property is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, then flood insurance has been obtained for such Property in accordance with Section 14.2(b) of the Lease and in accordance with the National Flood Insurance Act of 1968, as amended;

                (n) Each Property complies with all Insurance Requirements and all standards of Lessee with respect to similar properties owned by Lessee;

                (o) Each Property complies with all Legal Requirements in all material respects as of such date (including without limitation all zoning and land use laws and Environmental Laws), except to the extent that failure to comply therewith, individually or in the aggregate, shall not have and could not reasonably be expected to have a Material Adverse Effect; and

                (p) All utility services and facilities necessary for the operation of the Improvements and the operation of the Equipment regarding each Property (including without limitation gas, electrical, water and sewage services and facilities) are available at the applicable Land.


SECTION 6B.  GUARANTY

6B.1.   Guaranty of Payment and Performance.

        Subject to Section 6B.7, each Guarantor hereby, jointly and severally, unconditionally guarantees to each Financing Party the prompt payment and performance of the Company Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) or when such is otherwise to be performed; provided, notwithstanding the foregoing, the obligations of the Guarantors under this Section 6B shall not constitute a direct guaranty of the indebtedness of the Lessor evidenced by the Notes but rather a guaranty of the Company Obligations arising under the Lease. This
Section 6B is a guaranty of payment and performance and not of collection and is a continuing guaranty and shall apply to all Company Obligations whenever arising. All rights granted to the Financing Parties under this Section 6B shall be subject to the provisions of Section 8.2(h) and 8.6.

6B.2.   Obligations Unconditional.

        Each Guarantor agrees that the obligations of the Guarantors hereunder are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Operative Agreements, or any other agreement or instrument referred to therein, or any substitution, release or exchange of any other guarantee of or security for any of the Company Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety, guarantor or co-obligor, it being the intent of this Section 6B.2 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each Guarantor agrees that this Section 6B may be enforced by the Financing Parties without the necessity at any time of resorting to or exhausting any other security or collateral and without the necessity at any time of having recourse to the
Notes or any other of the Operative Agreements or any collateral, if any, hereafter securing the Company Obligations or otherwise and each Guarantor hereby waives the right to require the Financing Parties to proceed against the Lessee or any other Person (including without limitation a co-guarantor) or to require the Financing Parties to pursue any other remedy or enforce any other right. Each Guarantor further agrees that it hereby waives any and all right of subrogation, indemnity, reimbursement or contribution against the Lessee or any other Guarantor of the Company Obligations for amounts paid under this
Section 6B until such time as the Loans, Lessor Advance, accrued but unpaid interest, accrued but unpaid Lessor Yield and all other amounts owing under the Operative Agreements have been paid in full. Without limiting the generality of the waiver provisions of this Section 6B, each Guarantor hereby waives any rights to require the Financing Parties to proceed against the Lessee or any co-guarantor or to require Lessor to pursue any other remedy or enforce any other right, including without limitation, any and all rights under N.C. Gen. Stat. 26-7
through 26-9.   Each Guarantor further agrees that nothing contained herein shall prevent the Financing Parties from suing on any Operative Agreement or foreclosing any security interest in or Lien on any collateral, if any, securing the Company Obligations or from exercising any other rights available to it under any Operative Agreement, or any other instrument of security, if any, and the exercise of any of the aforesaid rights and the completion of any foreclosure proceedings shall not constitute a discharge of any Guarantor's obligations hereunder; it being the purpose and intent of each Guarantor that its obligations hereunder shall be absolute, independent and unconditional under any and all circumstances; provided that any amounts due under this
Section 6B which are paid to or for the benefit of any Financing Party shall reduce the Company Obligations by a corresponding amount (unless required to be rescinded at a later date). Neither any Guarantor's obligations under this Section 6B nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release or limitation of the liability of the Lessee or by reason of the bankruptcy or insolvency of the Lessee. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Company Obligations and notice of or proof of reliance by any Financing Party upon this Section 6B or acceptance of this
Section 6B. The Company Obligations shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Section 6B. All dealings between the Lessee and any of the Guarantors, on the one hand, and the Financing Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Section 6B.

6B.3.   Modifications.

        Each Guarantor agrees that (a) all or any part of the security now or hereafter held for the Company Obligations, if any, may be exchanged, compromised or surrendered from time to time; (b) no Financing Party shall have any obligation to protect, perfect, secure or insure any such security interests, liens or encumbrances now or hereafter held, if any, for the Company Obligations or the properties subject thereto; (c) the time or place of payment of the Company Obligations may be changed or extended, in whole or in part, to a time certain or otherwise, and may be renewed or accelerated, in whole or in part; (d) the Lessee and any other party liable for payment under the Operative Agreements may be granted indulgences generally; (e) any of the provisions of the Notes or any of the other Operative Agreements may be modified, amended or waived; (f) any party (including any co-guarantor) liable for the payment thereof may be granted indulgences or be released; and (g) any deposit balance for the credit of the Lessee or any other party liable for the payment of the Company Obligations or liable upon any security therefor may be released, in whole or in part, at, before or after the stated, extended or accelerated maturity of the Company Obligations, all without notice to or further assent by such Guarantor, which shall remain bound thereon, notwithstanding any such exchange, compromise, surrender, extension, renewal, acceleration, modification, indulgence or release.

6B.4.   Waiver of Rights.

        Each Guarantor expressly waives to the fullest extent permitted by applicable law: (a) notice of acceptance of this Section 6B by any Financing Party and of all extensions of credit or other Loans and Lessor Advances to the Lessee by the Lenders and the Lessor pursuant to the terms of the Operative Agreements; (b) presentment and demand for payment or performance of any of the Company Obligations; (c) protest and notice of dishonor or of default with respect to the Company Obligations or with respect to any security therefor;
(d) notice of any Financing Party obtaining, amending, substituting for, releasing, waiving or modifying any security interest, lien or encumbrance, if any, hereafter securing the Company Obligations, or any Financing Party's subordinating, compromising, discharging or releasing such security interests, liens or encumbrances, if any; and (e) all other notices to which such Guarantor might otherwise be entitled. Notwithstanding anything to the contrary herein, each Guarantor's payments hereunder shall be due five (5) Business Days after written demand by the Agent for such payment (unless the Company Obligations are automatically accelerated pursuant to the applicable provisions of the Operative Agreements in which case the Guarantors' payments shall be automatically due).

6B.5.   Reinstatement.

        The obligations of the Guarantors under this Section 6B shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Company Obligations is rescinded or must be otherwise restored by any holder of any of the Company Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify each Financing Party on demand for all reasonable costs and expenses (including, without limitation, reasonable fees of counsel) incurred by any Financing Party in connection with such rescission or restoration, including without limitation any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

6B.6.   Remedies.

        The Guarantors agree that, as between the Guarantors, on the one hand, and each Financing Party, on the other hand, the Company Obligations may be declared to be forthwith due and payable as provided in the applicable provisions of the Operative Agreements (and shall be deemed to have become automatically due and payable in the circumstances provided therein) notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing such Company Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or such Company Obligations being deemed to have become automatically due and payable), such Company Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors in accordance with the applicable provisions of the Operative Agreements.

6B.7.   Limitation of Guaranty.

        Notwithstanding any provision to the contrary contained herein or in any of the other Operative Agreements, to the extent the obligations of any Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including without limitation because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of such Guarantor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including without limitation the Bankruptcy Code).

        Subject to Section 6B.5, upon the satisfaction of the Company Obligations in full, regardless of the source of payment, the Guarantors' obligations hereunder shall be deemed satisfied, discharged and terminated other than indemnifications set forth herein that expressly survive.

6B.8.   Payment of Amounts to the Agent.

        Each Financing Party hereby instructs each Guarantor, and each Guarantor hereby acknowledges and agrees, that until such time as the Loans and the Lessor Advance are paid in full and the Liens evidenced by the Security Agreement and the Mortgage Instruments have been released, any and all Rent (excluding Excepted Payments which shall be payable to Lessor or other Person as appropriate) and any and all other amounts of any kind or type under any of the Operative Agreements due and owing or payable to any Person shall instead be paid directly to the Agent (excluding Excepted Payments which shall be payable to Lessor or other Person as appropriate) or as the Agent may direct from time to time for allocation and distribution in accordance with the procedures set forth in Section 8.7 hereof.

SECTION 7.  PAYMENT OF CERTAIN EXPENSES.

7.1.    Transaction Expenses.

        Except with respect to the matters addressed in the second paragraph of this Section 7.1, the Lessor agrees on the Closing Date, to pay, or cause to be paid, all Transaction Expenses arising from the transactions consummated on the Closing Date, including without limitation all reasonable fees, expenses and disbursements of the various legal counsels for the Lessor and the Agent in connection with the transactions contemplated by the Operative Agreements, all fees, taxes and expenses for the recording, registration and filing of documents and all other reasonable fees, expenses and disbursements incurred in connection with the Closing Date; provided, however, the Lessor shall pay such amounts described in this Section 7.1 only from the proceeds of Loans and the Lessor Advance. The Lessee agrees to timely pay all amounts referenced to in this Section 7.1 to the extent not paid by the Lessor.

        Notwithstanding the prior paragraph but subject to the following proviso, the Lessor shall pay (with its own funds and not with proceeds of Loans or the Lessor Advance) any filing fees payable to any Governmental Authority (in a state where a Property is located) in order for the Lessor to qualify to do business in such state and any fines, penalties and/or surcharges imposed on the Lessor for failing to so qualify; provided, if a Default or Event of Default shall have occurred and be continuing and the Lessor shall determine that the Lessor should so qualify in order to pursue its rights and remedies pursuant to the Operative Agreements or otherwise to protect the interests of the Secured Parties in any of the Collateral, then the Lessor may qualify to do business in each such state, as applicable, and the Lessee shall pay all such filing fees, fines, penalties and/or surcharges referenced in this sentence on behalf of the Lessor.

7.2.    Brokers' Fees.

        The Lessee agrees to pay or cause to be paid any and all brokers' fees, if any, including without limitation any interest and penalties thereon, which are payable in connection with the transactions contemplated by this Agreement and the other Operative Agreements. Except fees due to Wachovia Securities, Inc., no Financing Party has dealt with any broker in connection with the transactions contemplated by the Operative Agreements.

7.3.    Certain Fees and Expenses.

        The Lessee agrees to pay or cause to be paid (a) all reasonable costs and expenses (including without limitation, reasonable counsel fees and expenses (but excluding, with respect to the Lessor, any filing fees payable to any Governmental Authority in a state where a Property is located, in order for the Lessor to qualify to do business in such state and, provided no Default or Event of Default shall have occurred and be continuing, any fines, penalties or surcharges imposed on Lessor for failing to qualify when it is later determined by the applicable jurisdiction that Lessor should have qualified to do business)) incurred by the Credit Parties, the Agent, the Lenders or the Lessor in entering into any Lease Supplement, any of the Operative Agreements and any future amendments, modifications, supplements, restatements and/or replacements with respect to any of the Operative Agreements, whether or not such Lease Supplement, amendments, modifications, supplements, restatements and/or replacements are ultimately entered into, or giving or withholding of waivers of consents hereto or thereto, which have been requested by any Credit Party, the Agent, the Lenders or the Lessor, (b) all reasonable costs and expenses (including without limitation, reasonable counsel fees and expenses) incurred by the Credit Parties, the Agent, the Lenders or the Lessor in connection with any exercise of remedies under any Operative Agreement or any purchase of any Property by the Lessee or any third party and (c) all reasonable costs and expenses (including without limitation, reasonable counsel fees and expenses) incurred by the Credit Parties, the Agent, the Lenders or the Lessor in connection with any transfer or conveyance of any Property, whether or not such transfer or conveyance is ultimately accomplished.

7.4.    [Intentionally Reserved].

7.5.    Administrative and Up Front Fees.

        The Lessee shall pay or cause to paid an administrative fee to the Agent (for its individual account) and such other fees (for the account of the person to whom it is owed) set forth in and on the terms and conditions set forth in the engagement letter dated on or about May 13, 2003 addressed to Mr. Bernie McElroy, Vice President - Finance and Treasurer of The Pep Boys - Manny, Moe & Jack from Mr. Peter M. Budko, Managing Director of the Agent (it being understood that the Lessor and the Tranche B Lenders are to each receive an up front fee on the Closing Date equal to the amount of their Commitment multiplied by the percentage (expressed in basis points) set forth under the heading "Lessor Advance" in the summary of terms and conditions attached to such letter.


SECTION 8.  OTHER COVENANTS AND AGREEMENTS.

8.1.    Cooperation with Lessee.

        The Lenders, the Lessor and the Agent shall, at the expense of and to the extent reasonably requested by Lessee (but without assuming additional liabilities on account thereof and only to the extent such is acceptable to the Lenders, the Lessor and the Agent in their reasonable discretion), cooperate with Lessee in connection with Lessee satisfying its covenant obligations contained in the Operative Agreements including without limitation at any time and from time to time, promptly and duly executing and delivering any and all such further instruments, documents and financing statements (and continuation statements related thereto).

8.2.    Covenants of the Lessor.

        The Lessor hereby agrees that so long as this Agreement is in effect:

                (a) The Lessor will not create or permit to exist at any time, and will, at its own cost and expense, promptly take such action as may be necessary duly to discharge, or to cause to be discharged, all Lessor Liens on the Properties attributable to it; provided, however, that the Lessor shall not be required to so discharge any such Lessor Lien while the same is being contested in good faith by appropriate proceedings diligently prosecuted so long as such proceedings shall not materially and adversely affect the rights of the Lessee under the Lease and the other Operative Agreements or involve any material danger of impairment of the Liens of the Security Documents or of the sale, forfeiture or loss of, and shall not interfere with the use or disposition of, any Property or title thereto or any interest therein or the payment of Rent;

(b) The Lessor shall give the Lessee prompt written notice (a "Lessor Notice") following the Lessor's knowledge of an event that would cause the Fair Market Sales Value of the Property to exceed forty-five percent (45%) of the fair market value of all of the property owned by the Lessor, as determined in accordance with Lessor's financial reporting under GAAP (the "Forty-five Percent FMV Event"). In the event that a Lessor Notice is given, the Lessor, upon receipt of a written request from the Lessee, may, at Lessor's option, elect (but Lessor shall have no obligation) to either (i) obtain additional assets such that the gross asset value of the Property does not constitute more than forty-five percent (45%) of the total assets of the Lessor or (ii) transfer its interests in some or all of the Properties to another Affiliate of the Lessor such that the representations set forth in the Lessor Confirmation Letter remain correct. In the event that Lessor is unable or does elect to pursue either option (i) or (ii) above, Lessee may require, upon providing prompt and timely written notice to the Lessor, that the Lessor (i) obtain, at the Lessee's sole cost and expense, a SAS 97?type letter reasonably acceptable to the Lessee from the Lessor's auditor to certify that the Lessor is a voting interest entity as that term is contemplated by FASB Interpretation No. 46 (to be renewed as required), (ii) permit (and the Lessor shall so permit) Lessee to deliver a Termination Notice with respect to certain of the Properties identified by Lessee such that upon the purchase of such Properties by the Lessee under the Lease, the remaining Fair Market Value of the Properties then subject to the Lease is less than 45% of the fair market value of all property then owned by Lessor, or (iii) transfer its interest in all but not less than all the Property and its rights and obligations under the Operative Agreements (arising from and after the date of such transfer) to an Eligible Lessor selected by the Lessee upon payment to the Lessor of the outstanding Lessor Advance, all accrued and unpaid Lessor Yield and all other amounts then due and owing the Lessor under the Operative Agreements. Nothing relating to the circumstances surrounding or the physical delivery of the Lessor Notice will in any way inhibit or prohibit the Lessee's right to replace the Lessor pursuant to
Section 10.1(d). Notwithstanding the foregoing but without limiting Lessor's obligation to provide the Lessor Notice, in no event will the Lessor be required to disclose or provide access to any information to the extent that such disclosure or access would violate any law applicable to the Lessor or its Affiliates, including without limitation banking regulations applicable to national banks, or result in a breach of the Lessor's or any Affiliate's confidentiality policies or agreements. The parties hereto agree that the Lessee and their auditors are the sole beneficiary of the matters addressed in this Section 8.2(b);

(c) Upon the Lessee's providing three Business Days prior written request during any calendar quarter, the Lessor shall provide to the Lessee at least fifteen (15) days prior to the end of each calendar quarter and at least forty-five (45) days prior to the end of each calendar year, a confirmed and updated copy of the Lessor Confirmation Letter. The parties hereto agree that the Lessee and their auditors are the sole beneficiary of the matters addressed in this Section 8.2(c);

(d) Lessor shall not finance any portion of the Lessor Advance with non-recourse debt to the extent that such financing of the Lessor Advance will cause more than 95% of the aggregate amount of the Financing to be funded with non-recourse debt;

(e)     [Intentionally Reserved];

(f) The Lessor shall not (i) commence any case, proceeding or other action with respect to the Lessor under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, arrangement, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (ii) seek appointment of a receiver, trustee, custodian or other similar official with respect to the Lessor or for all or any substantial benefit of the creditors of the Lessor; and the Lessor shall not take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in this paragraph;

(g) The Lessor shall give prompt notice to the Lessee and the Agent if the Lessor's location for purposes of the UCC shall cease to be North Carolina, or if Lessor's principal place of business or chief executive office, or the office where the records concerning the accounts or contract rights relating to any Property are kept, shall cease to be located at One Wachovia Center, 301 South College Street, Charlotte, North Carolina 28288, or if it shall change its name; and

(h) The Lessor shall take or refrain from taking such actions and grant or refrain from granting such approvals with respect to the Operative Agreements and/or relating to any Property in each case as directed in writing by the Agent (until such time as the Loans are paid in full) or, in connection with Sections 8.5 and 9.2 hereof, the Lessee; provided, however, that notwithstanding the foregoing provisions of this subparagraph (h), (i) the Agent, the Lenders and the Lessor each acknowledge, covenant and agree that neither the Lessor nor the Agent shall act or refrain from acting, in a manner inconsistent with the terms of the Intercreditor Agreement and (ii) Lessor shall, or Agent on behalf of Lessor, shall during the continuance of an Event of Default and immediately upon the request of Congress demand immediate payment in full of all of the Company Obligations under the Lease (including the payment in respect of the Termination Value).

8.3.    Credit Party Covenants, Consent and Acknowledgment.

                (a) Each Credit Party acknowledges and agrees that the Borrower, pursuant to the terms and conditions of the Security Agreement and the Mortgage Instruments, shall create Liens respecting the various personal property, fixtures and real property described therein. Each Credit Party hereby irrevocably consents to the creation, perfection and maintenance of such Liens. Each Credit Party shall, to the extent reasonably requested by any of the other parties hereto, cooperate with the other parties in connection with their covenants herein or in the other Operative Agreements and shall from time to time duly execute and deliver any and all such future instruments, documents and financing statements (and continuation statements related thereto) as any other party hereto may reasonably request.

                (b) The Lessor hereby instructs each Credit Party, and each Credit Party hereby acknowledges and agrees, that until such time as the Loans and the Lessor Advance are paid in full and the Liens evidenced by the Security Agreement and the Mortgage Instruments have been released (i) any and all Rent (excluding Excepted Payments which shall be payable to each Lessor or other Person as appropriate) and any and all other amounts of any kind or type under any of the Operative Agreements due and owing or payable to any Person shall instead be paid directly to the Agent (excluding Excepted Payments which shall be payable to each Lessor or other Person as appropriate) or as the Agent may direct from time to time for allocation and distribution in accordance with the procedures set forth in Section 8.7 hereof, (ii) all rights of the Lessor under the Lease shall be exercised by the Agent in accordance with the terms of the Intercreditor Agreement and (iii) each Credit Party shall cause all notices, certificates, financial statements, communications and other information which are delivered, or are required to be delivered, to the Lessor, to also be delivered at the same time to the Agent.

                (c) No Credit Party shall consent to or permit any amendment, supplement or other modification of the terms or provisions of any Operative Agreement except in accordance with Section 12.4 of this Agreement.

                (d) Each Credit Party hereby covenants and agrees that, except for amounts payable as Basic Rent, any and all payment obligations owing from time to time by any Credit Party under the Lease by any Person to the Lessor, the Agent (whether as assignee of Lessor or otherwise), any Lender, Lessor or any other Person shall (without further action) be deemed to be Supplemental Rent obligations payable by the Lessee and guaranteed by the other Credit Parties. Without limitation, such obligations of the Credit Parties shall include without limitation arrangement fees, administrative fees, unused fees, breakage costs, indemnities, trustee fees and transaction expenses incurred by the parties hereto in connection with the transactions contemplated by the Lease.

                (e) The Lessee hereby covenants and agrees to cause an Appraisal or reappraisal (in form and substance satisfactory to the Agent and from an appraiser selected by the Agent) to be issued respecting any Property as requested by the Agent from time to time (i) at each and every time as such shall be required to satisfy any regulatory requirements imposed on the Agent, the Lessor, and/or any Lender and (ii) after the occurrence and continue of an Event of Default and for so long as the same is continuing.

                (f) The Lessee hereby covenants and agrees that, except for amounts payable as Basic Rent, any and all payment obligations owing from time to time under the Lease by any Person to the Lessor, the Agent (whether as assignee of Lessor or otherwise), any Lender or any other Person shall (without further action) be deemed to be Supplemental Rent obligations payable by the Lessee. Without limitation, such obligations of the Lessee shall include the Supplemental Rent obligations pursuant to this Section 8.3(f), Section 3.3 of the Lease, arrangement fees, administrative fees, participation fees, commitment fees, prepayment penalties, breakage costs, indemnities, trustee fees and transaction expenses incurred by the parties hereto in connection with the transactions contemplated by the Lease.

                (g) At any time the Lessor or the Agent is entitled under the Operative Agreements to possession of a Property or any component thereof, and the Lessee hereby covenants and agrees, at its own cost and expense, to assemble and make the same available to the Agent (on behalf of the Lessor).

                (h)     [Intentionally Reserved].

                (i)     [Intentionally Reserved].

                (j) The Lessee hereby covenants and agrees that it shall give prompt notice to the Agent if the Lessee's principal place of business or chief executive office, or the office where the records concerning the accounts or contract rights relating to any Property are kept, shall cease to be located at 3111 W. Allegheny Ave., Philadelphia, PA 19132 or if it shall change its name or jurisdiction of incorporation and/or location for purposes of the UCC.

                (k)     [Intentionally Reserved].

                (l)     [Intentionally Reserved].

                (m)     [Intentionally Reserved].

                (n) Each Credit Party shall promptly notify the Agent, or cause the Agent to be promptly notified, upon such Credit Party gaining knowledge of the occurrence of any Default or Event of Default which is continuing at such time. In any event, such notice shall be provided to the Agent within ten (10) days of when such Credit Party gains such knowledge.

                (o) Until all of the obligations under the Operative Agreements have been finally and indefeasibly paid and satisfied in full and the Lender Commitments and the Lessor Commitment terminated unless consent has been obtained pursuant to the Intercreditor Agreement, each Credit Party will:

                (i) except as permitted by the express provisions of the Lessee Credit Agreement, preserve and maintain its separate legal existence and all rights, franchises, licenses and privileges necessary to the conduct of its business, and qualify and remain qualified as a foreign corporation (or partnership, limited liability company or other such similar entity, as the case may be) and authorized to do business in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect;

                (ii) pay and perform all obligations of the Credit Parties under the Operative Agreements and pay and perform (A) all taxes, assessments and other governmental charges that may be levied or assessed upon it or any of its property, and (B) all other indebtedness, obligations and liabilities in accordance with customary trade practices, which if not paid would have a Material Adverse Effect; provided that any Credit Party may contest any item described in this Section 8.3(p)(ii) in good faith so long as adequate reserves are maintained with respect thereto in accordance with GAAP;

                (iii) to the extent failure to do so would have a Material Adverse Effect, observe and remain in compliance with all applicable Laws and maintain in full force and effect all Governmental Actions, in each case applicable to the conduct of its business; keep in full force and effect all licenses, certifications or accreditations necessary for any Property to carry on its business; and not permit the termination of any insurance reimbursement program available to any Property; and

                (iv) provided that the Agent, the Lenders and the Lessor use reasonable efforts to minimize disruption to the business of the Credit Parties, permit representatives of the Agent or any Lender or Lessor, from time to time, to visit and inspect its Properties; inspect, audit and make extracts from its books, records and files, including without limitation management letters prepared by independent accountants; and discuss with its principal officers, and its independent accountants, its business, assets, liabilities, financial condition, results of operations and business prospects.


8.4.    Sharing of Certain Payments.

        Except for Excepted Payments, the parties hereto acknowledge and agree that all payments due and owing by any Credit Party to the Lessor under the Lease or any of the other Operative Agreements shall be made by such Credit Party directly to the Agent as more particularly provided in Section 8.3 hereof. The Lessor, the Agent, the Lenders and the Credit Parties acknowledge the terms of Section 8.7 of this Agreement regarding the allocation of payments and other amounts made or received from time to time under the Operative Agreements and agree, that all such payments and amounts are to be allocated as provided in Section 8.7 of this Agreement.

8.5.    Grant of Easements, etc.

        The Agent, the Lenders and the Lessor hereby agree that, so long as no Event of Default shall have occurred and be continuing, the Lessor shall, from time to time at the request of the Lessee (and with the prior consent of the Agent), in connection with the transactions contemplated by the Lease or the other Operative Agreements, (i) grant easements and other rights in the nature of easements with respect to any Property, (ii) release existing easements or other rights in the nature of easements which are for the benefit of any Property, (iii) execute and deliver to any Person any instrument appropriate to confirm or effect such grants or releases, and (iv) execute and deliver to any Person such other documents or materials in connection with the acquisition, testing or operation of any Property, including without limitation reciprocal easement agreements, operating agreements, development agreements, plats, replats or subdivision documents; provided, that each of the agreements referred to in this Section 8.5 shall be of the type normally executed by the Lessee in the ordinary course of the Lessee's business and shall be on commercially reasonable terms so as not to diminish the value of any Property in any material respect.

8.6.    Appointment by the Agent, the Lenders and the Lessor.

        Lessor hereby appoints the Agent to act as collateral agent for the Lessor in connection with the Lien granted by the Security Documents to secure the outstanding amount of the Lessor Advance. The Lenders and the Lessor acknowledge and agree and direct that the rights and remedies of the beneficiaries of the Lien of the Security Documents shall be exercised by the Agent on behalf of the Lenders and the Lessor as determined in accordance with the terms of the Intercreditor Agreement; provided, in all cases, the Agent shall allocate payments and other amounts received in accordance with Section
8.7 or as may otherwise be required under the Intercreditor Agreement. The Agent is further appointed to provide notices under the Operative Agreements on behalf of the Lessor (as determined by the Agent, in its reasonable discretion), to receive notices under the Operative Agreements on behalf of the Lessor and (subject to Sections 8.5 and 9.2) to take such other action under the Operative Agreements on behalf of the Lessor as the Agent shall determine in its reasonable discretion from time to time. The Agent hereby accepts such appointments. For purposes hereof, the provisions of Section 7 of the Credit Agreement, together with such other terms and provisions of the Credit Agreement and the other Operative Agreements as required for the full interpretation and operation of Section 7 of the Credit Agreement are hereby incorporated by reference as if restated herein for the mutual benefit of the Agent and Lessor as if Lessor were a Lender thereunder. Further, the Agent shall be entitled to take such action on behalf of the Lessor as is delegated to the Agent under any Operative Agreement (whether express or implied) as may be reasonably incidental thereto. The parties hereto hereby agree to the provisions contained in this Section 8.6. Any appointment of a successor agent under Section 7.9 of the Credit Agreement shall also be effective as an appointment of a successor agent for purposes of this Section 8.6.

8.7.    Collection and Allocation of Payments and Other Amounts.

                (a) Each Credit Party has agreed pursuant to Section 5.8 and otherwise in accordance with the terms of this Agreement to pay to (i) the Agent any and all Rent (excluding Excepted Payments) and any and all other amounts of any kind or type under any of the Operative Agreements due and owing or payable to any Person (including without limitation, payments in respect of the Termination Value) and (ii) each Person as appropriate the Excepted Payments. Promptly after receipt, the Agent shall apply and allocate, in accordance with the terms of this Section 8.7, such amounts received from any Credit Party and all other payments, receipts and other consideration of any kind whatsoever received by the Agent pursuant to the Security Agreement or otherwise received by the Agent, the Lessor or any of the Lenders in connection with the Collateral, the Security Documents or any of the other Operative Agreements. Subject to the terms and condition set forth below, ratable distributions among the Lenders and the Lessor under this Section 8.7 shall be made based on (in the case of the Lenders) the ratio of the outstanding Loans to the aggregate Property Cost and in the case of the Lessor the ratio of the outstanding Lessor Advance to the aggregate Property Cost. Ratable distributions among the Tranche A Lenders under this Section 8.7 shall be made based on the ratio of the individual Tranche A Lender's Tranche A Loans to the aggregate of all the Tranche A Loans. Ratable distributions among the Tranche B Lenders under this Section 8.7 shall be made based on the ratio of the individual Tranche B Lender's Tranche B Loans to the aggregate of all the Tranche B Loans. Ratable distributions among the Lenders (in situations where the Tranche A Lenders are not differentiated from the Tranche B Lenders) shall be made based on the ratio of the individual Lender's Loans to the aggregate of all the Loans.

                (b) Payments and other amounts received by the Agent from time to time in accordance with the terms of subparagraph (a) or otherwise shall be applied and allocated as follows (subject in all cases to Section 8.7
(c)):

                (i) Any such payment or amount identified as or deemed to be Basic Rent and not otherwise required to be distributed pursuant to Sections 8.7(b)(iii) or 8.7(b)(iv) shall be applied and allocated by the Agent ratably to the Lenders and the Lessor for application and allocation to the payment of interest on the Loans and to the payment of accrued Lessor Yield with respect to the Lessor Advance and thereafter to the principal of the Tranche B Loans which are payable on each applicable date.

                (ii) If on any date the Agent or the Lessor shall receive any amount in respect of (A) any Casualty or Condemnation pursuant to Sections 15.1(a) or 15.1(g) of the Lease (excluding any payments in respect thereof which are payable to the Lessee in accordance with the Lease), or (B) the Termination Value in connection with the delivery of a Termination Notice pursuant to Article XVI of the Lease, or (C) the Termination Value in connection with the exercise of the Purchase Option under Section 20.1 of the Lease or the exercise of the option of the Lessor to transfer the Properties to the Lessee pursuant to Section 20.3 of the Lease, then in each case, the Lessor shall be required to pay such amount received (1) if no Acceleration has occurred, to prepay the principal balance of the Loans and the Lessor Advance, on a pro rata basis, or (2) if an Acceleration has occurred, to apply and allocate the proceeds respecting Sections 8.7(b)(ii)(A) through 8.7(b)(ii)(C) in accordance with Sections 8.7(b)(iii) and 8.7(b)(iv) hereof.

                (iii) Any proceeds of the sale or other disposition (or lease upon the exercise of remedies) of the Properties or any portion thereof, whether pursuant to Article XXII of the Lease or the exercise of remedies under the Security Documents or otherwise, the execution of remedies set forth in the Lease and any payment in respect of excess wear and tear pursuant to Section
22.3 of the Lease shall be applied and allocated by the Agent first, ratably to the payment of the principal and interest of the Tranche B Loans then outstanding, second, to any and all other amounts owing under the Operative Agreements to the Lenders under or in connection with the Tranche B Loans, third, to the payment to the Lessor of the outstanding principal balance of all the Lessor Advance plus all outstanding Lessor Yield with respect to such outstanding Lessor Advance, fourth, to any and all other amounts owing under the Operative Agreements to the Lessor, fifth, to the extent such amount exceeds the maximum amount to be returned pursuant to the foregoing provisions of this paragraph (iii), ratably to the payment of the principal and interest of the Tranche A Loans then outstanding, sixth, to any and all other amounts owing under the Operative Agreements to the Tranche A Lenders under or in connection with the Tranche A Loans, and seventh, to the extent moneys remain after application and allocation pursuant to clauses first through sixth above, to the Lessor for application and allocation to any and all other amounts owing to any other Financing Party pursuant to the Operative Agreements and in accordance with the Operative Agreements; provided, where no Event of Default shall exist and be continuing and a prepayment is made for any reason with respect to less than the full amount of the outstanding principal amount of the Loans and the outstanding Lessor Advance, the proceeds shall be applied and allocated ratably to the Lenders and to the Lessor.

                (iv) (A) Any such payment pursuant to Section 22.1(b) of the Lease (or otherwise) of the Maximum Residual Guarantee Amount (and any such lesser amount as may be required by Section 22.1(b) of the Lease) in respect of the Properties, (B) any other amount payable upon any exercise of remedies after the occurrence of an Event of Default not covered by Sections 8.7(b)(i) or 8.7(b)(iii) or otherwise under this Section 8.7(b)(iv) (including without limitation any amount received in connection with an Acceleration which does not represent proceeds from the sale or liquidation of the Properties) (C) any proceeds from the sale or other disposition of the Tranche A Priority Collateral, and (D) any other amount payable by any Guarantor, not otherwise covered by Sections 8.7(b)(i) or 8.7(b)(iii) or otherwise under this Section 8.7(b)(iv), pursuant to Section 6B shall be applied and allocated by the Agent first, ratably, to the payment of the principal and interest balance of Tranche A Loans then outstanding (and to the extent amounts received are received pursuant to 8.7(b)
(iv)(C), to the payment of the Revolving Loan Obligations, as Congress may determine), second, to any and all other amounts owing under the Operative Agreements to the Tranche A Lenders under or in connection with the Tranche A Loans, third, ratably to the payment of the principal and interest balance of the Tranche B Loans then outstanding, fourth, to the payment of any other amounts owing under the Operative Agreements to the Tranche B Lenders under or in connection with the Tranche B Loans, fifth, to the extent amounts received are not received pursuant to 8.7(b)(iv)(C), to the payment of the principal balance of the Lessor Advance plus all outstanding Lessor Yield with respect to such outstanding Lessor Advance, sixth, to the extent amounts received are not received pursuant to 8.7(b)(iv)(C), to any and all other amounts owing under the Operative Agreements to the Lessor, and seventh, to the extent moneys remain after application and allocation pursuant to clauses first through sixth above, to the Lessor for application and allocation to Lessor Advance and Lessor Yield and any other amounts owing to any other Financing Party pursuant to the Operative Agreements as the Lessor shall determine in accordance with the Operative Agreements.

                (v) Any payment identified as Supplemental Rent shall be applied and allocated by the Agent to the payment of any amounts then owing to the Agent, the Lenders, the Lessor and the other parties to the Operative Agreements (or any of them) (other than any such amounts payable pursuant to the preceding provisions of this Section 8.7(b)) as shall be determined by the Agent in its reasonable discretion; provided, however, that Supplemental Rent received upon the exercise of remedies after the occurrence and continuance of an Event of Default in lieu of or in substitution of the Maximum Residual Guarantee Amount or as a partial payment thereon shall be applied and allocated as set forth in Section 8.7(b)(iv).

                (vi) The Agent in its reasonable judgment shall identify the nature of each payment or amount received by the Agent and apply and allocate each such amount in the manner specified above.

                (c) Upon the payment in full of the Loans, the Lessor Advances and all other amounts then due and owing by the Lessor hereunder or under any Credit Document and the payment in full of all other amounts then due and owing to the Lenders, the Lessor, the Agent and the other Financing Parties pursuant to the Operative Agreements, any moneys remaining with the Agent shall be returned to the Lessee except as may otherwise be required by applicable law. It is agreed that, prior to the application and allocation of amounts received by the Agent in the order described in Section 8.7(b) above or any distribution of money to the Lessee, any such amounts shall first be applied and allocated to the payment of (i) any and all sums advanced by the Agent in order to preserve the Collateral or to preserve its Lien thereon, (ii) the expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing or realizing on the Collateral, or of any exercise by the Agent of its rights under the Security Documents, together with reasonable attorneys' fees and expenses and court costs and (iii) any and all other amounts reasonably owed to the Agent under or in connection with the transactions contemplated by the Operative Agreements (including without limitation any accrued and unpaid administration fees).

8.8.    Release of Properties, etc.

        If the Lessee shall at any time purchase any Property pursuant to the Lease, or if any Property shall be sold in accordance with Article XXII of the Lease, then, upon satisfaction by the Lessor of its obligation to prepay the Loans and all other amounts owing to the Lenders under the Operative Agreements, the repayment of the Lessor Advance and the payment to the Lessor of all other amounts owing to the Lessor under the Operative Agreements, the Agent is hereby authorized and directed to release such Property from the Liens created by the Security Documents to the extent of its interest therein. In addition, upon the termination of the Lender Commitments and the Lessor Commitment and the payment in full of the Loans, the Lessor Advance and all other amounts owing by the Lessor and the Lessee hereunder or under any other Operative Agreement the Agent is hereby authorized and directed to release all of the Properties from the Liens created by the Security Documents to the extent of its interest therein. Upon request of the Lessor following any such release, the Agent shall, at the sole cost and expense of the Lessee, execute and deliver to the Lessor and the Lessee such documents as the Lessor or the Lessee shall reasonably request to evidence such release.

8.9.    Lessee.

The parties hereto acknowledge and agree that the term "Lessee" includes Pep Boys Parent, Pep Boys California and Pep Boys Delaware jointly and severally as co-lessees. The parties further acknowledge and agree that the multi-Person Lessee provided for in the Operative Agreements was implemented at the request of and as an accommodation to the Credit Parties. Accordingly, the use of such structure shall not be interpreted or construed in any manner (and no Credit Party shall take any action or make any claim or counterclaim as a result of such structure) that would be disadvantageous to or would result in any cost or expense to, the Agent, any Lender, the Lessor, or any other Financing Party or that would limit the responsibility of any Credit Party under the Operative Agreements that would not have resulted had the multi-Person Lessee structure not been implemented, and Lessee agrees to indemnify and hold harmless each such party from any such cost or expense. Notwithstanding the foregoing, at the direction of the Lessee, on behalf of Credit Parties, each of the foregoing parties agrees to take such action but at the risk, cost and expense of the Lessee as reasonably requested by the Lessee, on behalf of Credit Parties, in order to minimize any incremental cost and expenses inherent in the multi-Person Lessee structure provided for in the Operative Agreements.

8.10.   Distribution of Proceeds from the Properties.

        Each of the Financing Parties hereby agrees that to the extent any amounts that are to be distributed pursuant to Section 8.7(b)(iii) have been received, such amounts shall be applied in the order set forth in such Section 8.7(b)(iii) but subject to the procedure for distribution set forth in this
Section 8.10. All amounts owing to the Tranche B Lenders pursuant to Section 8.7(b)(iii) shall be distributed to the Tranche B Lenders, in accordance with
Section 8.7(b)(iii), as such amounts are received. All amounts to be distributed pursuant to third through seventh of Section 8.7(b)(iii) shall be deposited into an account controlled by the Agent and held for the benefit of the parties to which amounts are due pursuant to third through seventh of
Section 8.7(b)(iii) until such time as all of the Tranche A Lenders provide the Agent written notice that either (a) each Tranche A Lenders' Loan, interest and all other amounts due and owing or accrued in favor of any Tranche A Lender with respect to the
Operative Agreements have been fully satisfied or (b) the Tranche A Lenders have substantially completed, in each Tranche A Lender's reasonable judgment, the exercise of remedies against the Tranche A Priority Collateral and all other remedies other than remedies against the Property. After such written notice has been provided to the Agent, then the Agent shall distribute the funds held in the account in accordance with Section 8.7(b)(iii). The Tranche A Lenders covenant to exercise all remedies, whether provided by the Operative Agreements, at law or equity, which are reasonably available to them, other than remedies against the Properties, available to the Tranche A Lenders to collect all amounts owed to the Tranche A Lenders under any Operative Agreement prior to receiving any distribution of proceeds pursuant to Section 8.7(b)
(iii). To the extent practicable in the reasonable judgment of the Agent, all amounts deposited into such account shall be invested by the Agent in investments backed by the United States government or in certificates of deposit issued by Wachovia Bank, National Association provided the term of such investments shall not exceed thirty (30) days. The Agent shall be entitled to draw the account for its reasonable fees and out of pocket expenses incurred with respect to the administration of such account.

8.11.   Limitation of Lessor's Obligations.

        (a) The Lessor shall not have any duty or obligation to manage, control, use, make any payment in respect of, register, record, insure, inspect, sell, dispose of or otherwise deal with the Property or any other part of the Borrower's Interest, or to otherwise take or refrain from taking any action under or in connection with any Operative Agreement to which the Lessor is a party, except as expressly provided by the terms of the Operative Agreements or in written instructions from all the Financing Parties and/or the Majority Secured Parties, as applicable, received pursuant to Section 8.6; and no implied duties or obligations shall be read into the Operative Agreements against the Lessor. The Lessor nevertheless agrees that it will promptly take all action as may be necessary to discharge any Lessor Liens on any part of the Property.

        (b) Except in accordance with written instructions furnished pursuant to an applicable provision of the Operative Agreements (expressly cited in such instructions), and without limitation of the generality of
Section 8.9(a), the Lessor shall not have any duty to (i) file, record or deposit any Operative Agreement or any other document, or to maintain any such filing, recording or deposit or to refile, rerecord or redeposit any such document; (ii) obtain insurance on the Property or effect or maintain any such insurance, other than to receive and forward to each Financing Party and the Agent any notices, policies, certificates or binders furnished to the Lessor pursuant to the Lease; (iii) maintain the Property; (iv) pay or discharge any Tax or any Lien owing with respect to or assessed or levied against any part of the Borrower's Interest, except as provided in the last sentence of Section 8.9
(a), other than to forward notice of such Tax or Lien received by the Lessor to the Lessee, each Financing Party and the Agent; (v) confirm, verify, investigate or inquire into the failure to receive any reports or financial statements of Lessee or any other Person; (vi) inspect the Property at any time or ascertain or inquire as to the performance or observance of any of the covenants of Lessee or any other Person under any Operative Agreement with respect to the Property; or (vii) manage, control, use, sell, dispose of or otherwise deal with the Property or any part thereof or any other part of the Borrower's Interest, except as provided in Section 8.9(b).

        (c) The Lessor, in the exercise or administration of its powers pursuant to the Operative Agreements, may, at the expense and, so long as no Lease Default or Lease Event of Default shall have occurred and be continuing, with the consent of Lessee employ agents, attorneys, accountants, and auditors and enter into agreements with any of them and the Lessor shall not be liable for the default or misconduct of any such agents, attorneys, accountants or auditors if such agents, attorneys, accountants or auditors shall have been selected by it with reasonable care.

8.12.   No Representations or Warranties as to the Property or Operative
Agreements.

        THE LESSOR MAKES (I) NO REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED, AS TO THE TITLE, VALUE, USE, CONDITION, DESIGN, OPERATION, MERCHANTABILITY OR FITNESS FOR USE OF THE PROPERTY (OR ANY PART THEREOF), OR ANY OTHER REPRESENTATION, WARRANTY OR COVENANT WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY (OR ANY PART THEREOF) AND THE LESSOR SHALL NOT
BE LIABLE FOR ANY LATENT, HIDDEN, OR PATENT DEFECT THEREIN OR THE FAILURE OF THE PROPERTY, OR ANY PART THEREOF, TO COMPLY WITH ANY LEGAL REQUIREMENT EXCEPT AS EXPRESSLY SET FORTH IN THE OPERATIVE AGREEMENTS, INCLUDING SECTION 6.1(l) AND THE LAST SENTENCE OF SECTION 8.11(a) HEREOF, AND (II) NO REPRESENTATION OR WARRANTY AS TO THE VALIDITY OR ENFORCEABILITY OF ANY OPERATIVE AGREEMENT AS AGAINST ANY PERSON OTHER THAN THE LESSOR OR AS TO THE CORRECTNESS OF ANY STATEMENT MADE BY A PERSON OTHER THAN THE LESSOR CONTAINED IN ANY THEREOF.

8.13.   Reliance; Advice of Counsel.

        The Lessor shall not incur any liability to any Person in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it to be genuine and believed by it in good faith to be signed by the proper party or parties. The Lessor may accept and rely upon a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Lessor may for all purposes of the Operative Agreements rely on an Officer's Certificate of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Lessor for any action taken or omitted to be taken by it reasonably in good faith in reliance thereon. In the administration of the Lessor's duties, the Lessor may execute and perform its powers and duties directly or through agents or attorneys and may consult with counsel, accountants and other skilled Persons to be selected and employed by it, and the Lessor shall not be liable for anything done, suffered or omitted reasonably in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled Persons and not contrary to the Operative Agreements.

8.14. Delayed Recordation of Certain Memoranda of the Lease and Certain Lease Supplements.

        There shall be no filing or recordation in the applicable local filing offices in the State of Maryland of the Memorandum of Lease Agreement and Lease Supplement No. 22 or the Memorandum of Lease Agreement and Lease Supplement No. 23 (collectively, the "Maryland Lease Memoranda") unless and until a Default shall have occurred. Upon the occurrence of a Default, the Agent in its discretion may (and upon instruction from either the Majority Secured Parties or the Tranche B Lenders shall) submit the Maryland Lease Memoranda for filing and recordation in the applicable local filing offices in the State of Maryland.


SECTION 9.  CREDIT AGREEMENT AND TRUST AGREEMENT.

9.1.    The Lessee's Credit Agreement Rights.

        Notwithstanding anything to the contrary contained in the Credit Agreement, the Agent, the Lenders, the Borrower and the Credit Parties hereby agree that, prior to the occurrence and continuation of any Default or Event of Default, Lessee shall have the following rights:

                (a) the right to receive any notice and any certificate, in each case issued pursuant to Section 2.8(a)of the Credit Agreement;

                (b) the right to replace any Lender pursuant to Section 2.8(b) of the Credit Agreement; and

                (c)     the right to approve any successor agent pursuant to
Section 7.9 of the Credit Agreement.

9.2.    [Intentionally Reserved].


SECTION 10.  TRANSFER OF INTEREST.

10.1.   Restrictions on Transfer.

                (a) Each Lender may participate, assign or transfer all or a portion of its interest hereunder and under the other Operative Agreements in accordance with Sections 9.7 and 9.8 of the Credit Agreement; provided, that each Lender that assigns or transfers all or a portion of its interest hereunder and under the other Operative Agreements (but not in the case of a participation) shall (i) deliver to the Agent a copy of each Assignment and Acceptance (as referenced in Section 9.8 of the Credit Agreement) for purposes of maintaining the Register and (ii) cause the assignee or transferee to execute a joinder to the Intercreditor Agreement reasonably acceptable to the Agent. In addition to the foregoing, provided no Default or Event of Default has occurred and is continuing, no Lender may assign, transfer or participate all or any portion of its interest to any Person engaged principally in the wholesale or retail sale of automotive parts, tires or automotive accessories, automotive maintenance or service and installation of automotive parts without the prior written consent of the Lessee.

                (b)     (i)     The Lessor may, subject to the rights of the
Lessee under the Lease and the other Operative Agreements, the rights of the other Financing Parties under the Operative Agreements and to the Lien of the applicable Security Documents, directly or indirectly, assign, convey, or otherwise transfer all but not less than all of its right, title and interest in or to the Property, the Lease and the other Operative Agreements (including without limitation any right to indemnification thereunder), and any other document relating to the Property or any interest in the Property as provided in the Lease to any Eligible Lessor for any reason, but only with the prior written consent of the Majority Secured Parties (the consent of any individual Secured Party not to be unreasonably withheld or delayed) and (provided, no Lease Default or Lease Event of Default has occurred and is continuing) with the consent of the Lessee (not to be unreasonably withheld or delayed); provided, however, in the event Lessee shall not so consent because of the circumstances set forth in clause (y) of the next succeeding sentence, (i) Lessor shall not be required to comply with Section 8.2(d) hereof and (ii) provided that the Lessor retains title to the Property, Lessor may sell or assign participation interests in its right to receive Rent (subject to the rights of the Lenders and Section 8.7 hereof) to one or more banks, financial institutions or other entities substantially in accordance with the provisions of Section 9.7 of the Credit Agreement (without regard to the dollar limitations on transfer set forth therein). The Lessor hereby agrees that the Lessee shall be deemed to have acted reasonably and shall have exercised reasonable discretion in the event and to the extent the Lessee has withheld its consent to or refused to approve any requested transfer, assignment, conveyance or appointment by the Lessor under this Section 10.1(b)(i) based on a reasonable belief that the requested transfer, assignment, conveyance or appointment will (x) adversely affect the accounting by the Lessee of the transactions contemplated hereunder and under the other Operative Agreements in accordance with GAAP or (y) result in a significant amount of costs and expenses payable by Lessee under the Lease and/ or other Operative Agreements. The provisions of the first sentence of this
Section 10.1(b)(i) shall not apply to the obligations of the Lessor to transfer the Property to the Lessee or a third party purchaser pursuant to Article XXII of the Lease upon payment for the Property in accordance with the terms and conditions of the Lease.

                (ii) Notwithstanding anything to the contrary in Section 10.1(b)(i), no consent shall be required from the Agent, the Lessee or any Lender (but Lessor shall provide ninety (90) days (or such shorter period as required by the Legal Requirement giving rise to the assignment, conveyance, appointment or transfer contemplated by this Section 10.1(b)(ii)) written notice to the Agent and the Lessee) in connection with any assignment, conveyance, appointment or transfer by the Lessor required by any Legal Requirement (including pursuant to the direction or recommendation of any Governmental Authority) of all or any of its right, title or interest in or to the Property, the Lease and the other Operative Agreements (including without limitation any right to indemnification thereunder), or any other document relating to the Property or any interest in the Property as provided in the Lease to an Eligible Lessor; provided, in such case, so long as no Lease Default or Lease Event of Default shall have occurred and be continuing, Lessee shall have the right to require the Lessor (unless such transfer or conveyance has already occurred, in which case the Lessee shall have the right to require such transferee) to transfer its interest to an Eligible Lessor selected by the Lessee, in its reasonable discretion; provided, further, Lessee shall be responsible for any cost or expense incurred by the Lessor in connection with any assignment, conveyance, appointment or transfer by the Lessor pursuant to this Section 10.1(b)(ii). In connection with any such assignment, conveyance, appointment or transfer by the Lessor as referenced in this Section 10.1(b)
(ii), all obligations of the Lessor pursuant to the Operative Agreements shall either be expressly assumed by the Eligible Lessor (which is the assignee) or retained by the Lessor (which is the assignor).

        (c) No Credit Party may assign any of the Operative Agreements or any of their respective rights or obligations thereunder or with respect to any Property in whole or in part to any Person without the prior written consent of the Agent, each of the Lenders and the Lessor.

        (d)     (i)     The Lessee and the Lessor shall give the other prompt
notice ("GAAP Change Notice") after the Lessee or the Lessor, as applicable, has knowledge of a proposed change in GAAP that might reasonably result in an adverse effect on Lessor in regard to its treatment of the Properties, or any of the other Collateral or the transactions described in the Operative Agreements. Such GAAP Change Notice shall include, if reasonably determinable, the anticipated impact of such proposed change in GAAP on the Lessor. The Lessee and the Lessor shall consult with each other with respect to such anticipated impact.

        (ii) The Lessee agrees to indemnify the Lessor for any loss, claim or increased costs incurred by the Lessor and quantified to Lessee in writing by Lessor in reasonable detail as a result of any change in GAAP that adversely affects the Lessor with respect to the treatment of the transactions contemplated by the Operative Agreements, the Properties or any of the other Collateral; provided, however, (A) in the case of such a change in GAAP that adversely affects the Lessor, as described above, as long as no Default or Event of Default shall have occurred and be continuing, Lessee shall have the right to require the Lessor to transfer its interest to an Eligible Lessor selected by the Lessee, in its reasonable discretion and (B) Lessor shall upon becoming aware, but in any event within thirty (30) days of a Responsible Officer of Lessor having notice of a loss, claim or increased cost pursuant to this Section 10.1, provide written notice to Lessee thereof; provided, further, nothing in the preceding proviso shall limit the obligation of the Lessee to provide the indemnity set forth in this Section 10.1(d); and provided, further, that nothing in this Section 10.1(d) shall require Lessee to indemnify Lessor for any loss, claim or increased costs incurred by Lessor as a result of a change in GAAP as described above if Lessor is in breach of any of its obligations under any of the Operative Agreements and such breach causes any such loss, claim or increased cost.

10.2.   Effect of Transfer.

        From and after any transfer effected in accordance with this Section 10, the transferor shall be released, to the extent of such transfer, from its liability hereunder and under the other documents to which it is a party in respect of obligations to be performed on or after the date of such transfer; provided, however, that any transferor shall remain liable hereunder and under such other documents to the extent that the transferee shall not have assumed the obligations of the transferor thereunder. Upon any transfer by the Lessor or a Lender as above provided, any such transferee shall assume the obligations of the Lessor or the Lender, as the case may be, and shall be deemed an "Lessor", or "Lender", as the case may be, for all purposes of such documents and each reference herein to the transferor shall thereafter be deemed a reference to such transferee for all purposes, except as provided in the preceding sentence. Notwithstanding any transfer of all or a portion of the transferor's interest as provided in this Section 10, the transferor shall be entitled to all benefits accrued and all rights vested prior to such transfer including without limitation rights to indemnification under any such document.


SECTION 11.  INDEMNIFICATION.

11.1.   General Indemnity.

        Whether or not any of the transactions contemplated hereby shall be consummated, the Indemnity Provider hereby assumes liability for and agrees to defend, indemnify and hold harmless each Indemnified Person on an After Tax Basis from and against any Claims, which may be imposed on, incurred by or asserted against an Indemnified Person by any third party, including without limitation Claims arising from the negligence of an Indemnified Person (but not to the extent such Claims arise from the gross negligence or willful misconduct of such Indemnified Person itself, as determined by a court of competent jurisdiction, as opposed to gross negligence or willful misconduct imputed to such Indemnified Person) in any way relating to or arising or alleged to arise out of the execution, delivery, performance or enforcement of this Agreement, the Lease or any other Operative Agreement or on or with respect to any Property or any component thereof, including without limitation Claims in any way relating to or arising or alleged to arise out of (a) the financing, refinancing, purchase, acceptance, rejection, ownership, design, delivery, acceptance, nondelivery, leasing, subleasing, possession, use, occupancy, operation, maintenance repair, modification, transportation, condition, sale, return, repossession (whether by summary proceedings or otherwise), or any other disposition of any Property or any part thereof, including without limitation the acquisition, holding or disposition of any interest in the Property, lease or agreement comprising a portion of any thereof; (b) any latent or other defects in any Property or any portion thereof whether or not discoverable by an Indemnified Person or the Indemnity Provider; (c) a violation of Environmental Laws, Environmental Claims or other loss of or damage to any Property or the environment relating to the Property, the Lease, or the Indemnity Provider; (d) the Operative Agreements, or any transaction contemplated thereby; (e) any breach by the Indemnity Provider of any of its representations or warranties under the Operative Agreements to which the Indemnity Provider is a party or failure by the Indemnity Provider to perform or observe any covenant or agreement to be performed by it under any of the Operative Agreements; (f) the transactions contemplated hereby or by any other Operative Agreement, in respect of the application of Parts 4 and 5 of Subtitle B of Title I of ERISA; (g) personal injury, death or property damage, including without limitation Claims based on strict or absolute liability in tort; and (h) any fees, expenses and/or other assessments by any business park or any other applicable entity with oversight responsibility for the applicable Property; provided, however, this Section 11.1 shall not be applicable to Claims arising from Taxes (except to the extent that any payment hereunder is required to be made on an After Tax Basis) and Indemnified Persons acknowledge that the Indemnified Provider's obligations for Taxes is set forth in Section 11.2.

        If a written Claim is made against any Indemnified Person or if any proceeding shall be commenced against such Indemnified Person (including without limitation a written notice of such proceeding), for any Claim, such Indemnified Person shall promptly notify the Indemnity Provider in writing and shall not take action with respect to such Claim without the consent of the Indemnity Provider for thirty (30) days after the receipt of such notice by the Indemnity Provider; provided, however, that in the case of any such Claim, if action shall be required by law or regulation to be taken prior to the end of such period of thirty (30) days, such Indemnified Person shall endeavor to, in such notice to the Indemnity Provider, inform the Indemnity Provider of such shorter period, and no action shall be taken with respect to such Claim without the consent of the Indemnity Provider before seven (7) days before the end of such shorter period; provided, further, that the failure of such Indemnified Person to give the notices referred to in this sentence shall not diminish the Indemnity Provider's obligation hereunder except to the extent such failure precludes in all respects the Indemnity Provider from contesting such Claim.

        If, within thirty (30) days of receipt of such notice from the Indemnified Person (or such shorter period as the Indemnified Person has notified the Indemnity Provider is required by law or regulation for the Indemnified Person to respond to such Claim), the Indemnity Provider shall request in writing that such Indemnified Person respond to such Claim, the Indemnified Person shall, at the expense of the Indemnity Provider, in good faith conduct and control such action (including without limitation by pursuit of appeals) (provided, however, that (A) if such Claim, in the Indemnity Provider's reasonable discretion, can be pursued by the Indemnity Provider on behalf of or in the name of such Indemnified Person, the Indemnified Person, at the Indemnity Provider's request, shall allow the Indemnity Provider to conduct and control the response to such Claim and (B) in the case of any Claim (and notwithstanding the provisions of the foregoing subsection (A)), the Indemnified Person may request the Indemnity Provider to conduct and control the response to such Claim (with counsel to be selected by the Indemnity Provider and consented to by such Indemnified Person, such consent not to be unreasonably withheld, delayed or conditioned; provided, however, that any Indemnified Person may retain separate counsel at the expense of the Indemnity Provider in the event of a conflict of interest between such Indemnified Person and the Indemnity Provider)) by, in the sole discretion of the Person conducting and controlling the response to such Claim (1) resisting payment thereof, (2) not paying the same except under protest, if protest is necessary and proper, (3) if the payment be made, using reasonable efforts to obtain a refund thereof in appropriate administrative and judicial proceedings, or (4) taking such other action as is reasonably requested by the Indemnity Provider from time to time.

        The party controlling the response to any Claim shall consult in good faith with the non-controlling party and shall keep the non-controlling party reasonably informed as to the conduct of the response to such Claim; provided, that all decisions ultimately shall be made in the discretion of the controlling party. The parties agree that an Indemnified Person may at any time decline to take further action with respect to the response to such Claim and may settle such Claim if (i) such Indemnified Person shall waive its rights to any indemnity from the Indemnity Provider that otherwise would be payable in respect of such Claim (and any future Claim, the pursuit of which is precluded by reason of such resolution of such Claim) and shall pay to the Indemnity Provider any amount previously paid or advanced by the Indemnity Provider pursuant to this Section 11.1 by way of indemnification or advance for the payment of an amount regarding such Claim and (ii) such settlement would not adversely affect the rights or increase the obligations of the Indemnity Provider.

        Notwithstanding the foregoing provisions of this Section 11.1, an Indemnified Person shall not be required to take any action and the Indemnity Provider shall not be permitted to respond to any Claim in its own name or that of the Indemnified Person unless (A) the Indemnity Provider shall have agreed to pay and shall pay to such Indemnified Person on demand and on an After Tax Basis all reasonable costs, losses and expenses that such Indemnified Person actually incurs in connection with such Claim, including without limitation all reasonable legal, accounting and investigatory fees and disbursements and the Indemnity Provider shall have agreed that the Claim is an indemnifiable Claim hereunder, (B) in the case of a Claim that must be pursued in the name of an Indemnified Person (or an Affiliate thereof), the amount of the potential indemnity (taking into account all similar or logically related Claims that have been or could be raised for which the Indemnity Provider may be liable to pay an indemnity under this Section 11.1) exceeds $25,000 (or such lesser amount as may be subsequently agreed between the Indemnity Provider and the Indemnified Person),
(C) the Indemnified Person shall have reasonably determined that the action to be taken will not result in any material danger of sale, forfeiture or loss of the Property, or any part thereof or interest therein, will not interfere with the payment of Rent, and will not result in risk of criminal liability, (D) if such Claim shall involve the payment of any amount prior to the resolution of such Claim, the Indemnity Provider shall provide to the Indemnified Person an interest-free advance in an amount equal to the amount that the Indemnified Person is required to pay (with no additional net after-tax cost to such Indemnified Person) prior to the date such payment is due, (E) in the case of a Claim that must be pursued in the name of an Indemnified Person (or an Affiliate thereof), the Indemnity Provider shall have provided to such Indemnified Person an opinion of independent counsel selected by the Indemnity Provider and reasonably satisfactory to the Indemnified Person stating that a reasonable basis exists to contest such Claim (or, in the case of an appeal of an adverse determination, an opinion of such counsel to the effect that the position asserted in such appeal will more likely than not prevail) and (F) no Event of Default shall have occurred and be continuing. In no event shall an Indemnified Person be required to appeal an adverse judicial determination to the United States Supreme Court. In addition, an Indemnified Person shall not be required to contest any Claim in its name (or that of an Affiliate) if the subject matter thereof shall be of a continuing nature and shall have previously been decided adversely by a court of competent jurisdiction pursuant to the contest provisions of this Section 11.1, unless there shall have been a change in law (or interpretation thereof) and the Indemnified Person shall have received, at the Indemnity Provider's expense, an opinion of independent counsel selected by the Indemnity Provider and reasonably acceptable to the Indemnified Person stating that as a result of such change in law (or interpretation thereof), it is more likely than not that the Indemnified Person will prevail in such contest. In no event shall the Indemnity Provider be permitted to adjust or settle any Claim without the consent of the Indemnified Person to the extent any such adjustment or settlement involves, or is reasonably likely to involve, an adverse admission by or with respect to the Indemnified Person.

11.2.   General Tax Indemnity.

                (a) The Indemnity Provider shall pay and assume liability for, and does hereby agree to indemnify, protect and defend each Property and all Indemnified Persons, and hold them harmless against, all Impositions on an After Tax Basis, and all payments by or on behalf of the Indemnity Provider or the Lessor or in respect of any of the obligations of the Indemnity Provider or the Lessor pursuant to the Operative Agreements shall be made free and clear of and without deduction for any and all present and future Impositions.

                (b)     Notwithstanding anything to the contrary in Section
11.2 (a) hereof, the following shall be excluded from the indemnity required by
Section 11.2(a):

                        (i) Taxes (other than Taxes that are, or are in the nature of, sales, use, rental, value added, transfer or property taxes) that are imposed on a Indemnified Person by the United States federal government (or with respect to any Indemnified Person any foreign jurisdiction in which such Indemnified Person is organized or from which such Indemnified Person books, maintains and administers its Loans; provided, that this provision shall not be construed to supersede Section 11.2(e) hereof) that are based on or measured by the net income (including without limitation taxes based on capital gains and minimum taxes) of such Person; provided, that this clause (i) shall not be interpreted to prevent a payment from being made on an After Tax Basis if such payment is otherwise required to be so made;

                        (ii) Taxes (other than Taxes that are, or are in the nature of, sales, use, rental, value added, transfer or property taxes) that are imposed on any Indemnified Person by any state or local jurisdiction or taxing authority within any state or local jurisdiction and that are based upon or measured by the gross (to the extent in lieu of a net income tax) or net income (including without limitation taxes based on capital gains and minimum taxes) or are franchise Taxes of such Person (or with respect to any Indemnified Person and solely with respect to net income taxes, any state or local jurisdiction or taxing authority within any state or local jurisdiction, in which case within a foreign jurisdiction in which such Indemnified Person books, maintains and administers its Loans; provided, that this provision shall not be construed to supersede Section 11.2(e) hereof); provided that such Taxes shall not be excluded under this subparagraph (ii) to the extent such Taxes would have been imposed had the location, possession or use of any Property in, the location or the operation of the Lessee in, or the Lessee's making payments under the Operative Agreements from, the jurisdiction imposing such Taxes been the sole connection between such Indemnified Person and the jurisdiction imposing such Taxes; provided, further, that this clause (ii) shall not be interpreted to prevent a payment from being made on an After Tax Basis if such payment is otherwise required to be so made;

                        (iii) any Tax to the extent it relates to any act, event or omission that occurs after the termination of the Lease and redelivery or sale of the Property in accordance with the terms of the Lease (but not any Tax that relates to such termination, redelivery or sale and/or to any period prior to such termination, redelivery or sale); and

                        (iv) any Taxes which are imposed on an Indemnified Person as a result of the gross negligence or willful misconduct of such Indemnified Person itself, as determined by a court of competent jurisdiction (as opposed to gross negligence or willful misconduct imputed to such Indemnified Person), but not Taxes imposed as a result of ordinary negligence of such Indemnified Person;

        (c)     (i)     Subject to the terms of Section 11.2(f), the Indemnity
Provider shall pay or cause to be paid all Impositions directly to the taxing authorities where feasible and otherwise to the Indemnified Person, as appropriate, and the Indemnity Provider shall at its own expense, upon such Indemnified Person's reasonable request, furnish to such Indemnified Person copies of official receipts or other satisfactory proof evidencing such payment.

                        (ii) In the case of Impositions for which no contest is conducted pursuant to Section 11.2(f) and which the Indemnity Provider pays directly to the taxing authorities, the Indemnity Provider shall pay such Impositions prior to the latest time permitted by the relevant taxing authority for timely payment. In the case of Impositions for which the Indemnity Provider reimburses an Indemnified Person, the Indemnity Provider shall do so within thirty (30) days after receipt by the Indemnity Provider of demand by such Indemnified Person describing in reasonable detail the nature of the Imposition and the basis for the demand (including without limitation the computation of the amount payable), accompanied by receipts or other reasonable evidence of such demand. In the case of Impositions for which a contest is conducted pursuant to Section 11.2(f), the Indemnity Provider shall pay such Impositions or reimburse such Indemnified Person for such Impositions, to the extent not previously paid or reimbursed pursuant to subsection (a), prior to the latest time permitted by the relevant taxing authority for timely payment after conclusion of all contests under Section 11.2(f).

                        (iii) At the Indemnity Provider's request, the amount of any indemnification payment by the Indemnity Provider pursuant to subsection
(a) shall be verified and certified by an independent public accounting firm mutually acceptable to the Indemnity Provider and the Indemnified Person. The fees and expenses of such independent public accounting firm shall be paid by the Indemnity Provider unless such verification shall result in an adjustment in the Indemnity Provider's favor of fifteen percent (15%) or more of the payment as computed by the Indemnified Person, in which case such fee shall be paid by the Indemnified Person.

                (d) The Indemnity Provider shall be responsible for preparing and filing any real and personal property or ad valorem tax returns in respect of each Property and any other tax returns required for the Lessor respecting the transactions described in the Operative Agreements. In case any other report or tax return shall be required to be made with respect to any obligations of the Indemnity Provider under or arising out of subsection (a) and of which the Indemnity Provider has knowledge or should have knowledge, the Indemnity Provider, at its sole cost and expense, shall notify the relevant Indemnified Person of such requirement and (except if such Indemnified Person notifies the Indemnity Provider that such Indemnified Person intends to prepare and file such report or return) (A) to the extent required or permitted by and consistent with Legal Requirements, make and file in the Indemnity Provider's name such return, statement or report; and (B) in the case of any other such return, statement or report required to be made in the name of such Indemnified Person, advise such Indemnified Person of such fact and prepare such return, statement or report for filing by such Indemnified Person or, where such return, statement or report shall be required to reflect items in addition to any obligations of the Indemnity Provider under or arising out of subsection
(a), provide such Indemnified Person at the Indemnity Provider's expense with information sufficient to permit such return, statement or report to be properly made with respect to any obligations of the Indemnity Provider under or arising out of subsection (a). Such Indemnified Person shall, upon the Indemnity Provider's request and at the Indemnity Provider's expense, provide any data maintained by such Indemnified Person (and not otherwise available to or within the control of the Indemnity Provider) with respect to each Property which the Indemnity Provider may reasonably require to prepare any required tax returns or reports.

                (e) As between the Indemnity Provider on one hand, and each Financing Party on the other hand, the Indemnity Provider shall be responsible for, and the Indemnity Provider shall indemnify and hold harmless each Financing Party (without duplication of any indemnification required by subsection (a)) on an After Tax Basis against, any obligation for United States or foreign withholding taxes or similar levies, imposts, charges, fees, deductions or withholdings (collectively, "Withholdings") imposed in respect of the interest payable on the Notes, Lessor Yield payable on the Lessor Advance or with respect to any other payments under the Operative Agreements (all such payments being referred to herein as "Exempt Payments") which are intended to be made without deduction, withholding or set off (and, if any Financing Party receives a demand for such payment from any taxing authority or a Withholding is otherwise required with respect to any Exempt Payment, the Indemnity Provider shall discharge such demand on behalf of such Financing Party); provided, however, that the obligation of the Indemnity Provider under this
Section 11.2 shall not apply to:

(i) Withholdings on any Exempt Payment to any Financing Party which is a non-U.S. Person unless such Financing Party is, on the date hereof (or on the date it becomes a Financing Party hereunder) and on the date of any change in the principal place of business or the lending office of such Financing Party (provided that this Section 11.2(e)(i) shall not apply with respect to any change in a Financing Party's principal place or Lending Office unless such change subjects such Financing Party to additional U.S. Withholdings), entitled to and does timely submit to the Agent two (2) complete original signed copies of either (a) Form W-8BEN, (c) Form W-8ECI, or (b) other documentation supporting such Financing Party's exemption from Withholdings with respect to such payment, in each case certifying that (y) such party is entitled under
Section 1442 of the Code or any other applicable Code provision or under any applicable tax treaty or convention to receive payments pursuant to the Operative Agreements without deduction or withholding of United States federal income tax and (z) is a foreign Person thereby entitled to an exemption from United States backup withholding taxes (except where the failure of the exemption results from a change in the principal place of business of the Lessee); provided, however, if a failure of the exemption is due to a change in law after the date hereof or in the case of a Financing Party that acquires its interest after the date hereof, a change in law occurring after such date, then the Indemnity Provider shall be liable for any withholding resulting therefrom; or

        (iv) Any Withholdings of U.S. Taxes imposed solely by reason of the failure by a non-U.S. Person to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of America of such non-U.S. Person if such compliance is required by statute or regulation of the United States of America as a precondition to relief or exemption from such U.S. Taxes if the Indemnity Provider has provided such certification, information, documentation or other reporting requirements to the Financing Party and the Financing Party is eligible for such relief or exemption.

For the purposes of this Section 11.2(e), (A) "U.S. Person" shall mean a citizen, national or resident of the United States of America, a corporation, partnership or other entity created or organized in or under any laws of the United States of America or any State thereof, or any estate or trust that is subject to Federal income taxation regardless of the source of its income, (B) "U.S. Taxes" shall mean any present or future tax, assessment or other charge or levy imposed by or on behalf of the United States of America or any taxing authority thereof or therein, (C) "Form W-8BEN" shall mean Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding) of the Department of the Treasury of the United States of America and (D) "Form W-8ECI" shall mean Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States) of the Department of the Treasury of the United States of America. Each of the Forms referred to in the foregoing clauses (C) and (D) shall include such successor and related forms as may from time to time be adopted by the relevant taxing authorities of the United States of America to document a claim to which such Form relates.

        If a Financing Party or an Affiliate with whom such Financing Party files a consolidated tax return (or equivalent) subsequently receives the benefit in any country of a tax credit or an allowance resulting from U.S. Taxes with respect to which it has received a payment of an additional amount under this Section 11.2(e), such Financing Party will pay to the Indemnity Provider such part of that benefit as in the opinion of such Financing Party will leave it (after such payment) in a position no more and no less favorable than it would have been in if no additional payment had been required to be paid, provided always that (i) such Financing Party will be the sole judge of the amount of any such benefit and of the date on which it is received, (ii) such Financing Party will have the absolute discretion as to the order and manner in which it employs or claims tax credits and allowances available to it and (iii) such Financing Party will not be obliged to disclose to the Borrower any information regarding its tax affairs or tax computations.

        Each non-U.S. Person that shall become a Financing Party after the date hereof shall, upon the effectiveness of the related transfer or otherwise upon becoming a Financing Party hereunder, be required to provide all of the forms and statements referenced above or other evidences of exemption from Withholdings.

                (f) If a written Claim is made against any Indemnified Person or if any proceeding shall be commenced against such Indemnified Person (including without limitation a written notice of such proceeding), for any Impositions, the provisions in Section 11.1 relating to notification and rights to contest shall apply; provided, however, that the Indemnity Provider shall have the right to conduct and control such contest only if such contest involves a Tax other than a Tax on net income of the Indemnified Person and can be pursued independently from any other proceeding involving a Tax liability of such Indemnified Person.

11.3.   Increased Costs, Illegality, etc.

                (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request hereafter adopted, promulgated or made by any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Financing Party of agreeing to make or making, funding or maintaining Advances, then the Lessee shall from time to time, upon demand by such Financing Party (with a copy of such demand to the Agent but subject to the terms of Section 2.8 of the Credit Agreement), pay to the Agent for the account of such Financing Party additional amounts sufficient to compensate such Financing Party for such increased cost. A certificate as to the amount of such increased cost, submitted to the Lessee and the Agent by such Financing Party, shall be conclusive and binding for all purposes, absent manifest error.

                (b) If any Financing Party determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law, but in each case promulgated or made after the date hereof) affects or would affect the amount of capital required or expected to be maintained by such Financing Party or any corporation controlling such Financing Party and that the amount of such capital is increased by or based upon the existence of such Financing Party's commitment to make Advances and other commitments of this type or upon the Advances, then, upon demand by such Financing Party (with a copy of such demand to the Agent but subject to the terms of Section 2.8 of the Credit Agreement), the Lessee shall pay to the Agent for the account of such Financing Party, from time to time as specified by such Financing Party, additional amounts sufficient to compensate such Financing Party or such corporation in the light of such circumstances, to the extent that such Financing Party reasonably determines such increase in capital to be allocable to the existence of such Financing Party's commitment to make such Advances.
A certificate as to such amounts submitted to the Lessee and the Agent by such Financing Party shall be conclusive and binding for all purposes, absent manifest error.

                (c) Without limiting the effect of the foregoing, the Lessee shall pay to each Financing Party on the last day of the Interest
Period therefor so long as such Financing Party is maintaining reserves against "Eurocurrency liabilities" under Regulation D an additional amount (determined by such Financing Party and notified to the Lessee through the Agent) equal to the product of the following for each Eurodollar Loan or Eurodollar Lessor Advance, as the case may be, for each day during such Interest Period:

                (i) the principal amount of such Eurodollar Loan or Eurodollar Lessor Advance, as the case may be, outstanding on such day; and

                (ii) the remainder of (x) a fraction the numerator of which is the rate (expressed as a decimal) at which interest accrues on such Eurodollar Loan or Eurodollar Lessor Advance, as the case may be, for such Interest Period as provided in the Credit Agreement or the Participation Agreement, as the case may be (less the Applicable Percentage), and the denominator of which is one (1) minus the effective rate (expressed as a decimal) at which such reserve requirements are imposed on such Financing Party on such day minus (y) such numerator; and

                (iii)   1/360.

                (d) Without affecting its rights under Sections 11.3(a), 11.3(b) or 11.3(c) or any other provision of any Operative Agreement, each Financing Party agrees that if there is any increase in any cost to or reduction in any amount receivable by such Financing Party with respect to which the Lessee would be obligated to compensate such Financing Party pursuant to Sections 11.3(a) or 11.3(b), such Financing Party shall use reasonable efforts to select an alternative office for Advances which would not result in any such increase in any cost to or reduction in any amount receivable by such Financing Party; provided, however, that no Financing Party shall be obligated to select an alternative office for Advances if such Financing Party determines that (i) as a result of such selection such Financing Party would be in violation of any applicable law, regulation, treaty, or guideline, or would incur additional costs or expenses or (ii) such selection would be inadvisable for regulatory reasons or materially inconsistent with the interests of such Financing Party.

                (e) With reference to the obligations of the Lessee set forth in Sections 11.3(a) through 11.3(d), the Lessee shall not have any obligation to pay to any Financing Party amounts owing under such Sections for any period which is more than one (1) year prior to the date upon which the request for payment therefor is delivered to the Lessee.

                (f) Notwithstanding any other provision of this Agreement, if any Financing Party shall notify the Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for any Financing Party to perform its obligations hereunder to make or maintain Eurodollar Loans or Eurodollar Lessor Advances, as the case may be, then (i) each Eurodollar Loan or Eurodollar Lessor Advance, as the case may be, will automatically, at the earlier of the end of the Interest Period for such Eurodollar Loan or Eurodollar Lessor Advance, as the case may be, or the date required by law, convert into an ABR Loan or an ABR Holder Advance, as the case may be, and (iii) the obligation of the Financing Parties to make, convert or continue Eurodollar Loans or Eurodollar Lessor Advances, as the case may be, shall be suspended until the Agent shall notify the Lessee that such Financing Party has determined that the circumstances causing such suspension no longer exist.

11.4.   Funding/Contribution Indemnity.

        Subject to the provisions of Section 2.8(a) of the Credit Agreement, as the case may be, the Lessee agrees to indemnify each Financing Party and to hold each Financing Party harmless from any loss or reasonable expense which such Financing Party may sustain or incur as a consequence of (a) any default in connection with the drawing of funds for any Advance, (b) any default in making any prepayment after a notice thereof has been given in accordance with the provisions of the Operative Agreements or (c) the making of a voluntary or involuntary payment of Eurodollar Loans or Eurodollar Lessor Advances, as the case may be, on a day which is not the last day of an Interest Period with respect thereto. Such indemnification shall be in an amount equal to the excess, if any, of (x) the amount of interest or Lessor Yield, as the case may be, which would have accrued on the amount so paid, or not so borrowed, accepted, converted or continued for the period from the date of such payment or of such failure to borrow, accept, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, accept, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable Eurodollar Rate plus the Applicable Percentage for such Loan or Lessor Advance, as the case may be, for such Interest Period over (y) the amount of interest (as determined by such Financing Party in its reasonable discretion) which would have accrued to such Financing Party on such amount by
(i) (in the case of the Lenders) reemploying such funds in loans of the same type and amount during the period from the date of payment or failure to borrow to the last day of the then applicable Interest Period (or, in the case of a failure to borrow, the Interest Period that would have commenced on the date of such failure) and (ii) (in the case of the Lessor) placing such amount on deposit for a comparable period with leading banks in the relevant interest rate market. This covenant shall survive the termination of the Operative Agreements and the payment of all other amounts payable hereunder.

11.5.   EXPRESS INDEMNIFICATION FOR ORDINARY NEGLIGENCE, STRICT LIABILITY, ETC.

        WITHOUT LIMITING THE GENERALITY OF THE INDEMNIFICATION PROVISIONS OF ANY AND ALL OF THE OPERATIVE AGREEMENTS, EACH PERSON PROVIDING INDEMNIFICATION OF ANOTHER PERSON UNDER ANY OPERATIVE AGREEMENT HEREBY FURTHER EXPRESSLY RELEASES EACH BENEFICIARY OF ANY SUCH INDEMNIFICATION FROM ALL CLAIMS FOR LOSS OR DAMAGE, DESCRIBED IN ANY OPERATIVE AGREEMENT, CAUSED BY ANY ACT OR OMISSION ON THE PART OF ANY SUCH BENEFICIARY ATTRIBUTABLE TO THE ORDINARY NEGLIGENCE (WHETHER SOLE OR CONTRIBUTORY) OR STRICT LIABILITY OF ANY SUCH BENEFICIARY, AND INDEMNIFIES, EXONERATES AND HOLDS EACH SUCH BENEFICIARY FREE AND HARMLESS FROM AND AGAINST ANY AND ALL ACTIONS, CAUSES OF ACTION, SUITS, CLAIMS, LOSSES, COSTS, LIABILITIES, DAMAGES AND EXPENSES (INCLUDING WITHOUT LIMITATION ATTORNEY'S FEES AND EXPENSES), DESCRIBED ABOVE, INCURRED BY ANY SUCH BENEFICIARY (IRRESPECTIVE OF WHETHER ANY SUCH BENEFICIARY IS A PARTY TO THE ACTION FOR WHICH INDEMNIFICATION UNDER THIS AGREEMENT OR ANY OTHER OPERATIVE AGREEMENT IS SOUGHT) ATTRIBUTABLE TO THE ORDINARY NEGLIGENCE (WHETHER SOLE OR CONTRIBUTORY) OR STRICT LIABILITY OF ANY SUCH BENEFICIARY.


SECTION 12.  MISCELLANEOUS.

12.1.   Survival of Agreements.

        The representations, warranties, covenants, indemnities and agreements of the parties provided for in the Operative Agreements, and the parties' obligations under any and all thereof, shall survive the execution and delivery of this Agreement, the transfer of any Property to the Lessor, the acquisition of any Property (or any of its components), any disposition of any interest of the Lessor in any Property, the payment of the Notes and any disposition thereof and shall be and continue in effect notwithstanding any investigation made by any party and the fact that any party may waive compliance with any of the other terms, provisions or conditions of any of the Operative Agreements. Except as otherwise expressly set forth herein or in other Operative Agreements, the indemnities of the parties provided for in the Operative Agreements shall survive the expiration or termination of any thereof.

12.2.   Notices.

        All notices required or permitted to be given under any Operative Agreement shall be in writing. Notices may be served by certified or registered mail, postage paid with return receipt requested; by private courier, prepaid; by facsimile, or other telecommunication device capable of transmitting or creating a written record; or personally. Mailed notices shall be deemed delivered five (5) days after mailing, properly addressed. Couriered notices shall be deemed delivered when delivered as addressed, or if the addressee refuses delivery, when presented for delivery notwithstanding such refusal. Telecommunicated notices shall be deemed delivered when receipt is either confirmed by confirming transmission equipment or acknowledged by the addressee or its office. Personal delivery shall be effective when accomplished. Unless a party changes its address by giving notice to the other party as provided herein, notices shall be delivered to the parties at the following addresses:

If to Lessee, to such entity at the following address:

The Pep Boys - Manny, Moe & Jack
3111 W. Allegheny Ave.
Philadelphia, PA  19132
Attention:      Brian D. Zuckerman
                Chief Legal Officer
Telephone:      215-430-9009
Telecopy:       215-229-5076

If to any Guarantor, to such entity in care of The Pep Boys - Manny, Moe & Jack at the following address:

The Pep Boys - Manny, Moe & Jack
3111 W. Allegheny Ave.
Philadelphia, PA  19132
Attention:      Bernard McElroy
Telephone:      215-430-9203
Telecopy:       215-227-3275

                If to the Borrower or the Lessor, to such entity at the following address:

Wachovia Development Corporation
c/o Wachovia Securities
One Wachovia Center
                        301 South College Street, TW-16
                        Charlotte, North Carolina  28288-0174
                        Attention:  Gabrielle Braverman
                        Telephone:  (704) 383-1967
                        Telecopy:  (704) 383-8108

                If to the Agent, to it at the following address:

Wachovia Bank, National Association
                        201 South College Street
                        Charlotte, North Carolina  28288-4708
        Attention:  Angela Abessinso
        Telephone:  (704) 383-9334
        Telecopy:  (704) 383-7989

        with a copy to:

Wachovia Securities
                        One Wachovia Center
                        301 South College Street, TW-16
                        Charlotte, North Carolina  28288-0174
                        Attention:  Gabrielle Braverman
                        Telephone:  (704) 383-1967
                        Telecopy:  (704) 383-8108

If to any Lender, to it at the address set forth for such Lender in Schedule
2.1 of the Credit Agreement.

                From time to time any party may designate additional parties and/or another address for notice purposes by notice to each of the other parties hereto. Each notice hereunder shall be effective upon receipt or refusal thereof.

12.3.   Counterparts.

        This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one (1) and the same instrument.

12.4.   Terminations, Amendments, Waivers, Etc.; Unanimous Vote Matters.

        Each Operative Agreement may be terminated, amended, supplemented, waived or modified only by an instrument in writing signed by the Agent (as directed by the Secured Parties in accordance with the terms of the Intercreditor Agreement) and each Credit Party that is a party to such Operative Agreement; provided, that the consent of the Credit Parties shall not be required to the extent any Default or Event of Default shall have occurred and be continuing. Without limiting the generality of the foregoing, no provision of the Lease or any other Operative Agreement affecting (i) any payment obligations of the Lessee, (ii) the material rights of Lessor or Agent to demand or receive any payment thereunder or (iii) any provision of any Security Document with respect to the Tranche A Priority Collateral, may be terminated, amended, supplemented, waived or modified without the prior written consent of Congress.

12.5.   Headings, etc.

        The Table of Contents and headings of the various Articles and Sections of this Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.

12.6.   Parties in Interest.

        Except as expressly provided herein, none of the provisions of this Agreement are intended for the benefit of any Person except the parties hereto.

12.7.   GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL; VENUE.

                (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED, INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAWS). Any legal action or proceeding with respect to this Agreement or any other Operative Agreement may be brought in the courts of the State of New York in the borough of Manhattan or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, each of the parties to this Agreement hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the nonexclusive jurisdiction of such courts. Each of the parties to this Agreement further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address set out for notices pursuant to Section 12.2, such service to become effective three (3) days after such mailing. Nothing herein shall affect the right of any party to serve process in any other manner permitted by Law or to commence legal proceedings or to otherwise proceed against any party in any other jurisdiction.

                (b) EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY, TO THE FULLEST EXTENT ALLOWED BY APPLICABLE LAW, WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO ANY DISPUTE OR THIS AGREEMENT, ANY OTHER OPERATIVE AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

                (c) Each of the parties to this Agreement hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Operative Agreement brought in the courts referred to in subsection (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

12.8.   Severability.

        Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

12.9.   Liability Limited.

                (a) Anything to the contrary contained in this Agreement, the Credit Agreement, the Notes or in any other Operative Agreement notwithstanding, no Exculpated Person shall be personally liable in any respect for any liability or obligation arising hereunder or in any other Operative Agreement including without limitation the payment of the principal of, or interest on, the Notes, or for monetary damages for the breach of performance of any of the covenants contained in the Credit Agreement, the Notes, this Agreement, the Security Agreement or any of the other Operative Agreements.
The Lenders, the Lessor and the Agent agree that, in the event any remedies under any Operative Agreement are pursued, neither the Lenders, the Lessor nor the Agent shall have any recourse against any Exculpated Person, for any deficiency, loss or Claim for monetary damages or otherwise resulting therefrom and recourse shall be had solely and exclusively against the Borrower's Interest (excluding Excepted
Payments) and the Credit Parties (with respect to the Credit Parties' obligations under the Operative Agreements); but nothing contained herein shall be taken to prevent recourse against or the enforcement of remedies against the Borrower's Interest (excluding Excepted Payments) in respect of any and all liabilities, obligations and undertakings contained herein and/or in any other Operative Agreement. Notwithstanding the provisions of this Section, nothing in any Operative Agreement shall: (i) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Notes arising under any Operative Agreement or secured by any Operative Agreement, but the same shall continue until paid or discharged; (ii) relieve any Exculpated Person from liability and responsibility for (but only to the extent of the damages arising by reason of): active waste knowingly committed by any Exculpated Person with respect to any Property, any fraud, gross negligence or willful misconduct on the part of any Exculpated Person; (iii) relieve any Exculpated Person from liability and responsibility for (but only to the extent of the moneys misappropriated, misapplied or not turned over) (A) except for Excepted Payments, misappropriation or misapplication by the Lessor (i.e., application in a manner contrary to any of the Operative Agreements) of any insurance proceeds or condemnation award paid or delivered to the Lessor by any Person other than the Agent, (B) except for Excepted Payments, any deposits or any escrows or amounts owed by Lessee held by the Lessor or (C) except for Excepted Payments, any rent or other income received by the Lessor from any Credit Party that is not turned over to the Agent; or (iv) affect or in any way limit the Agent's rights and remedies under any Operative Agreement with respect to the Rents and rights and powers of the Agent under the Operative Agreements or to obtain a judgment against the Lessee's interest in the Properties or the Agent's rights and powers to obtain a judgment against the Lessor or any Credit Party (provided, that no deficiency judgment or other money judgment shall be enforced against any Exculpated Person except to the extent of Borrower's Interest (excluding Excepted Payments) or to the extent the Lessor may be liable as otherwise contemplated in clauses (ii) and (iii) of this Section 12.9(b)).

12.10.  Rights of the Credit Parties.

        If at any time all obligations (i) of the Borrower under the Credit Agreement, the Security Documents and the other Operative Agreements and (ii) of the Credit Parties under the Operative Agreements have in each case been satisfied or discharged in full and all amounts due and payable to the Agent, the Lessor and the Lenders under the Operative Agreements are paid in full, then the Credit Parties shall be entitled, to the extent permitted under applicable law, to (a) terminate the Lease and guaranty obligations under
Section 6B and (b) receive all amounts then held under the Operative Agreements and all proceeds with respect to any of the Properties. Upon the termination of the Lease and Section 6B pursuant to the foregoing clause (a), the Lessor shall transfer to the Lessee all of its right, title and interest free and clear of the Lien of the Lease, the Lien of the Security Documents and all Lessor Liens in and to any Properties then subject to the Lease and any amounts or proceeds referred to in the foregoing clause (b) shall be paid over to the Lessee.

12.11.  Further Assurances.

        The parties hereto shall promptly cause to be taken, executed, acknowledged or delivered, at the sole expense of the Lessee, all such further acts, conveyances, documents and assurances as the other parties may from time to time reasonably request in order to carry out and effectuate the intent and purposes of this Participation Agreement, the other Operative Agreements and the transactions contemplated hereby and thereby (including without limitation the preparation, execution and filing of any and all Uniform Commercial Code financing statements, filings of Mortgage Instruments and other filings or registrations which the parties hereto may from time to time request to be filed or effected). The Lessee, at its own expense and without need of any prior request from any other party, shall take such action as may be necessary (including without limitation any action specified in the preceding sentence), or (if the Lessor shall so request) as so requested, in order to maintain and protect all security interests provided for hereunder or under any other Operative Agreement. In addition, in connection with the sale or other disposition of any Property or any portion thereof, the Lessee agrees to execute such instruments of conveyance as reasonably required in connection therewith.

12.12.  Calculations under Operative Agreements.

        The parties hereto agree that all calculations and numerical determinations to be made under the Operative Agreements by the Lessor shall be made by the Agent and that such calculations and determinations shall be conclusive and binding on the parties hereto in the absence of manifest error.

12.13.  Confidentiality.

        Each Financing Party severally agrees to use reasonable efforts to keep confidential all non-public information pertaining to any Credit Party or any of its Subsidiaries which is provided to it by any Credit Party or any of its Subsidiaries and which an officer of any Credit Party or any of its Subsidiaries has requested in writing be kept confidential, and shall not intentionally disclose such information to any Person except:

                (a) to the extent such information is public when received by such Person or becomes public thereafter due to the act or omission of any party other than such Person;

                (b) to the extent such information is independently obtained from a source other than any Credit Party or any of its Subsidiaries and such information from such source is not, to such Person's knowledge, subject to an obligation of confidentiality or, if such information is subject to an obligation of confidentiality, that disclosure of such information is permitted;

                (c) to counsel, auditors or accountants retained by any such Person or any Affiliates of any such Person (if such Affiliates are permitted to receive such information pursuant to clause (f) or (g) below), provided they agree to keep such information confidential as if such Person or Affiliate were party to this Agreement and to financial institution regulators, including examiners of any Financing Party or any Affiliate thereof in the course of examinations of such Persons;

                (d) in connection with any litigation or the enforcement or preservation of the rights of any Financing Party under the Operative Agreements;

                (e) to the extent required by any applicable statute, rule or regulation or court order (including without limitation, by way of subpoena) or pursuant to the request of any regulatory or Governmental Authority having jurisdiction over any such Person; provided, however, that such Person shall endeavor (if not otherwise prohibited by Law) to notify the Lessee prior to any disclosure made pursuant to this clause (e), except that no such Person shall be subject to any liability whatsoever for any failure to so notify the Lessee;

                (f) any Financing Party may disclose such information to another Financing Party or to any Affiliate of a Financing Party that is a direct or indirect owner of any Financing Party;

                (g) any Financing Party may disclose such information to an Affiliate of any Financing Party to the extent required in connection with the transactions contemplated hereby or to the extent such Affiliate is involved in, or provides advice or assistance to such Person with respect to, such transactions (provided, in each case that such Affiliate has agreed in writing to maintain confidentiality as if it were such Financing Party (as the case may be)); or

                (h) to the extent disclosure to any other financial institution or other Person is appropriate in connection with any proposed or actual (i) assignment or grant of a participation by any of the Lenders of interests in the Credit Agreement or any Note to such other financial institution (who will in turn be required by the Agent to agree in writing to maintain confidentiality as if it were a Lender originally party to this Agreement) or (ii) assignment by Lessor of Borrower's Interest to another Person (who will in turn be required by the Lessor to agree in writing to maintain confidentiality as if it were the Lessor originally party to this Agreement).

        Subject to the terms of Sections 12.13(a)-12.13(h), under the terms of any one or more of which circumstances disclosure shall be permitted, each Financing Party severally agrees to use reasonable efforts to keep confidential all non-public information pertaining to the financing structure described in the unrecorded Operative Agreements.

12.14.  Financial Reporting/Tax Characterization.

        All parties hereto intend and agree to consistently treat, for all US federal and state income tax purposes, the Lessee as the owner of the Property. Lessee agrees to obtain advice from its own accountants and tax counsel regarding the financial reporting treatment and the tax characterization of the transactions described in the Operative Agreements. Lessee further agrees that except as hereafter provided in this Section 12.14, Lessee shall not rely upon any statement of any Financing Party or any of their respective Affiliates and/ or Subsidiaries regarding any such financial reporting treatment and/or tax characterization. The Lessor acknowledges that the Lessee and its auditors will be relying upon the information provided pursuant to Sections 8.2(b), (c) and (d) hereof, the representation of the Lessor contained in the last sentence of Section 6.1(a) hereof, and the Lessor Confirmation Letters for purposes of determining consolidation under FASB Interpretation No. 46.

12.15.  Set-off.

        In addition to any rights now or hereafter granted under applicable Law and not by way of limitation of any such rights, upon and after the occurrence of any Event of Default and during the continuance thereof, the Lenders, the Lessor, their respective Affiliates and any assignee or participant of a Lender or the Lessor in accordance with the applicable provisions of the Operative Agreements are hereby authorized by the Credit Parties at any time or from time to time, without notice to the Credit Parties or to any other Person, any such notice being hereby expressly waived, to set-off and to appropriate and to apply any and all deposits (general or special, time or demand, including without limitation indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Lenders, the Lessor, their respective Affiliates or any assignee or participant of a Lender or the Lessor in accordance with the applicable provisions of the
Operative Agreements to or for the credit or the account of any Credit Party against and on account of the obligations of any Credit Party under the Operative Agreements irrespective of whether or not (a) the Lenders or the Lessor shall have made any demand under any Operative Agreement or (b) the Agent shall have declared any or all of the obligations of any Credit Party under the Operative Agreements to be due and payable and although such obligations shall be contingent or unmatured. Notwithstanding the foregoing, neither the Agent nor any other Financing Party shall exercise, or attempt to exercise, any right of setoff, banker's lien, or the like, against any deposit account or property of any Credit Party held by the Agent or any other Financing Party, without the prior written consent pursuant to the Intercreditor Agreement, and any Financing Party violating this provision shall indemnify the Agent and the other Financing Parties from any and all costs, expenses, liabilities and damages resulting therefrom. The contractual restriction on the exercise of setoff rights provided in the foregoing sentence is solely for the benefit of the Agent and the Financing Parties and may not be enforced by any Credit Party.

12.16.  Approval of Exhibits.

Each Lender and the Lessor has reviewed and hereby consents to and approves each of the exhibits attached to any Operative Agreement and each Mortgage Instrument.

12.17.  Filing of Security Documents.

Lessee and the Lessor each hereby: (i) stipulates and agrees that it intends for the security interests, including without limitation the interests referenced in the Mortgage Instruments or any other Security Document, granted pursuant to any Operative Agreement to or for the benefit of any Financing Party to be substantially contemporaneous with the value received in connection with and arising from the execution and delivery of, and performance under this Agreement and the other Operative Agreements, notwithstanding any delay in the filing of any document, statement, instrument, including without limitation any Mortgage Instrument, any UCC financing statement, any Security Document, any assignment and any termination of previous filings, necessary or otherwise, for the perfection of any such security interest; (ii) waives, on its own behalf and on behalf of any successor or assign, its right to assert that the granting or perfection of such security interests, in whole or in part, was not substantially contemporaneous with the value received in connection with and arising from the execution and delivery of, and performance under, this Agreement and the other Operative Agreements; and (iii) agrees that it will use its best efforts to cooperate with the Agent and each other Financing Party to ensure that the security interests granted pursuant to any Operative Agreement are timely and properly perfected.

[signature pages follow]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.


LESSEE:
        THE PEP BOYS - MANNY, MOE & JACK, a Pennsylvania corporation

        By:
Name:  Bernard K. McElroy
Title:    Vice President

THE PEP BOYS MANNY MOE & JACK OF CALIFORNIA, a California corporation

        By:
Name:  Bernard K. McElroy
Title:    Vice President

PEP BOYS - MANNY, MOE & JACK OF DELAWARE, Inc., a Delaware corporation

        By:
Name:  Bernard K. McElroy
Title:    Vice President


GUARANTORS:
        THE PEP BOYS - MANNY, MOE & JACK, a Pennsylvania corporation

        By:
Name:  Bernard K. McElroy
Title:    Vice President


PEP BOYS - MANNY, MOE & JACK OF PUERTO RICO, INC.

        By:
Name:  Bernard K. McElroy
Title:    Vice President


[signature pages continue]

PBY CORPORATION

        By:
Name:  Bernard K. McElroy
Title:    Vice President


[signature pages continue]


CARRUS SUPPLY CORPORATION

        By:
Name:  Bernard K. McElroy
Title:    Treasurer




[signature pages continue]

LESSOR AND BORROWER:
WACHOVIA DEVELOPMENT CORPORATION


        By:
        Name:  Evander S. Jones, Jr.
Title:    Vice President




[signature pages continue]

AGENT AND
LENDERS:        WACHOVIA BANK, NATIONAL ASSOCIATION, as a Lender and as the
Agent


        By:
        Name:   Weston Garrett
        Title:  Director


[signature pages continue]

WACHOVIA CAPITAL INVESTMENTS, INC., as a Lender


By:
Name:
Title:

[signature pages continue]



WELLS FARGO FOOTHILL, LLC, as a Lender


                                                By:
                                                Name:
                                                Title:


[signature pages continue]



WHITEHALL BUSINESS CREDIT CORPORATION, as a Lender


                                                By:
                                                Name:
                                                Title:


[signature pages continue]


THE CIT GROUP/BUSINESS CREDIT, INC., as a Lender


                                                By:
                                                Name:
                                                Title:


[signature pages continue]


GE CAPITAL CORPORATION, as a Lender


                                                By:
                                                Name:
                                                Title:


[signature pages continue]


RZB FINANCE LLC, as a Lender


                                                By:
                                                Name:
                                                Title:


[signature pages continue]



GMAC COMMERCIAL FINANCE LLC, as a Lender


                                                By:
                                                Name:
                                                Title:


[signature pages continue]


LASALLE BUSINESS CREDIT LLC, as a Lender


                                                By:
                                                Name:
                                                Title:


[signature pages continue]


PNC BANK, NATIONAL ASSOCIATION, as a Lender


                                                By:
                                                Name:
                                                Title:


[signature pages continue]



UPS CAPITAL CORPORATION, as a Lender


                                                By:
                                                Name:
                                                Title:


[signature pages continue]


SIEMENS FINANCIAL SERVICES, INC., as a Lender


                                                By:
                                                Name:
                                                Title:


[signature pages continue]



ORIX FINANCIAL SERVICES, INC., as a Lender


                                                By:
                                                Name:
                                                Title:




[signature pages end]

SCHEDULE 1

Repayment of Certain Tranche B Loans


The Tranche B Loans regarding the Properties subject to Lease Supplement Nos. 19 and 20 shall amortize, and a partial repayment of principal made with respect thereto, in accordance with this Schedule 1. There shall be forty-eight (48) such partial repayments of principal regarding such Tranche B Loans. The partial repayments of principal regarding such Tranche B Loans shall be made at the end of each monthly Interest Period as long as the applicable Tranche B Loans are Eurodollar Loans and on the first Business Day of each month at any time that the applicable Tranche B Loans are not Eurodollar Loans. Each partial repayment of principal regarding such Tranche B Loans shall be made in an amount as described in the following pages of this Schedule 1.



Equipment Amortization Schedule(Applicable to Tranche B Loans Only)

Interest       Store # 6121             Store # 6123
Period       Plainfield, INLease       Chester, NYLease
              Supplement No. 19       Supplement No. 20

1               $78,901.00              $108,107.58
2               78,901.00               108,107.58
3               78,901.00               108,107.58
4               78,901.00               108,107.58
5               78,901.00               108,107.58
6               78,901.00               108,107.58
7               78,901.00               108,107.58
8               78,901.00               108,107.58
9               78,901.00               108,107.58
10              78,901.00               108,107.58
11              78,901.00               108,107.58
12              78,901.00               108,107.58
13              78,901.00               108,107.58
14              78,901.00               108,107.58
15              78,901.00               108,107.58
16              78,901.00               108,107.58
17              78,901.00               108,107.58
18              78,901.00               108,107.58
19              78,901.00               108,107.58
20              78,901.00               108,107.58
21              78,901.00               108,107.58
22              78,901.00               108,107.58
23              78,901.00               108,107.58
24              78,901.00               108,107.58
25              78,901.00               108,107.58
26              78,901.00               108,107.58
27              78,901.00               108,107.58
28              78,901.00               108,107.58
29              78,901.00               108,107.58
30              78,901.00               108,107.58
31              78,901.00               108,107.58
32              78,901.00               108,107.58
33              78,901.00               108,107.58
34              78,901.00               108,107.58
35              78,901.00               108,107.58
36              78,901.00               108,107.58
37              78,901.00               108,107.58
38              78,901.00               108,107.58
39              78,901.00               108,107.58
40              78,901.00               108,107.58
41              78,901.00               108,107.58
42              78,901.00               108,107.58
43              78,901.00               108,107.58
44              78,901.00               108,107.58
45              78,901.00               108,107.58
46              78,901.00               108,107.58
47              78,901.00               108,107.58
48              78,901.00               108,107.58






EXHIBIT A


REQUISITION FORM



        [_______________, a __________] corporation (the "Company") hereby certifies as true and correct and delivers the following Requisition to
         WACHOVIA BANK, NATIONAL ASSOCIATION, as the agent for the Lenders (hereinafter defined) and respecting the Security Documents, as the agent for the Secured Parties (the "Agent"):

        Reference is made herein to that certain Participation Agreement dated as of August 1, 2003 (as amended, modified, extended, supplemented, restated and/or replaced from time to time, the "Participation Agreement") The Pep Boys - Manny, Moe & Jack, The Pep Boys Manny Moe & Jack of California, Pep Boys - Manny, Moe & Jack of Delaware, Inc., as Lessees, The Pep Boys - Manny, Moe & Jack and the various parties thereto from time to time, as the Guarantors, Wachovia Development Corporation (the "Lessor") the various banks and other lending institutions which are parties thereto from time to time, as lenders (the "Lenders"), and the Agent. Capitalized terms used herein but not otherwise defined herein shall have the meanings set forth therefor in the Participation Agreement.

        In connection with this Requisition, the Company hereby requests that the Lenders make Loans to the Lessor in the amount of $______________ and that the Lessor make the Lessor Advance in the amount of $________________. The Company hereby certifies that each of the provisions of the Participation Agreement applicable to the Loans and the Lessor Advance requested hereunder have been complied with as of the date of this Requisition.

        The Company requests the Loans be allocated as follows:

                $______________                                Eurodollar Loans

        The Company requests the Lessor Advance be allocated as follows:

                $______________                       Eurodollar Lessor Advance

        The Company hereby acknowledges and agrees that (a) $___________ (which is the amount paid by the Financing Parties pursuant to the Assignment and Recharacterization Agreement) shall constitute Loans and Lessor Advances and (b) such amount referenced in the foregoing subsection (a) plus the Loans and Lessor Advances referenced above in this Requisition shall constitute the aggregate Property Cost, allocable to individual Properties in accordance with Exhibit M of the Participation Agreement.

        The Company has caused this Requisition to be executed by its duly authorized officer as of this _____ day of __________, ______.


THE PEP BOYS - MANNY, MOE & JACK a Pennsylvania corporation,

                                                By:
                                                Name:
                                                Title:

THE PEP BOYS MANNY MOE & JACK OF CALIFORNIA, a California corporation

                                                By:
                                                Name:
                                                Title:


PEP BOYS - MANNY, MOE & JACK OF DELAWARE, Inc., a Delaware corporation

                                                By:
                                                Name:
                                                Title:




EXHIBIT B


[Outside Counsel Opinion for the Lessee]
(Pursuant to Section 5.3(j) of the
Participation Agreement)

[TO BE PROVIDED]



[Intentionally Reserved]




EXHIBIT D


[NAME OF CREDIT PARTY]

SECRETARY'S CERTIFICATE
(Pursuant to Section 5.3(x) of the Participation Agreement)

        [NAME OF CREDIT PARTY], a [__________] corporation (the "Company") DOES HEREBY CERTIFY as follows:

1. Attached hereto as Schedule 1 is a true, correct and complete copy of the resolutions of the Board of Directors of the Company duly adopted by the Board of Directors of the Company on __________. Such resolutions have not been amended, modified or rescinded since their date of adoption and remain in full force and effect as of the date hereof.

2. Attached hereto as Schedule 2 is a true, correct and complete copy of the Articles of Incorporation of the Company on file in the Office of the Secretary of State of __________. Such Articles of Incorporation have not been amended, modified or rescinded since their date of adoption and remain in full force and effect as of the date hereof.

3. Attached hereto as Schedule 3 is a true, correct and complete copy of the Bylaws of the Company. Such Bylaws have not been amended, modified or rescinded since their date of adoption and remain in full force and effect as of the date hereof.

4. The persons named below now hold the offices set forth opposite their names, and the signatures opposite their names and titles are their true and correct signatures.

        Name    Office  Signature

        ___________________   _______________________ _________________________

        ___________________   _______________________ _________________________


IN WITNESS WHEREOF, the Company has caused this Secretary's Certificate to be duly executed and delivered as of this _____ day of ___________, ______.

                                                [NAME OF CREDIT PARTY]

                                                By:
                                                Name:
                                                Title:

Schedule 1

Board Resolutions


Schedule 2

Articles of Incorporation


Schedule 3

Bylaws


EXHIBIT E

OFFICER'S CERTIFICATE
(Pursuant to Section 5.3(z) of the Participation Agreement)


WACHOVIA DEVELOPMENT CORPORATION

OFFICER'S CERTIFICATE


        WACHOVIA DEVELOPMENT CORPORATION, a North Carolina corporation (the "Lessor"), DOES HEREBY CERTIFY as follows:

1. Each and every representation and warranty of the Lessor contained in the Operative Agreements to which it is a party is true and correct on and as of the date hereof.

2. Each Operative Agreement to which the Lessor is a party is in full force and effect with respect to it.

3. The Lessor is duly performing and in compliance in all material respects with all covenants, agreements and conditions contained in the Participation Agreement (hereinafter defined) or in any Operative Agreement required to be performed or complied with by it on the date hereof, other than those conditions which have been expressly waived.

4. No Default or Event of Default attributable solely to the Lessor has occurred and is continuing under any Operative Agreement.

5. The Lessor is not an entity which (a) is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; (b) is engaged or proposes to engage in the business of issuing face-amount certificates of the installment type, or has been engaged in such business and has any such certificate outstanding; or (c) is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities, and owns or proposes to acquire "investment securities" having a value exceeding 40 per centum of the value of its total assets (exclusive of government securities and cash items) on an unconsolidated basis. As used in this paragraph, "investment securities" includes all securities except (i) government securities,
        (ii) securities issued by employees' securities companies, and (iii) securities issued by majority-owned subsidiaries of the owner which are not investment companies. As used in this paragraph, "government securities" means any security issued or guaranteed as to principal or interest by the United States, or by a person controlled or supervised by and acting as an instrumentality of the Government of the United States pursuant to authority granted by the Congress of the United States; or any certificate of deposit for any of the foregoing.


Capitalized terms used in this Officer's Certificate and not otherwise defined herein have the respective meanings ascribed thereto in the Participation Agreement dated as of ________ __, 2003 among The Pep Boys - Manny, Moe & Jack, The Pep Boys Manny Moe & Jack of California, Pep Boys - Manny, Moe & Jack of Delaware, Inc., jointly and severally as the Lessee, The Pep Boys - Manny, Moe & Jack and the various parties thereto from time to time guarantors, the Lessor, the various banks and other lending institutions which are parties thereto from time to time as lenders (subject to the definition of Lenders in Appendix A to the Participation Agreement, individually, a "Lender" and collectively, the "Lenders") and Wachovia Bank, National Association, a national banking association, as the agent for the Lessor and the Lenders and respecting the Security Documents, as the agent for the Secured Parties (as defined therein).




IN WITNESS WHEREOF, the Lessor has caused this Officer's Certificate to be duly executed and delivered as of this _____ day of ________________, ______.

                                               WACHOVIA DEVELOPMENT CORPORATION

        By:
        Name:
        Title:
EXHIBIT F


SECRETARY'S CERTIFICATE
(Pursuant to Section 5.3(aa) of the Participation Agreement)

WACHOVIA DEVELOPMENT CORPORATION


CERTIFICATE OF SECRETARY


        I, ______________________, duly elected and qualified Secretary of Wachovia Development Corporation (the "Company"), hereby certify as follows:

1. Attached hereto as Schedule 1 is a true, correct and complete copy of the resolutions of the Board of Directors of the Company duly adopted by the Board of Directors of the Company on __________. Such resolutions have not been amended, modified or rescinded since their date of adoption and remain in full force and effect as of the date hereof.

2. Attached hereto as Schedule 2 is a true, correct and complete copy of the Articles of Incorporation of the Company on file in the Office of the Secretary of State of North Carolina. Such Articles of Incorporation have not been amended, modified or rescinded since their date of adoption and were in full force and effect on the date of the resolutions referenced in paragraph 1 and remain in full force and effect as of the date hereof.

3. Attached hereto as Schedule 3 is a true, correct and complete copy of the Bylaws of the Company. Such Bylaws have not been amended, modified or rescinded since their date of adoption and remain in full force and effect as of the date hereof.

4. The persons named below now hold the offices set forth opposite their names, and the signatures opposite their names and titles are their true and correct signatures.

        Name    Office  Signature

        ___________________   _______________________ _________________________

        ___________________   _______________________ _________________________


        IN WITNESS WHEREOF, the Company has caused this Secretary's Certificate to be duly executed and delivered as of this _____ day of ___________,
        ______.


                                               WACHOVIA DEVELOPMENT CORPORATION

                                                By:
                                                Name:
                                                Title:


Schedule 1

Board Resolutions




Schedule 2

Articles of Incorporation




Schedule 3

Bylaws








EXHIBIT G


[Outside Counsel Opinion for the Lessor]
(Pursuant to Section 5.3(bb) of the
Participation Agreement)



EXHIBIT H


[Outside Counsel Opinion for the Lessee]
(Pursuant to Section 5.3(cc) of the Participation Agreement)



EXHIBIT K

Description of Material Litigation
(Pursuant to Section 6.2(d) of the Participation Agreement)



        The California subsidiary of The Pep Boys - Manny, Moe & Jack (the "Company") is a defendant in a consolidated action entitled "Dubrow et al vs. The Pep Boys - Manny Moe & Jack" that is currently pending in the California Superior Court in Orange County. The two consolidated actions were originally filed on March 29, 2000 and July 25, 2000. Plaintiffs are former and current store management employees who claim that they were improperly classified as exempt from the overtime provisions of California law and seek to be compensated for all overtime hours worked. Plaintiffs' motion to certify the case as a class action to represent all persons employed in California since March 29, 1996 as salaried store managers, assistant store managers, service managers and assistant service managers was previously granted by the trial court. The Company's appeals of that decision through the California Supreme Court were unsuccessful. The Company is now preparing to move the trial court for reconsideration of its decision to certify the class. No trial date has been set for the underlying case. The Company is currently engaged in settlement negotiations to resolve this action. If such negotiations are unsuccessful, the Company intends to continue to vigorously defend this action. While the Company believes that this action is not material to its financial position, an adverse outcome exceeding the amount accrued therefore may have a material adverse effect on the Company's results of operations for the year in which this action is ultimately resolved.

An action entitled "Tomas Diaz Rodrigues; Energy Tech Corporation v. Pep Boys Corporation; Manny, Moe & Jack Corp. Puerto Rico, Inc. d/b/a Pep Boys" was previously instituted against the Company in the Court of First Instance of Puerto Rico, Bayamon Superior Division on March 15, 2002. The action was subsequently removed to, and is currently pending in, the United States District Court for the District of Puerto Rico. Plaintiffs are distributors of a product that claims to improve gas mileage. The plaintiffs allege that the Company entered into an agreement with them to act as the exclusive retailer of the product in Puerto Rico that was breached when the Company determined to stop selling the product. The Company became aware of a Federal Trade Commission investigation regarding the accuracy of advertising claims concerning the product's effectiveness. The plaintiffs further allege that they were negotiating with the manufacturer of the product to obtain the exclusive distribution rights throughout the United States and that those negotiations failed. Plaintiffs are seeking damages including payment for the product that they allege Pep Boys ordered and expenses and loss of sales in Puerto Rico and the United States resulting from the alleged breach. The Company believes that the claims are without merit and continues to vigorously defend this action.





EXHIBIT L

States of Incorporation/Formation and Chief Executive Office and Principal Place of Business of Each Credit Party
(Pursuant to Section 6.2(i) of the Participation Agreement)


Credit Party    State of Formation      Address of ChiefExecutive Office and
Principal Place of Business The Pep Boys - Manny, Moe & Jack
Pennsylvania    3111 Allegheny AvenuePhiladelphia, PA  19132 a/k/a 32nd &
Allegheny AvenuePhiladelphia, PA  19132 Pep Boys - Manny, Moe & Jack of
Delaware, Inc.  Delaware        3111 Allegheny AvenuePhiladelphia, PA  19132
a/k/a 32nd &Allegheny AvenuePhiladelphia, PA  19132 The Pep Boys - Manny,
Moe and Jack of California        California      3111 Allegheny Avenue
Philadelphia, PA  19132a/k/a 32nd &Allegheny AvenuePhiladelphia, PA  19132
Pep Boys - Manny, Moe & Jack of Puerto Rico, Inc.       Delaware
3111 Allegheny AvenuePhiladelphia, PA 19132a/k/a 32nd &Allegheny Avenue Philadelphia, PA 19132
Carrus Supply Corporation       Pennsylvania    3111 Allegheny Avenue
Philadelphia, PA  19132a/k/a 32nd &Allegheny AvenuePhiladelphia, PA  19132












PBY Corporation Delaware        1105 North Market StreetSuite 1006Wilmington,
DE  19899



EXHIBIT M




Store # City    State   Loan Property Cost   Lessor Property Cost Property Cost

562     Lodi            CA      $2,657,674.40   $139,877.60     $2,797,552.00
847     San Leandro     CA      $4,500,637.35   $236,875.65     $4,737,513.00
851     Harbor City     CA      $3,490,689.50   $183,720.50     $3,674,410.00
960     Upland          CA      $2,759,877.30   $145,256.70     $2,905,134.00
968     Pleasant Hill   CA      $3,884,118.70   $204,427.30     $4,088,546.00
972     Victorville     CA      $2,248,859.95   $118,361.05     $2,367,221.00
406     Denver          CO      $2,965,155.20   $156,060.80     $3,121,216.00
386     Lawrenceville   GA      $2,870,247.35   $151,065.65     $3,021,313.00
514     Homewood        IL      $2,729,828.80   $143,675.20     $2,873,504.00
843     Lombard         IL      $2,965,451.60   $156,076.40     $3,121,528.00
966     Waukegan        IL      $2,709,842.70   $142,623.30     $2,852,466.00
990     Chicago         IL      $2,987,323.45   $157,227.55     $3,144,551.00
580     South Bend      IN      $2,654,798.75   $139,726.25     $2,794,525.00
6121    Plainfield      IN     $17,421,544.60  $916,923.40     $18,338,468.00
378     Landover Hills  MD      $2,509,724.25   $132,090.75     $2,641,815.00
566     Germantown      MD      $3,132,327.65   $164,859.35     $3,297,187.00
226     Wyoming         MI      $2,678,139.30   $140,954.70     $2,819,094.00
830     Portsmouth      NH      $2,697,416.70   $141,969.30     $2,839,386.00
494     Las Vegas       NV      $2,763,679.20   $145,456.80     $2,909,136.00
868     Las Vegas       NV      $2,661,334.75   $140,070.25     $2,801,405.00
348     Bay Shore       NY      $3,590,544.00   $188,976.00     $3,779,520.00
354     Staten Island   NY      $3,893,970.20   $204,945.80     $4,098,916.00
373     Buffalo         NY      $2,629,694.05   $138,404.95     $2,768,099.00
436     Queens          NY      $4,409,794.55   $232,094.45     $4,641,889.00
437     Queens          NY      $3,893,970.20   $204,945.80     $4,098,916.00
444     Rochester       NY      $2,629,694.05   $138,404.95     $2,768,099.00
6123    Chester         NY     $20,918,205.80  $1,100,958.20   $22,019,164.00
428     Kettering       OH      $2,511,048.55   $132,160.45     $2,643,209.00
396     Williamsport    PA      $2,476,160.75   $130,324.25     $2,606,485.00
391     Virginia Beach  VA      $2,326,267.85   $122,435.15     $2,448,703.00
525     Winchester      VA      $2,831,978.50   $149,051.50     $2,981,030.00

 Total                        $125,400,000.00 $6,600,000.00   $132,000,000.00



EXHIBIT N


INTERCREDITOR AND LIEN SUBORDINATION AGREEMENT



Appendix A
Rules of Usage and Definitions



I.  Rules of Usage


The following rules of usage shall apply to this Appendix A and the Operative Agreements (and each appendix, schedule, exhibit and annex to the foregoing) unless otherwise required by the context or unless otherwise defined therein:

        (a) Except as otherwise expressly provided, any definitions set forth herein or in any other document shall be equally applicable to the singular and plural forms of the terms defined.

        (b) Except as otherwise expressly provided, references in any document to articles, sections, paragraphs, clauses, annexes, appendices, schedules or exhibits are references to articles, sections, paragraphs, clauses, annexes, appendices, schedules or exhibits in or to such document.

        (c) The headings, subheadings and table of contents used in any document are solely for convenience of reference and shall not constitute a part of any such document nor shall they affect the meaning, construction or effect of any provision thereof.

        (d) References to any Person shall include such Person, its successors, permitted assigns and permitted transferees.

        (e) Except as otherwise expressly provided, reference to any agreement means such agreement as amended, modified, extended, supplemented, restated and/or replaced from time to time in accordance with the applicable provisions thereof.

        (f) Except as otherwise expressly provided, references to any law includes any amendment or modification to such law and any rules or regulations issued thereunder or any law enacted in substitution or replacement therefor.

        (g) When used in any document, words such as "hereunder", "hereto", "hereof" and "herein" and other words of like import shall, unless the context clearly indicates to the contrary, refer to the whole of the applicable document and not to any particular article, section, subsection, paragraph or clause thereof.

        (h) References to "including" means including without limiting the generality of any description preceding such term and for purposes hereof the rule of ejusdem generis shall not be applicable to limit a general statement, followed by or referable to an enumeration of specific matters, to matters similar to those specifically mentioned.

        (i) References herein to "attorney's fees", "legal fees", "costs of counsel" or other such references shall be deemed to include the allocated cost of in-house counsel.

        (j) Each of the parties to the Operative Agreements and their counsel have reviewed and revised, or requested revisions to, the Operative Agreements, and the usual rule of construction that any ambiguities are to be resolved against the drafting party shall be inapplicable in the construction and interpretation of the Operative Agreements and any amendments or exhibits thereto.

        (k) Capitalized terms used in any Operative Agreements which are not defined in this Appendix A but are defined in another Operative Agreement shall have the meaning so ascribed to such term in the applicable Operative Agreement.

        (l) In computing any period of time for purposes of any Operative Agreement, the mechanics for counting the number of days set forth in Rule 6 of the Federal Rules of Civil Procedure shall be observed.


II.  Definitions

        "1995 Pep Boys Leased Property Trust" shall mean the grantor trust amended and restated pursuant to the terms and conditions of the Trust Agreement (1995).

        "1997 Pep Boys II Leased Property Trust" shall mean the grantor trust amended and restated pursuant to the terms and conditions of the Trust Agreement (1997).

        "ABR" shall mean, for any day, the rate from time to time publicly announced by Wachovia Bank, National Association, or its successors, as its prime rate, whether or not such announced rate is the best rate available at such bank.

        "ABR Lessor Advance" shall mean a Lessor Advance bearing a Lessor Yield based on the ABR.

        "ABR Loans" shall mean Loans the rate of interest applicable to which is based upon the ABR.

        "Acceleration" shall have the meaning given to such term in Section 6 of the Credit Agreement.

        "Accounts" shall have the meaning given to such term in Section 1 of the Security Agreement.

        "Additional Incorporated Terms" shall have the meaning given to such term in Section 28.1 of the Lease.

        "Advance" shall mean the Loans and the Lessor Advance made on the Closing Date.

        "Affiliate" shall mean, with respect to any Person, any Person or group acting in concert in respect of the Person in question that, directly or indirectly, controls or is controlled by or is under common control with such Person.

        "After Tax Basis" shall mean, with respect to any payment to be received, the amount of such payment increased so that, after deduction of the amount of all taxes required to be paid by the recipient calculated at the then maximum marginal rates generally applicable to Persons of the same type as the recipients with respect to the receipt by the recipient of such amounts (less any tax savings realized as a result of the payment of the indemnified amount), such increased payment (as so reduced) is equal to the payment otherwise required to be made.

        "Agent" shall mean Wachovia Bank, National Association, as agent for the Lenders pursuant to the Credit Agreement, or any successor agent appointed in accordance with the terms of the Credit Agreement and respecting the Security Documents, as agent for the Secured Parties.

        "Applicable Percentage" shall mean (a) the Applicable Margin (as such term is defined in the Lessee Credit Agreement (without giving effect to any amendment, modification, waiver or supplement thereto unless agreed to by the Agent under Section 28.1 of the Lease) and calculated in accordance with the terms and conditions set forth in the Lessee Credit Agreement) for Tranche A Eurodollar Loans and all ABR Loans, (b) two and twenty-five hundredths percent (2.25%) for Tranche B Eurodollar Loans, and (c) two and twenty-five hundredths percent (2.25%) for Eurodollar Lessor Advances and ABR Lessor Advances.

        "Appraisal" shall mean, with respect to any Property, an appraisal to be delivered in connection with the Participation Agreement or in accordance with the terms of the Lease, in each case prepared by a reputable appraiser reasonably acceptable to the Agent, which in the judgment of counsel to the Agent, complies with all of the provisions of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, the rules and regulations adopted pursuant thereto, and all other applicable Legal Requirements.

        "Appraisal Procedure" shall have the meaning given such term in Section
22.4 of the Lease.

        "Appurtenant Rights" shall mean (a) all agreements, easements, rights of way or use, rights of ingress or egress, privileges, appurtenances, tenements, hereditaments and other rights and benefits at any time belonging or pertaining to the Land underlying the Improvements or the Improvements, including without limitation the use of any streets, ways, alleys, vaults or strips of land adjoining, abutting, adjacent or contiguous to the Land and (b) all permits, licenses and rights, whether or not of record, appurtenant to such Land or the Improvements.

        "Assignment and Acceptance" shall mean the Assignment and Acceptance in the form attached to the Credit Agreement as EXHIBIT B.

"Assignment and Recharacterization Agreement" shall mean that certain Assignment and Recharacterization Agreement dated as of the Closing Date among the Lessee, the Guarantors, the Trust Company as owner trustee, Donald E. Smith as co?owner trustee, State Street Bank and Trust Company of California, the holders of the Existing Holder Certificates, the holders of the Existing Notes, Wachovia Bank, National Association as agent, Lessor, the Lenders and the Agent.

        "Bankruptcy Code" shall mean Title 11 of the U. S. Code entitled "Bankruptcy," as now or hereafter in effect or any successor thereto.

        "Bankruptcy Event" shall have the meaning given to such term in Section
1.1 of the Intercreditor Agreement.

        "Base Amount" shall have the meaning given to such term in Section 10.1
(e) of the Lease.

        "Basic Documents" shall mean the following: the Participation Agreement, the Credit Agreement, the Notes, the Lease, the Intercreditor Agreement and the Security Agreement.

        "Basic Rent" shall mean, the sum of (a) the Loan Basic Rent and (b) the Lessor Basic Rent, calculated as of the applicable date on which Basic Rent is due.

        "Benefitted Lender" shall have the meaning specified in Section 9.10(a) of the Credit Agreement.

        "Bill of Sale" shall mean a Bill of Sale regarding Equipment in form and substance satisfactory to the Agent.

        "Board" shall mean the Board of Governors of the Federal Reserve System of the United States (or any successor).

        "Borrower" shall mean Wachovia Development Corporation, a North Carolina Corporation.

        "Borrower's Interest" shall mean the Borrower's rights in, to and under the Properties, the Operative Agreements, any other property contributed on behalf of the Lessee and any and all other property or assets from time to time of the Borrower obtained with respect to the Operative Agreements, including, without limitation, Modifications, and all amounts of Rent, insurance proceeds and condemnation awards, indemnity or other payments of any kind received by the Borrower pursuant to the Operative Agreements; provided, the term "Borrower's Interest" shall not include the Lessor Advance or any Lessor Yield.

        "Business Day" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in Charlotte, North Carolina or any other states from which the Agent, any Lender or Lessor funds or engages in administrative activities with respect to the transactions under the Operative Agreements are authorized or required by law to close; provided, however, that when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

        "Capitalized Lease" shall mean, as applied to any Person, any lease of property (whether real, personal, tangible, intangible or mixed of such Person) by such Person as the lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

        "Capital Stock" shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's capital stock, partnership interests or limited liability company interests at any time outstanding, and any and all rights, warrants or options exchangeable for or convertible into such capital stock or other interests (but excluding any debt security that is exchangeable for or convertible into such capital stock).

        "Casualty" shall mean any damage or destruction of all or any portion of the Property as a result of a fire or other casualty.

        "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. 9601 et seq., as amended by the Superfund Amendments and Reauthorization Act of 1986.

        "Change of Control" shall mean (a) the transfer (in one transaction or a series of transactions) of all or substantially all of the assets of any Credit Party to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act other than as permitted in Section 9.7 of the Lessee Credit Agreement); (b) the liquidation or dissolution of any Credit Party or the adoption of a plan by the stockholders of any Credit Party relating to the dissolution or liquidation of such Credit Party other than as permitted in
Section 9.7 of the Lessee Credit Agreement, (c) the acquisition by any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act), of beneficial ownership, directly or indirectly, of fifty (50%) percent or more of the voting power of the total outstanding Voting Stock of Pep Boys Parent; (d) during any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Pep Boys Parent (together with any new directors whose nomination for election by the stockholders of Pep Boys Parent was approved by a vote of at least sixty-six and two thirds (66 2/3%) percent of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Pep Boys Parent then still in office; or (e) the failure of Pep Boys Parent to own one hundred percent (100%) of the voting power of the total outstanding Voting Stock of any Credit Party other than Pep Boys Parent.

        "Chattel Paper" shall have the meaning given to such term in Section 1 of the Security Agreement.

        "Claims" shall mean any and all obligations, liabilities, losses, actions, suits, penalties, claims, demands, costs and expenses (including without limitation reasonable attorney's fees and expenses) of any nature whatsoever.

        "Closing Date" shall mean August 1, 2003.

        "Code" shall mean the Internal Revenue Code of 1986 together with rules and regulations promulgated thereunder, as amended from time to time, or any successor statute thereto.

        "Collateral" shall mean the assets of the Lessor, now owned or hereafter acquired, upon which a Lien is purported to be created by one or more of the Security Documents.

        "Commencement Date" shall have the meaning specified in Section 2.2 of the Lease.

        "Commitment" shall mean, as to any Lender, the Tranche A Commitment and the Tranche B Commitment of such Lender, and as to the Lessor, the Lessor Commitment.

        "Company Obligations" shall mean all present and future obligations (whether contingent or otherwise) of The Pep Boys - Manny, Moe & Jack, a Pennsylvania corporation, The Pep Boys Manny Moe & Jack of California, a California corporation, Pep Boys - Manny, Moe & Jack of Delaware, Inc., a Delaware corporation, Pep Boys - Manny, Moe & Jack of Puerto Rico, Inc., a Delaware corporation, PBY Corporation, a Delaware corporation and Carrus Supply Corporation, a Delaware corporation, each in any and all capacities under and with respect to the Operative Agreements and each Property.

        "Condemnation" shall mean any taking or sale of the use, access, occupancy, easement rights or title to any Property or any part thereof, wholly or partially (temporarily or permanently), by or on account of any actual or threatened eminent domain proceeding or other taking of action by any Person having the power of eminent domain, including without limitation an action by a Governmental Authority to change the grade of, or widen the streets adjacent to, any Property or alter the pedestrian or vehicular traffic flow to any Property so as to result in a change in access to such Property, or by or on account of an eviction by paramount title or any transfer made in lieu of any such proceeding or action.

        "Congress" shall mean the Revolving Loan Agent, as such term is defined in the Intercreditor Agreement.

        "Consolidated Subsidiary" shall mean, as to any Person, any Subsidiary of such Person which under the rules of GAAP consistently applied should have its financial results consolidated with those of such Person for purposes of financial accounting statements.

        "Controlled Group" shall mean all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with any Credit Party, are treated as a single employer under Section 414 of the Code.

        "Credit Agreement" shall mean, collectively or individually as the context requires, the Tranche A Credit Agreement and the Tranche B Credit Agreement.

        "Credit Agreement Default" shall mean any event or condition which, with the lapse of time or the giving of notice, or both, would constitute a Credit Agreement Event of Default.

        "Credit Agreement Event of Default" shall mean any event or condition defined as an "Event of Default" in Section 6 of the Credit Agreement.

        "Credit Documents" shall mean the Participation Agreement, the Credit Agreement, the Notes, the Intercreditor Agreement and the Security Documents.

        "Credit Parties" shall mean each Lessee and each Guarantor.

        "Deed" shall mean a special or limited warranty deed regarding the Land and/or Improvements in form and substance satisfactory to the Agent.

        "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

        "Debt Rating" shall mean, as of any date of determination thereof and with respect to any Person, the ratings most recently published by the Rating Agencies relating to the unsecured, unsupported senior long-term debt obligations of such Person.

        "Deficiency Balance" shall have the meaning given in Section 22.1(b) of the Lease Agreement.

        "Documents" shall have the meaning given to such term in Section 1 of the Security Agreement.

        "Dollars" and "$" shall mean dollars in lawful currency of the United States of America.

        "Election Date" shall have the meaning given to such term in Section
20.1 of the Lease.

        "Election Notice" shall have the meaning given to such term in Section
20.1 of the Lease.

        "Eligible Lessor" shall mean a Person not affiliated with the Lessee with a Debt Rating from a Rating Agency of "A" or higher and with assets (excluding those assets that are financed with 100% non-recourse debt) with a total gross fair value of $200,000,000 or more, or any Affiliate of such a Person if such Person otherwise agrees in writing to indemnify the Lenders in a manner reasonably satisfactory to the Lenders for any Claim arising solely as a result of a Bankruptcy Event respecting such Affiliate.

        "Employee Benefit Plan" or "Plan" shall mean an employee benefit plan (within the meaning of Section 3(3) of ERISA, including without limitation any Multiemployer Plan), or any "plan" as defined in Section 4975(e)(1) of the Code and as interpreted by the Internal Revenue Service and the Department of Labor in rules, regulations, releases or bulletins in effect on any Closing Date.

        "Environmental Claims" shall mean any investigation, notice, violation, demand, allegation, action, suit, injunction, judgment, order, consent decree, penalty, fine, lien, proceeding, or claim (whether administrative, judicial, or private in nature) arising (a) pursuant to, or in connection with, an actual or alleged violation of, any Environmental Law, (b) in connection with any Hazardous Substance, (c) from any abatement, removal, remedial, corrective, or other response action in connection with a Hazardous Substance, Environmental Law, or other order of a Tribunal or (d) from any actual or alleged damage, injury, threat, or harm to health, safety, natural resources, or the environment.

        "Environmental Laws" shall mean any Law, permit, consent, approval, license, award, or other authorization or requirement of any Tribunal relating to emissions, discharges, releases, threatened releases of any Hazardous Substance into ambient air, surface water, ground water, publicly owned treatment works, septic system, or land, or otherwise relating to the handling, storage, treatment, generation, use, or disposal of Hazardous Substances, pollution or to the protection of health or the environment, including without limitation CERCLA, the Resource Conservation and Recovery Act, 42 U.S.C. 6901, et seq., and state statutes analogous thereto.

        "Environmental Violation" shall mean any activity, occurrence or condition that violates or threatens (if the threat requires remediation under any Environmental Law and must be remediated during any grace period allowed under such Environmental Law) to violate or results in or threatens (if the threat requires remediation under any Environmental Law and must be remediated during any grace period allowed under such Environmental Law) to result in noncompliance with any Environmental Law.

        "Equipment" shall mean equipment, apparatus, furnishings, fittings and personal property of every kind and nature whatsoever purchased, leased or otherwise acquired using the proceeds of the Loans or the Lessor Advance by Lessee or the Lessor and all improvements and modifications thereto and replacements thereof, whether or not now owned or hereafter acquired or now or subsequently attached to, contained in or used or usable in any way in connection with any operation of any Improvements, including but without limiting the generality of the foregoing, all equipment described in the Appraisal and any and all equipment described in any Lease Supplement (including without limitation Lease Supplement Nos. 1 through 31) including without limitation all heating, electrical, and mechanical equipment, lighting, switchboards, plumbing, ventilation, air conditioning and air-cooling apparatus, refrigerating, and incinerating equipment, escalators, elevators, loading and unloading equipment and systems, cleaning systems (including without limitation window cleaning apparatus), (but excluding telephones, communication systems, satellite dishes, antennae, televisions and computers), sprinkler systems and other fire prevention and extinguishing apparatus and materials, security systems, motors, engines, machinery, pipes, pumps, tanks, conduits, appliances, fittings and fixtures of every kind and description.

        "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

        "ERISA Affiliate" shall mean each entity required to be aggregated with any Credit Party pursuant to the requirements of Section 414(b) or (c) of the Code.

        "Eurocurrency Reserve Requirements" shall mean for any day as applied to a Eurodollar Loan or Eurodollar Lessor Advance, the aggregate (without duplication) of the maximum rates (expressed as a decimal) of reserve requirements in effect on such day (including without limitation basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed on eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D) maintained by a member bank of the Federal Reserve System.

        "Eurodollar Lessor Advance" shall mean a Lessor Advance bearing a Lessor Yield based on the Eurodollar Rate.

        "Eurodollar Loans" shall mean Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

"Eurodollar Rate" shall mean, with respect to each Interest Period for each Eurodollar Loan or Eurodollar Lessor Advance, the rate per annum (rounded upwards, if necessary, to the next one sixteenth (1/16) of one (1%) percent) determined by dividing (a) the Eurodollar Rate for such Interest Period by (b) a percentage equal to: (i) one (1) minus (ii) the Reserve Percentage. For purposes hereof, "Reserve Percentage" shall mean the reserve percentage, expressed as a decimal, prescribed by any United States or applicable to deposits of United States dollars in a non-United States or an international banking office of Reference Bank used to fund a Eurodollar Loan or Eurodollar Lessor Advance or any Eurodollar Loan or Eurodollar Lessor Advance made with the proceeds of such deposit, whether or not the Reference Bank actually holds or has made any such deposits or loans. The Eurodollar Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

        "Event of Default" shall mean a Lease Event of Default or a Credit Agreement Event of Default.

        "Excepted Payments" shall mean:

                (a) all indemnity payments (including without limitation indemnity payments made pursuant to Section 11 of the Participation Agreement), whether made by adjustment to Basic Rent or otherwise, to which the Lessor or any of its respective Affiliates, agents, officers, directors or employees is entitled;

                (b) any amounts (other than Basic Rent or Termination Value) payable under any Operative Agreement to reimburse the Lessor or any of its respective Affiliates (including without limitation the reasonable expenses of the Lessor incurred in connection with any such payment) for performing or complying with any of the obligations of any Credit Party under and as permitted by any Operative Agreement;

                (c) any amount payable to the Lessor by any transferee of such interest of Lessor as the purchase price of such Lessor's interest in the Borrower's Interest (or a portion thereof);

                (d) any insurance proceeds (or payments with respect to risks self-insured or policy deductibles) under liability policies other than such proceeds or payments payable to the Agent or any Lender;

                (e) any insurance proceeds under policies maintained by the Lessor for its own benefit;

                (f) Transaction Expenses or other amounts, fees, disbursements or expenses paid or payable to or for the benefit of the Lessor;

                (g) any payments in respect of interest to the extent attributable to payments referred to in clauses (a) through (f) above; and

                (h) any rights of either the Lessor to demand, collect, sue for or otherwise receive and enforce payment of any of the foregoing amounts, provided that such rights shall not include the right to terminate the Lease.

        "Excess Proceeds" shall mean the excess, if any, of the aggregate of all awards, compensation or insurance proceeds payable in connection with a Casualty or Condemnation over the Termination Value paid by the Lessee pursuant to the Lease with respect to such Casualty or Condemnation.

        "Exculpated Persons" shall mean the Lessor, its Affiliates and their officers, directors, shareholders and partners.

        "Existing Holder Certificates" shall have the meaning specified in
Section 2 of the Participation Agreement.

        "Existing Notes" shall have the meaning specified in Section 2 of the Participation Agreement.

        "Existing Operative Agreements" shall mean the Operative Agreements as such term is defined in the Existing Participation Agreement.

        "Existing Participation Agreement" shall mean that certain Participation Agreement dated as of September 22, 2000 among the Lessee, the Guarantors, the Trust Company, as the owner trustee under the Trust, the various banks and other lending institutions which are parties thereto from time to time, as holders of the certificates issued with respect to the Trust, the various banks and other lending institutions which are parties thereto from time to time, as lenders, and Wachovia Bank, National Association, N.A., as the agent for the lenders party thereto and respecting the Security Documents, as the agent for the secured parties thereunder.

        "Exempt Payments" shall have the meaning specified in Section 11.2(e) of the Participation Agreement.

        "Expiration Date" shall mean the last day of the Term; provided, in no event shall the Expiration Date be later than August 1, 2008, unless such later date has been expressly agreed to in writing by each of the Lessor, the Lessee, the Agent and the Lenders.

        "Fair Market Sales Value" shall mean, with respect to any Property, the amount, which in any event, shall not be less than zero (0), that would be paid in cash in an arms-length transaction between an informed and willing purchaser and an informed and willing seller, neither of whom is under any compulsion to purchase or sell, respectively, such Property. Fair Market Sales Value of any Property shall be determined based on the assumption that, except for purposes of Section 17 of the Lease, such Property is in the condition and state of repair required under Section 10.1 of the Lease and each Credit Party is in compliance with the other requirements of the Operative Agreements.

        "Federal Funds Effective Rate" shall have the meaning given to such term in the definition of ABR.

        "Financing Parties" shall mean the Lessor, the Agent and the Lenders.

        First Priority Real Estate Liens" shall have the meaning given to such term in Section 1.1 of the Intercreditor Agreement.

        "Fixtures" shall mean all fixtures relating to the Improvements, including without limitation all components thereof, located in or on the Improvements, together with all replacements, modifications, alterations and additions thereto.

        "Form W-8BEN" shall have the meaning specified in Section 11.2(e) of the Participation Agreement.

        "Form W-8ECI" shall have the meaning specified in Section 11.2(e) of the Participation Agreement.

        "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the accounting principles board of the American Institute of Certified Public Accountants, and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, that are applicable to the circumstances as of the date of determination.

        "GAAP Change Notice" shall have the meaning specified in Section 10.1
(d)(i) of the Participation Agreement.

        "Governmental Action" shall mean all permits, authorizations, registrations, consents, approvals, waivers, exceptions, variances, orders, judgments, written interpretations, decrees, licenses, exemptions, publications, filings, notices to and declarations of or with, or required by, any Governmental Authority, or required by any Legal Requirement, and shall include, without limitation, all environmental and operating permits and licenses that are required for the full use, occupancy, zoning and operating of the Property.

        "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

        "Guarantors" shall mean the various parties to the Participation Agreement from time to time, as guarantors of the Lessee with respect to the Operative Agreements and the Properties.

        "Hazardous Substance" shall mean any of the following: (a) any petroleum or petroleum product, explosives, radioactive materials, asbestos, formaldehyde, polychlorinated biphenyls, lead and radon gas; (b) any substance, material, product, derivative, compound or mixture, mineral, chemical, waste, gas, medical waste, or pollutant, in each case whether naturally occurring, man -made or the by-product of any process, that is toxic, harmful or hazardous to the environment or human health or safety as determined in accordance with any Environmental Law; or (c) any substance, material, product, derivative, compound or mixture, mineral, chemical, waste, gas, medical waste or pollutant that would support the assertion of any claim under any Environmental Law, whether or not defined as hazardous as such under any Environmental Law.

        "Impositions" shall mean any and all liabilities, losses, expenses, costs, charges and Liens of any kind whatsoever for fees, taxes, levies, imposts, duties, charges, assessments or withholdings ("Taxes") including but not limited to (i) real and personal property taxes, including without limitation personal property taxes on any property covered by the Lease that is classified by Governmental Authorities as personal property, and real estate or ad valorem taxes in the nature of property taxes; (ii) sales taxes, use taxes and other similar taxes (including rent taxes and intangibles taxes); (iii) excise taxes; (iv) real estate transfer taxes, conveyance taxes, stamp taxes and documentary recording taxes and fees; (v) taxes that are or are in the nature of franchise, income, value added, privilege and doing business taxes, license and registration fees; (vi) assessments on any Property, including without limitation all assessments for public Improvements or benefits, whether or not such improvements are commenced or completed within the Term; and (vii) taxes, Liens, assessments or charges asserted, imposed or assessed by the PBGC or any governmental authority succeeding to or performing functions similar to, the PBGC; and in each case all interest, additions to tax and penalties thereon, which at any time prior to, during or with respect to the Term or in respect of any period for which the Lessee shall be obligated to pay Supplemental Rent, may be levied, assessed or imposed by any Governmental Authority upon or with respect to (a) any Property or any part thereof or interest therein; (b) the leasing, financing, refinancing, substitution, subleasing, assignment, control, condition, occupancy, servicing, maintenance, repair, ownership, possession, activity conducted on, delivery, insuring, use, operation, improvement, sale, transfer of title, return or other disposition of such Property or any part thereof or interest therein; (c) the Notes, the Lessor Advance, other indebtedness with respect to any Property or any part thereof or interest therein; (d) the rentals, receipts or earnings arising from any Property or any part thereof or interest therein; (e) the Operative Agreements, the performance thereof, or any payment made or accrued pursuant thereto; (f) the income or other proceeds received with respect to any Property or any part thereof or interest therein upon the sale or disposition thereof; (g) any contract relating to the acquisition or delivery of the Improvements or any part thereof or interest therein; (h) the issuance of the Notes; (i) the Borrower or the Borrower's Interest; or (j) otherwise in connection with the transactions contemplated by the Operative Agreements.

        "Improvements" shall mean, with respect to the construction, renovations and/or Modifications on any Land, all buildings, structures, Fixtures, and other improvements of every kind existing at any time and from time to time on or under the Land refinanced or otherwise acquired using the proceeds of the Loans or the Lessor Advance together with any and all appurtenances to such buildings, structures or improvements, including without limitation sidewalks, utility pipes, conduits and lines, parking areas and roadways, and including without limitation all Modifications and other additions to or changes in the Improvements at any time, including without limitation any Improvements existing as of the Closing Date.

        "Incorporated Covenants" shall have the meaning given to such term in
Section 28.1 of the Lease.

        "Incorporated Representations and Warranties" shall have the meaning given to such term in Section 28.1 of the Lease.

        "Indebtedness" of a Person shall mean, without duplication, such
Person's:

                (a)     obligations for borrowed money;

                (b) obligations representing the deferred purchase price of Property (whether real, personal, tangible, intangible or mixed) or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade);

                (c) obligations, whether or not assumed, secured by liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person;

                (d) obligations which are evidenced by notes, acceptances or other instruments;

                (e) Capitalized Lease obligations and the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product to which such Person is a party, where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP;

                (f) net liabilities under interest rate swap, exchange or cap agreements; and

                (g)     contingent obligations.

        "Indemnified Person" shall mean the Lessor, the Agent, Wachovia Securities, Inc., the Lenders and their respective successors, assigns, directors, shareholders, partners, officers, employees, agents and Affiliates.

        "Indemnity Provider" shall mean, respecting each Property, the Lessee.

        "Instruments" shall have the meaning given to such term in Section 1 of the Security Agreement.

        "Insurance Requirements" shall mean all terms and conditions of any insurance policy either required by the Lease to be maintained by the Lessee, and all requirements of the issuer of any such policy and, regarding self insurance, any other requirements of the Lessee.

        "Intercreditor Agreement" shall mean the Amended and Restated Intercreditor and Lien Subordination Agreement, dated on or about the Closing Date, among each of the parties to the Participation Agreement.

        "Interest Period" shall mean as to any Eurodollar Loan or Eurodollar Lessor Advance (i) with respect to the initial Interest Period, the period beginning on the date of the first Eurodollar Loan and Eurodollar Lessor Advance and ending on September 1, 2003 and (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan or Eurodollar Lessor Advance and ending one (1) month thereafter; provided, however, that all of the foregoing provisions relating to Interest Periods are subject to the following: (A) if any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except that where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day), (B) no Interest Period shall extend beyond the Maturity Date or the Expiration Date, as the case may be, (C) where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last Business Day of such calendar month, and (D) there shall not be more than one (1) Interest Period outstanding at any one (1) time.

        "Investment Company Act" shall mean the Investment Company Act of 1940, as amended, together with the rules and regulations promulgated thereunder.

        "Joinder Agreement" shall mean a joinder agreement, in the form of EXHIBIT J to the Participation Agreement, executed from time to time between a Domestic Subsidiary of any Credit Party and the Agent.

        "Land" shall mean a parcel of real property described on (a) the Requisition issued by the Lessee on the Closing Date relating to such parcel and (b) the schedules to each applicable Lease Supplement executed and delivered in accordance with the requirements of Section 2.4 of the Lease.

        "Law" shall mean any statute, law, ordinance, regulation, rule, directive, order, writ, injunction or decree of any Tribunal.

        "Lease" or "Lease Agreement" shall mean the Lease Agreement dated on or about the Closing Date, between the Lessor and the Lessee, together with any Lease Supplements thereto.

        "Lease Default" shall mean any event or condition which, with the lapse of time or the giving of notice, or both, would constitute a Lease Event of Default.

        "Lease Event of Default" shall have the meaning specified in Section
17.1 of the Lease.

        "Lease Supplement" shall mean each Amended and Restated Lease Supplement substantially in the form of EXHIBIT A to the Lease, together with all attachments and schedules thereto.

        "Legal Requirements" shall mean all foreign, federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting the Lessor, any Credit Party, the Agent, any Lender or any Property, Land, Improvement, Equipment or the taxation, use of such Improvements, whether now or hereafter enacted and in force, including without limitation any that require repairs, modifications or alterations in or to any Property or in any way limit the use and enjoyment thereof (including without limitation all building, zoning and fire codes and the Americans with Disabilities Act of 1990, 42 U.S.C. 12101 et. seq., and any other similar federal, state or local laws or ordinances and the regulations promulgated thereunder) and any that may relate to environmental requirements (including without limitation all Environmental Laws), and all permits, certificates of occupancy, licenses, authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments which are either of record or known to any Credit Party affecting any Property or the Appurtenant Rights.

        "Lender Financing Statements" shall mean UCC financing statements and fixture filings appropriately completed and executed for filing in the applicable jurisdiction in order to procure a security interest in favor of the Agent in the Collateral subject to the Security Documents.

        "Lenders" shall mean the Tranche A Lenders and the Tranche B Lenders.

        "Lessee" shall have the meaning set forth in the Lease.

        "Lessee Credit Agreement" shall mean that certain Amended and Restated Loan and Security Agreement dated as of a date on or about the Closing Date by and among the Lessee, certain of its subsidiaries, Congress Financial Corporation, as Agent, the CIT Group/Business Credit, Inc. and General Electric Capital Corporation, as co-documentation agents, and the Lenders from time to time party thereto as Lenders (as defined therein), as such may hereafter be amended, modified, supplemented, restated and/or replaced from time to time.

        "Lessee Credit Agreement Event of Default" shall mean an Event of Default as defined in Section 10.1 of the Lessee Credit Agreement.

        "Lessee Security Agreement" shall mean that certain Amended and Restated Lessee Security Agreement dated as of the Closing Date among the Lessee, the Guarantors and Lessor, as assigned by Lessor as collateral to Agent, as such may hereafter be amended, modified, supplemented, restated and/ or replaced from time to time.

        "Lessor" shall mean Wachovia Development Corporation, a North Carolina corporation.

        "Lessor Advance" shall mean the advance of funds by the Lessor pursuant to the terms of the Participation Agreement.

        "Lessor Basic Rent" shall mean the scheduled Lessor Yield due on the Lessor Advance on any Scheduled Interest Payment Date.

        "Lessor Commitments" shall mean the obligation of the Lessor to make the Lessor Advance in an amount not to exceed $6,600,000.00.

        "Lessor Confirmation Letter" shall mean that certain letter dated the Closing Date to the Lessee confirming certain facts and each subsequent such letter issued pursuant to Section 8.2(c) of the Participation Agreement.

        "Lessor Financing Statements" shall mean UCC financing statements and fixture filings appropriately completed and executed for filing in the applicable jurisdictions in order to protect the Lessor's interest under the Lease to the extent the Lease is a security agreement or a mortgage.

        "Lessor Lien" shall mean any Lien, true lease or sublease or disposition of title arising as a result of (a) any claim against the Lessor not resulting from the transactions contemplated by the Operative Agreements,
(b) any act or omission of the Lessor which is not required by the Operative Agreements or is in violation of any of the terms of the Operative Agreements,
(c) any claim against the Lessor with respect to Taxes or Transaction Expenses against which the Lessee is not required to indemnify the Lessor pursuant to
Section 11 of the Participation Agreement or (d) any claim against the Lessor arising out of any transfer by the Lessor of all or any portion of the interest of the Lessor in the Properties, the Borrower's Interest or the Operative Agreements other than the transfer of title to or possession of any Properties by the Lessor pursuant to and in accordance with the Lease, the Credit Agreement, the Security Agreement or the Participation Agreement or pursuant to the exercise of the remedies set forth in Article XVII of the Lease.

"Lessor Mortgage Instrument" shall have the meaning given to such term in
Section 1.1 of the Intercreditor Agreement.

        "Lessor Overdue Rate" shall mean the lesser of (a) the ABR plus four percent (4%) and (b) the highest rate permitted by applicable law.

        "Lessor Property Cost" shall mean, with respect to each Property the amount set forth in the column labeled "Lessor Property Cost" opposite such Property's location in Exhibit M to the Participation Agreement.

        "Lessor Yield" shall mean with respect to the Lessor Advance from time to time either the Eurodollar Rate plus the Applicable Percentage or the ABR plus the Applicable Percentage as elected by the Lessee; provided, however, (a) in the event the Agent is unable to determine the Eurodollar Rate as provided in Section 5B.5(c) of the Participation Agreement, the outstanding Lessor Advance shall bear a yield at the ABR applicable from time to time from and after the dates and during the periods specified in Section 5B.5(c) of the Participation Agreement plus the Applicable Percentage, and (b) upon the delivery by Lessor of the notice described in Section 11.3(f) of the Participation Agreement, the Lessor Advance shall bear a yield at the ABR applicable from time to time after the dates and during the periods specified in Section 11.3(f) of the Participation Agreement plus the Applicable Percentage.

        "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien, option or charge of any kind.

        "Limited Recourse Amount" shall mean with respect to all the Properties on an aggregate basis, an amount equal to the sum of the Termination Values with respect to all the Properties on an aggregate basis on each Payment Date, less the Maximum Residual Guarantee Amount as of such date with respect to all the Properties on an aggregate basis.

        "Loan Basic Rent" shall mean the scheduled repayment of the Tranche B Loans on the dates and in the manner specified therefor in Schedule 1 to the Participation Agreement and the scheduled interest due on the Loans on any Scheduled Interest Payment Date pursuant to the Credit Agreement (but not including any overdue amounts under Section 2.8(b) of the Credit Agreement or otherwise).

        "Loan Property Cost" shall mean, with respect to each Property the amount set forth in the column labeled "Loan Property Cost" opposite such Property's location in Exhibit M to the Participation Agreement.

        "Loans" shall mean the loans extended pursuant to the Tranche A Credit Agreement or the Tranche B Credit Agreement and shall include both the Tranche A Loans and the Tranche B Loans.

"Majority Secured Parties" shall have the meaning given to such term in Section
1.1 of the Intercreditor Agreement.

        "Marketing Period" shall mean, if the Lessee has given a Sale Notice in accordance with Section 20.1 of the Lease, the period commencing on the date such Sale Notice is given and ending on the Expiration Date.

        "Maryland Lease Memoranda" shall have the meaning given to such term in
Section 8.14 of the Participation Agreement.

        "Material Adverse Effect" shall mean a material adverse effect on (a) the business, condition (financial or otherwise), assets, liabilities or operations of the Credit Parties (on a consolidated basis), (b) the ability of any Credit Party to perform its respective obligations under any Operative Agreement to which it is a party, (c) the validity or enforceability of any Operative Agreement or the rights and remedies of the Agent, the Lenders or the Lessor thereunder, (d) the validity, priority or enforceability of any Lien on any Property created by any of the Operative Agreements, or (e) the value, utility or useful life of any Property or the use, or ability of the Lessee to use, any Property for the purpose for which it was intended.

        "Maturity Date" shall mean the Expiration Date.

"Maximum Residual Guarantee Amount" shall mean an amount equal to seventy-nine and three fourths percent (79.75%) of the aggregate Property Cost on the Closing Date for all Properties subject to the Lease as of the date of calculation of such amount.

        "Modifications" shall have the meaning specified in Section 11.1(a) of the Lease.

        "Moody's" shall mean Moody's Investors Services, Inc.

"Mortgage Instrument" shall mean any mortgage, deed of trust or any other instrument executed by the Lessor in favor of the Agent (for the benefit of the Secured Parties) and evidencing a Lien on any Property, in form and substance reasonably acceptable to the Agent.

"Mortgage Obligations" means the collective reference to all obligations, now existing or hereafter arising, owing by the Lessee and/or any of its affiliates (including the Guarantors) to the Lessor (or the Agent, on behalf of the Lessor) under or pursuant to the Operative Agreements whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with the Participation Agreement, the Lease Agreement, or any of the other Operative Agreements, whether on account of principal, advanced amounts, interest, yield, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all reasonable fees and disbursements of counsel to the Agent or to the Lessor) that are required to be paid by the Lessee and/or of its affiliates (including the Guarantors) pursuant to the terms of the Operative Agreements.

        "Multiemployer Plan" shall mean any plan described in Section 4001(a)
(3) of ERISA to which contributions are or have been made or required by any Credit Party or any of its Subsidiaries or ERISA Affiliates.

        "Multiple Employer Plan" shall mean a plan to which any Credit Party or any ERISA Affiliate and at least one (1) other employer other than an ERISA Affiliate is making or accruing an obligation to make, or has made or accrued an obligation to make, contributions.

        "New Facility" shall have the meaning given to such term in Section
28.1 of the Lease.

        "Notes" shall mean those notes issued to the Lenders pursuant to the Credit Agreement and shall include both the Tranche A Notes and the Tranche B Notes.

        "Obligations" shall have the meaning given to such term in Section 1 of the Security Agreement.

        "Officer's Certificate" with respect to any person shall mean a certificate executed on behalf of such person by a Responsible Officer who has made or caused to be made such examination or investigation as is necessary to enable such Responsible Officer to express an informed opinion with respect to the subject matter of such Officer's Certificate.

        "Operative Agreements" shall mean the following: the Participation Agreement, the Credit Agreement, the Notes, the Lease, the Lease Supplements (and memoranda of the Lease and each Lease Supplement in a form reasonably acceptable to the Agent), the Security Agreement, the Mortgage Instruments, the Intercreditor Agreement, the other Security Documents, the Deeds, the Assignment and Recharacterization Agreement and any and all other agreements, documents and instruments executed in connection with any of the foregoing.

"Original Executed Counterpart" shall have the meaning given to such term in
Section 5 of EXHIBIT A to the Lease.

        "Overdue Interest" shall mean any interest payable pursuant to Section 2.8(b) of the Credit Agreement.

        "Overdue Rate" shall mean (a) with respect to the Loan Basic Rent, and any other amount owed under or with respect to the Credit Agreement or the Security Documents, the rate specified in Section 2.8(b) of the Credit Agreement, (b) with respect to the Lessor Basic Rent, the Lessor Yield and any other amount owed to the Lessor under the Security Documents or the other Operative Agreements, the Lessor Overdue Rate, and (c) with respect to any other amount, the amount referred to in clause (y) of Section 2.8(b) of the Credit Agreement.

        "Participant" shall have the meaning given to such term in Section 9.7 of the Credit Agreement.

        "Participation Agreement" shall mean the Participation Agreement dated on or about the Closing Date, among the Lessee, the Guarantors, the Lessor, the Lenders and the Agent.

        "Payment Date" shall mean any date on which the amounts described in
Schedule 1 to the Participation Agreement are to be paid in accordance with such Schedule 1, any Scheduled Interest Payment Date and any date on which interest or Lessor Yield in connection with a prepayment of principal on the Loans or of the Lessor Advance is due under the Credit Agreement or the Participation Agreement.

        "PBGC" shall mean the Pension Benefit Guaranty Corporation created by
Section 4002(a) of ERISA or any successor thereto.

        "Pension Plan" shall mean a "pension plan", as such term is defined in section 3(2) of ERISA, which is subject to title IV of ERISA (other than a Multiemployer Plan), and to which any Credit Party or any ERISA Affiliate may have any liability, including without limitation any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five (5) years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

        "Pep Boys California" shall mean The Pep Boys Manny Moe & Jack of California, a California corporation.

        "Pep Boys Delaware" shall mean Pep Boys - Manny, Moe & Jack of Delaware, Inc., a Delaware corporation.

        "Pep Boys Parent" shall mean The Pep Boys - Manny, Moe & Jack, a Pennsylvania corporation.

        "Permitted Facility" shall mean a retail outlet or distribution center, as applicable, of the type and size customarily used and operated by the Lessee in its ordinary course of business as of the Closing Date.

        "Permitted Liens" shall mean:

                (a) the respective rights and interests of the parties to the Operative Agreements as provided in the Operative Agreements;

                (b) the rights of any sublessee or assignee under a sublease or an assignment expressly permitted by the terms of the Lease for no longer than the duration of the Lease;

                (c) Liens for Taxes that either are not yet due or are being contested in accordance with the provisions of Section 13.1 of the Lease;

                (d) Liens arising by operation of law, materialmen's, mechanics', workmen's, repairmen's, employees', carriers', warehousemen's and other like Liens relating to the construction of the Improvements or in connection with any Modifications or arising in the ordinary course of business for amounts that either are not more than thirty (30) days past due or are being diligently contested in good faith by appropriate proceedings, so long as such proceedings satisfy the conditions for the continuation of proceedings to contest Taxes set forth in Section 13.1 of the Lease;

                (e) Liens of any of the types referred to in clause (d) above that have been bonded for not less than the full amount in dispute (or as to which other security arrangements satisfactory to the Lessor and the Agent have been made), which bonding (or arrangements) shall comply with applicable Legal Requirements, and shall have effectively stayed any execution or enforcement of such Liens;

                (f) Liens arising out of judgments or awards with respect to which appeals or other proceedings for review are being prosecuted in good faith and for the payment of which adequate reserves have been provided as required by GAAP or other appropriate provisions have been made, so long as such proceedings have the effect of staying the execution of such judgments or awards and satisfy the conditions for the continuation of proceedings to contest Taxes set forth in Section 13.1 of the Lease;

                (g) Liens in favor of municipalities to the extent agreed to by the Lessor;

                (h) to the extent agreed to by the Lessor, easements, rights of way, covenants, restrictions and similar liens and encumbrances which do not individually or in the aggregate have a material adverse effect on the value of the Property as currently used; and

                (i) any other Liens approved or otherwise permitted by the Agent.

        "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, governmental authority or any other entity.

        "Prime Lending Rate" shall have the meaning given to such term in the definition of ABR.

        "Property" shall mean the properties, including any equipment and fixtures, described on the schedules to the Lease Supplements and in the attachments to the Mortgage Instruments (including, without limitation, all Improvements and Equipment related thereto).

        "Property Cost" shall mean, with respect to each Property the amount set forth in the column labeled "Property Cost" opposite such Property's street address in Exhibit M to the Participation Agreement.

        "Purchase Option" shall have the meaning given to such term in Section
20.1 of the Lease.

        "Purchasing Lender" shall have the meaning given to such term in
Section 9.8(a) of the Credit Agreement.

        "Rating Agencies" shall mean Moody's, S&P and Fitch Investors Service, L.P. or, in each case, any successor nationally recognized statistical rating organization.

        "Reference Bank" shall mean Wachovia Bank, National Association or such other bank as the Agent may from time to time designate.

        "Register" shall have the meaning given to such term in Section 9.9(a) of the Credit Agreement.

        "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

        "Regulation T" shall mean Regulation T of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

        "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

        "Regulation X" shall mean Regulation X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

        "Release" shall mean any release, pumping, pouring, emptying, injecting, escaping, leaching, dumping, seepage, spill, leak, flow, discharge, disposal or emission of a Hazardous Substance.

        "Rent" shall mean, collectively, the Basic Rent and the Supplemental Rent, in each case payable under the Lease.

        "Reportable Event" shall have the meaning specified in ERISA.

        "Requested Funds" shall mean any funds requested by the Lessee, as applicable, in accordance with Section 5 of the Participation Agreement.

        "Requisition" shall have the meaning specified in Section 4 of the Participation Agreement.

        "Responsible Officer" shall mean the Chairman or Vice Chairman of the Board of Directors, the Chairman or Vice Chairman of the Executive Committee of the Board of Directors, the President, any Senior Vice President or Executive Vice President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, or any Assistant Treasurer.

        "Restoration" shall have the meaning given to such term in Section 15.1
(e) of the Lease.

        "Revolving Loan Agreements" shall have the meaning given to such term in Section 1.1 of the Intercreditor Agreement.

        "Revolving Loan Lender" shall have the meaning given to such term in
Section 1.1 of the Intercreditor Agreement.

        "Revolving Loan Obligations" shall have the meaning given to such term in Section 1.1 of the Intercreditor Agreement.

        "S&P" shall mean Standard & Poor's Rating Group, a division of The McGraw-Hill Companies, Inc.

        "Sale Date" shall have the meaning given to such term in Section 20.3
(a) of the Lease.

        "Sale Notice" shall mean a notice given to the Lessor in connection with the election by the Lessee of its Sale Option.

        "Sale Option" shall have the meaning given to such term in Section 20.1 of the Lease.

        "Sale Proceeds Shortfall" shall mean the amount by which the proceeds of a sale described in Section 22.1 of the Lease are less than the Limited Recourse Amount with respect to the Properties if it has been determined that the Fair Market Sales Value of the Properties at the expiration of the term of the Lease has been impaired by greater than ordinary wear and tear during the Term of the Lease.

        "Scheduled Interest Payment Date" shall mean (a) as to any Eurodollar Loan or Eurodollar Lessor Advance, the first day of each calendar month, unless such day is not a Business Day and in such case on the immediately preceding Business Day, (b) as to any ABR Loan or any ABR Lessor Advance, the first day of each calendar month, unless such day is not a Business Day and in such case on the immediately preceding Business Day and (c) as to all Loans and Lessor Advance, the date of any voluntary or involuntary payment, prepayment, return or redemption, and the Maturity Date or the Expiration Date, as the case may be.

        "Second Priority Real Estate Liens" shall have the meaning given to such term in Section 1.1 of the Intercreditor Agreement.

        "Secured Parties" shall have the meaning given to such term in the Security Agreement.

        "Securities Act" shall mean the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

        "Security Agreement" shall mean the Amended and Restated Security Agreement dated on or about the Closing Date between the Lessor and the Agent, for the benefit of the Secured Parties, and accepted and agreed to by the Lessee.

        "Security Documents" shall mean the collective reference to the Security Agreement, the Lessee Security Agreement, the Mortgage Instruments, (to the extent the Lease is construed as a security instrument) the Lease, the UCC Financing Statements and all other security documents hereafter delivered to the Agent granting a lien on any asset or assets of any Person to secure the obligations and liabilities of the Lessor under the Credit Agreement and/or under any of the other Credit Documents or to secure any guarantee of any such obligations and liabilities.

        "Soft Costs" shall mean all costs which are ordinarily and reasonably incurred in relation to the acquisition of the Property other than hard costs, including without limitation structuring fees, administrative fees, legal fees, upfront fees, fees and expenses related to appraisals, title examinations, title insurance, document recordation, surveys, environmental site assessments, geotechnical soil investigations and similar costs and professional fees customarily associated with a real estate closing, fees and expenses of the Lessor payable or reimbursable under the Operative Agreements and costs and expenses incurred pursuant to Sections 7.3 of the Participation Agreement.

        "Subsidiary" shall mean, as to any Person, any corporation of which at least a majority of the outstanding stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person, or by one
(1) or more Subsidiaries, or by such Person and one (1) or more Subsidiaries.

        "Supplemental Amounts" shall have the meaning given to such term in
Section 9.18 of the Credit Agreement.

        "Supplemental Rent" shall mean all amounts, liabilities and obligations (other than Basic Rent) which the Lessee assumes or agrees to pay to the Lessor, the Agent, the Lenders or any other Person under the Lease or under any of the other Operative Agreements including without limitation payments of the Termination Value and the Maximum Residual Guarantee Amount and all indemnification amounts, liabilities and obligations.

        "Taxes" shall have the meaning specified in the definition of "Impositions".

        "Term" shall have the meaning specified in Section 2.2 of the Lease.

        "Termination Date" shall have the meaning specified in Section 16.2(a) of the Lease.

        "Termination Event" shall mean (a) with respect to any Pension Plan, the occurrence of a Reportable Event or an event described in Section 4062(e) of ERISA, (b) the withdrawal of any Credit Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan, (c) the distribution of a notice of intent to terminate a Plan or Multiemployer Plan pursuant to Section 4041(a)(2) or 4041A of ERISA, (d) the institution of proceedings to terminate a Plan or Multiemployer Plan by the PBGC under Section 4042 of ERISA, (e) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan, or (f) the complete or partial withdrawal of any Credit Party or any ERISA Affiliate from a Multiemployer Plan.

        "Termination Notice" shall have the meaning specified in Section 16.1 of the Lease.

        "Termination Value" shall mean the sum of (a) either (i) with respect to all Properties, an amount equal to the aggregate outstanding Property Cost for all the Properties, in each case as of the last occurring Payment Date, or
(ii) with respect to a particular Property, an amount equal to the Property Cost allocable to such Property, plus (b) respecting the amounts described in each of the foregoing subclause (i) or (ii), as applicable, any and all accrued but unpaid interest on the Loans and any and all Lessor Yield on the Lessor Advance related to the applicable Property Cost, plus (c) to the extent the same is not duplicative of the amounts payable under clause (b) above, all other Rent and other amounts then due and payable or accrued under the Lease and/or under any other Operative Agreement (including without limitation amounts under Sections 11.1 and 11.2 of the Participation Agreement and all costs and expenses referred to in clause FIRST of Section 22.2 of the Lease).

        "Third Priority Real Estate Liens" shall have the meaning given to such term in Section 1.1 of the Intercreditor Agreement.

        "Tranche A Commitments" shall mean the obligation of the Tranche A Lenders to make the Tranche A Loans to the Lessor in an aggregate principal amount at any one (1) time outstanding not to exceed the aggregate of the amounts set forth opposite each Tranche A Lender's name on Schedule 2.1 to the Credit Agreement, provided, no Tranche A Lender shall be obligated to make Tranche A Loans in excess of such Tranche A Lender's share of the Tranche A Commitments as set forth adjacent to such Tranche A Lender's name on Schedule
2.1 to Credit Agreement.

        "Tranche A Credit Agreement" shall mean the Amended and Restated Credit Agreement, dated on or about the Closing Date, among the Lessor, the Agent and the Tranche A Lenders, as specified therein.

        "Tranche A Indebtedness" shall have the meaning given to such term in
Section 1.1 of the Intercreditor Agreement.

        "Tranche A Lenders" shall mean Wachovia Capital Investments, Inc. and shall include the several banks and other financial institutions from time to time party to the Credit Agreement that commit to make the Tranche A Loans.

        "Tranche A Loans" shall mean the Loans made pursuant to the Tranche A Commitments.

        "Tranche A Mortgage Instrument" shall have the meaning given to such term in Section 1.1 of the Intercreditor Agreement.

        "Tranche A Note" shall have the meaning given to it in Section 2.2 of the Credit Agreement.

        "Tranche A Priority Collateral" shall have the meaning given to such term in Section 1.1 of the Intercreditor Agreement.

        "Tranche B Commitments" shall mean the obligation of the Tranche B Lenders to make the Tranche B Loans to the Lessor in an aggregate principal amount at any one (1) time outstanding not to exceed the aggregate of the amounts set forth opposite each Tranche B Lender's name on Schedule 2.1 to the Credit Agreement, provided, no Tranche B Lender shall be obligated to make Tranche B Loans in excess of such Tranche B Lender's share of the Tranche B Commitments as set forth adjacent to such Tranche B Lender's name on Schedule
2.1 to Credit Agreement.

        "Tranche B Credit Agreement" shall mean the Amended and Restated Credit Agreement, dated on or about the Closing Date, among the Lessor, the Agent and the Tranche B Lenders, as specified therein.

        "Tranche B Credit Agreement Event of Default" shall have the meaning given to such term in Section 1.1 of the Intercreditor Agreement.

        "Tranche B Indebtedness" shall have the meaning given to such term in
Section 1.1 of the Intercreditor Agreement.

        "Tranche B Lenders" shall mean Wachovia Bank, National Association and shall include the several banks and other financial institutions from time to time party to the Credit Agreement that commit to make the Tranche B Loans.

        "Tranche B Loans" shall mean the Loans made pursuant to the Tranche B Commitments.

        "Tranche B Mortgage Instrument" shall have the meaning given to such term in Section 1.1 of the Intercreditor Agreement.

        "Tranche B Note" shall have the meaning given to it in Section 2.2 of the Credit Agreement.

        "Tranche B Priority Collateral" shall have the meaning given to such term in Section 1.1 of the Intercreditor Agreement.

        "Transaction Expenses" shall mean all Soft Costs and all other costs and expenses incurred in connection with the preparation, execution and delivery of the Operative Agreements and the transactions contemplated by the Operative Agreements including without limitation all costs and expenses described in Section 7.1 of the Participation Agreement and the following:

                (a) the reasonable fees, out-of-pocket expenses and disbursements of counsel in negotiating the terms of the Operative Agreements and the other transaction documents, preparing for the closings under, and rendering opinions in connection with, such transactions and in rendering other services customary for counsel representing parties to transactions of the types involved in the transactions contemplated by the Operative Agreements;

                (b) the reasonable fees, out-of-pocket expenses and disbursements of accountants for any Credit Party in connection with the transaction contemplated by the Operative Agreements;

                (c) any and all other reasonable fees, charges or other amounts payable to the Lenders, the Agent, the Lessor or any broker which arises under any of the Operative Agreements;

                (d) any other reasonable fee, out-of-pocket expenses, disbursement or cost of any party to the Operative Agreements or any of the other transaction documents; and

                (e) any and all Taxes and fees incurred in recording or filing any Operative Agreement or any other transaction document, any deed, declaration, mortgage, security agreement, notice or financing statement with any public office, registry or governmental agency in connection with the transactions contemplated by the Operative Agreements.

        "Tribunal" shall mean any state, commonwealth, federal, foreign, territorial, or other court or government body, subdivision agency, department, commission, board, bureau or instrumentality of a governmental body.

        "Trust" shall mean the 1995 Pep Boys Leased Property Trust and the 1997 Pep Boys II Leased Property Trust (as applicable).

        "Trust Agreement" shall mean, collectively or individually as the context requires, the Trust Agreement (1995) and the Trust Agreement (1997).

        "Trust Agreement (1995)" shall mean the Amended and Restated Trust Agreement dated on or about the September 22, 2000 between the Lessor, as a holder, and the Trust Company, as the owner trustee, under the 1995 Pep Boys Leased Property Trust.

        "Trust Agreement (1997)" shall mean the Amended and Restated Trust Agreement dated on or about September 22, 2000 between the Lessor, as a holder, and the Trust Company, as the owner trustee under, the 1997 Pep Boys II Leased Property Trust.

        "Trust Company" shall mean State Street Bank and Trust Company of Connecticut, National Association, in its individual capacity, and any successor owner trustee under the Trust Agreement in its individual capacity.

        "Type" shall mean, as to any Loan, whether it is an ABR Loan or a Eurodollar Loan.

        "UCC Financing Statements" shall mean collectively the Lender Financing Statements and the Lessor Financing Statements.

        "Unanimous Vote Matters" shall have the meaning given it in Section
12.4 of the Participation Agreement.

        "Unfunded Liability" shall mean, with respect to any Plan, at any time, the amount (if any) by which (a) the present value of all benefits under such Plan exceeds (b) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of the Company or any member of the Controlled Group to the PBGC or such Plan under Title IV of ERISA.

        "Uniform Commercial Code" and "UCC" shall mean the Uniform Commercial Code as in effect in any applicable jurisdiction.

        "United States Bankruptcy Code" shall mean Title 11 of the United States Code.

        "U.S. Person" shall have the meaning specified in Section 11.2(e) of the Participation Agreement.

        "U.S. Taxes" shall have the meaning specified in Section 11.2(e) of the Participation Agreement.

        "Voting Stock" shall mean respect to any Person, (a) one (1) or more classes of Capital Stock of such Person having general voting powers to elect at least a majority of the board of directors, managers or trustees of such Person, irrespective of whether at the time Capital Stock of any other class or classes have or might have voting power by reason of the happening of any contingency, and (b) any Capital Stock of such Person convertible or exchangeable without restriction at the option of the holder thereof into Capital Stock of such Person described in clause (a) of this definition.

        "Wachovia Wholly-Owned Entity" shall mean a Person, all of the shares of capital stock or other ownership interest of which are owned by Wachovia Bank, National Association and/or one or more of its wholly-owned Subsidiaries or other wholly-owned entities.

        "Withholdings" shall have the meaning specified in Section 11.2(e) of the Participation Agreement.

        "Wholly-Owned Entity" shall mean a Person all of the shares of capital stock or other ownership interest of which are owned by Pep Boys Parent and/or one of its wholly-owned Subsidiaries or other wholly-owned entities.